Exhibit 99.3

FINAL VERSION

AMENDMENT NO. 4 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 4 TO CREDIT AGREEMENT (this “Amendment”), dated as of December 30, 2021, is made by and among FREIGHTCAR NORTH AMERICA, LLC, a Delaware limited liability company (the “Borrower”), FREIGHTCAR AMERICA, INC., a Delaware corporation (“Holdings”), the other Loan Parties party hereto, the Lenders and LC Provider party hereto and U.S. BANK NATIONAL ASSOCIATION, as disbursing agent for the Lenders (together with its permitted successors and assigns in such capacity, the “Disbursing Agent”) and as collateral agent for the Secured Parties (together with its successors and permitted assigns in such capacity, the “Collateral Agent”).

R E C I T A L S:

WHEREAS, the Borrower, Holdings, the Lenders, the LC Provider, the Disbursing Agent and the Collateral Agent are parties to that certain Credit Agreement, dated as of October 13, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders (i) advance additional term loans in the aggregate principal amount of $15,000,000 (the “Fourth Amendment Loans”) and (ii) agree to amend the Credit Agreement as set forth herein;

WHEREAS, subject to the terms and conditions set forth herein, the Lenders parties hereto have agreed to (i) provide the Fourth Amendment Loans and (ii) amend the Credit Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Capitalized Terms. All capitalized undefined terms used in this Amendment (including without limitation, in the Recitals hereto) shall have the meanings assigned thereto in the Credit Agreement, as hereby amended.

SECTION 2. Amendment to Credit Agreement.

2.1 In reliance upon the representations and warranties set forth in Section 6 below, and subject to the satisfaction of the conditions to effectiveness set forth in Section 3 below, as of the Fourth Amendment Effective Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: double underlined text) as set forth in the pages of the amended Credit Agreement attached as Annex A hereto; and

2.2 Exhibit C to the Credit Agreement (Form of Assignment and Assumption) is hereby amended and restated in the form of Annex B hereto.

SECTION 3. Effectiveness. This Amendment shall become effective on the date upon which each of the following conditions is satisfied (such date, the “Fourth Amendment Effective Date”):

3.1 This Amendment. The Disbursing Agent and the Lenders shall have received this Amendment, executed and delivered by a duly authorized officer of Holdings, the Borrower, the other Loan Parties, each Agent and each Lender, in form and content acceptable to the Agents and the Lenders.

3.2 Bank Regulatory Information. The Agents and the Lenders shall have received all documentation and other information (including, without limitation, an updated Beneficial Ownership Certification if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and there have been any changes in the prior Beneficial Ownership Certification since the Closing Date) required by bank regulatory authorities or reasonably requested by any Agent or any Lender under or in respect of applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

3.3 Schedules. The Disbursing Agent and the Lenders shall have received updated versions of: (a) Schedules 3.06, 3.07, 3.16 and 3.17 to the Credit Agreement and (b) Schedules 2 and 5 to the Guarantee and Collateral Agreement, which shall be satisfactory to the Lenders.

3.4 Third Amendment to Intercreditor Agreement. The Collateral Agent and the Lenders shall have received a duly executed and delivered Amendment No. 3 to Intercreditor Agreement, in form and content acceptable to the Collateral Agent and the Lenders.

3.5 Amended and Restated Reimbursement Agreement. The Disbursing Agent and the LC Provider shall have received a duly executed and delivered Amended and Restated Reimbursement Agreement, in form and content acceptable to the Disbursing Agent and the LC Provider.

3.6 Fees and Expenses. The Lenders and the Agents shall have received all fees and other amounts due and payable on or prior to the Fourth Amendment Effective Date, including, to the extent invoiced at least one Business Day prior to the Fourth Amendment Effective Date, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, disbursements and other charges of counsel) required to be reimbursed or paid under this Amendment or any Loan Document.

3.7 Solvency Certificate. The Lenders shall have received a solvency certificate, dated as of the Fourth Amendment Effective Date and signed by the chief financial officer, chief accounting officer or other officer with equivalent duties of Holdings acceptable to the Lenders.

3.8 Searches. The Lenders shall have received the results of a recent lien, tax lien, judgment and litigation search in each of the jurisdictions or offices in which UCC financing statement or other filings or recordations should be made to evidence or perfect security interests in all assets of the Loan Parties (or would have been made at any time during the five years immediately preceding the Fourth Amendment Effective Date to evidence or perfect Liens on any assets of the Loan Parties), and such search shall reveal no Liens or judgments on any of the assets of the Loan Parties, except for Permitted Liens.

3.9 Closing Certificate. The Lenders and the Disbursing Agent shall have received a certificate of Holdings, dated as of the Fourth Amendment Effective Date, confirming satisfaction of the conditions set forth in Section 3.13 and Section 3.14.

3.10 Secretary’s Certificates. The Disbursing Agent and the Lenders shall have received with respect to the Borrower and each other Loan Party:

(a) copies of the Organizational Documents of such Loan Party (including each amendment thereto) certified as of a date reasonably near the Fourth Amendment Effective Date as being a true and complete copy thereof by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized; provided, that if there have been no changes in the Organizational Documents of such Loan Party since the Third Amendment Effective Date, no such copies shall be required;

(b) a certificate of the secretary or assistant secretary of each Loan Party dated as of the Fourth Amendment Effective Date and certifying (A) (i) that attached thereto is a true and complete copy of the Organizational Documents of such Loan Party as in effect on the Fourth Amendment Effective Date or (ii) that there have been no changes in the Organizational Documents of such Loan Party since the Third Amendment Effective Date to the extent such statement is true, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or similar governing body of such Loan Party (and, if applicable, any parent company of such Loan Party) approving and authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party and the consummation of the transactions contemplated to be entered into in connection with this Amendment, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (C) as to the incumbency and specimen signature of each Person authorized to execute any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party;

(c) a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate pursuant to clause (b) above; and

(d) a copy of the long-form (if available) certificate of good standing of such Loan Party from the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized (dated as of a date reasonably near the Fourth Amendment Effective Date); provided, that, the requirements of this Section 3.10(d) shall not apply to the Mexican Subsidiaries.

3.11 Legal Opinions. The Agents and the Lenders shall have received the following executed legal opinions:

(a) the legal opinion of Winston & Strawn LLP, special counsel to the Loan Parties; and

(b) the legal opinion of local counsel in each jurisdiction in which a Loan Party is organized, to the extent such Loan Party is not covered by the opinion referenced in clause (a) above, as may be required by the Required Lenders.

Each such legal opinion shall (a) be dated as of the Fourth Amendment Effective Date, (b) be addressed to the Agents and the Lenders and (c) cover such matters relating to this Amendment, the Loan Documents and the transactions contemplated to be entered into as of the Fourth Amendment Effective Date as the Required Lenders may reasonably require. Each Loan Party hereby instructs such counsel to deliver such opinions to the Agents and the Lenders.

3.12 Reserved.

3.13 Representations and Warranties. After giving effect to this Amendment, each of the representations and warranties contained in Section 6 shall be true and correct in all material respects on and as of the Fourth Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that any representation and warranty qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects.

3.14 No Default. After giving effect to this Amendment, no Default and/or Event of Default shall exist under the Credit Agreement and the other Loan Documents.

3.15 No Litigation. There shall not exist any action, suit, investigation, litigation, proceeding, injunction, hearing or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that individually or in the aggregate materially impairs the Amendment or any of the other transactions contemplated by this Amendment and the Loan Documents.

3.16 Permits and Consents. Each Loan Party shall have obtained all Permits and all consents of other Persons, in each case that are necessary in connection with the financing contemplated by this Amendment and the Loan Documents, and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Required Lenders.

3.17 Warrants. The Lenders holding Fourth Amendment Commitments and/or their Affiliates shall have received warrants issued by Holdings in form and substance satisfactory to the Lenders to purchase 5.0% of the Common Stock Deemed Outstanding on the date of any partial or full exercise of the warrants at the same purchase price as included in the Warrants issued to the Lenders and/or their Affiliates on the Closing Date.

3.18 Other Documents. The Agents and the Lenders shall have received any other documents or instruments reasonably requested by the Lenders in connection with the execution of this Amendment.

Each Lender party hereto, by delivering its signature page to this Amendment, shall be deemed to have consented to, approved or accepted or to be satisfied with, each Loan Document and each other document required thereunder to be consented to, approved by or acceptable or satisfactory to a Lender.

SECTION 4. Waiver. Effective as of November 15, 2021, each of the Borrower, Holdings, the Lenders, the LC Provider and the Disbursing Agent waives the requirements of Section 9.06(b)(vii) of the Credit Agreement with respect to the assignment of the Second Amendment Loans by CO Finance LVS VI LLC to OC III LVS XXVIII LP pursuant to that certain Assignment and Assumption Agreement dated as of November 15, 2021, and hereby ratifies such assignment and confirms that OC III LVS XXVIII LP is a Lender.

SECTION 5. Limited Effect. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document or a waiver of any other Default or Event of Default (except as expressly provided herein), (b) to prejudice any right or rights the Agents or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or modified from time to time, or (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of any of the Agents or any Lender, under or with respect to any such documents.

SECTION 6. Representations and Warranties. Each of the Borrower, Holdings and the other Loan Parties represents and warrants that (a) it has the organizational power and authority to make, deliver and perform this Amendment, (b) it has taken all necessary organizational or other action to authorize the execution, delivery and performance of this Amendment, (c) this Amendment has been duly executed and delivered on behalf of the Borrower, Holdings and each other Loan Party, (d) this Amendment constitutes a legal, valid and binding obligation of the Borrower, Holdings and each other Loan Party, enforceable against the Borrower, Holdings and each other Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, regardless of whether considered in a proceeding in equity or at law, (e) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct in all material respects as of such earlier date); provided that any representation and warranty qualified by “materiality”, “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects, (f) as of the date hereof, it has no defenses, setoffs, rights of recoupment, counterclaims or claims of any nature whatsoever with respect to the Loan Documents or the Obligations due thereunder, and to the extent any such defenses, setoffs, rights of recoupment, counterclaims or claims may exist on or prior to the date hereof, the same are hereby expressly waived, released and discharged, and (g) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect hereto.

SECTION 7. Post-Closing Obligations. Promptly, and in any event no later than forty-five (45) days after the Fourth Amendment Effective Date (or such later date to which the Required Lenders consent), the Borrower shall (a) deliver or cause to be delivered to HSBC México, S.A. notices regarding the creation of the non-possessory pledge evidenced by the Non-Possessory Pledge Agreement (Contrato de Prenda sin Transmisión de Posesión) granted by FCA-Fasemex, S. de R.L. de C.V. (the “Non-Possessory Pledge”) and (b) make reasonable efforts to obtain and deliver to the Collateral Agent and the Lenders acknowledgments from HSBC México, S.A. as to the notices provided with respect to the creation of the non-possessory pledge evidenced by the Non-Possessory Pledge.

SECTION 8. Acknowledgment and Reaffirmation.

8.1 By its execution hereof, each of the Borrower, Holdings and the other Loan Parties hereby expressly (a) acknowledges and agrees to the terms and conditions of this Amendment, (b) reaffirms all of its respective covenants, representations, warranties and other obligations set forth in the Credit Agreement and the other Loan Documents to which it is a party, (c) acknowledges that the Fourth Amendment Loans shall constitute Obligations under the Credit Agreement and Secured Obligations (as defined in the Guarantee and Collateral Agreement), and (d) acknowledges that its respective covenants, representations, warranties and other obligations set forth in the Credit Agreement and the other Loan Documents to which it is a party remain in full force and effect.

8.2 Each of the Loan Parties hereby confirms its respective guarantees and other obligations, as applicable, under the Credit Agreement and each of the Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Amendment and the consummation of the transactions contemplated thereby, such guarantees and other obligations shall continue to be in full force and effect and shall accrue to the benefit of the Lenders.

8.3 Each Loan Party hereby (x) confirms its grant of a security interest under the Guarantee and Collateral Agreement and each of the other Security Documents in favor of any Agent, for the benefit itself and the other Secured Parties and, (y) to the extent that the original grant of such security interest in the Collateral in which a security interest was to be granted pursuant to the Security Documents for any reason did not effect the grant of a security interest in favor of such Agent, for the benefit itself and the other Secured Parties, securing the Obligations, grants on the date hereof a security interest in all such Collateral to secure the Obligations. Each Loan Party hereby agrees, acknowledges and confirms that its grant of a security interest under the Security Documents secures all of the Obligations, direct or indirect, contingent or absolute, matured or unmatured, now or at any time and from time to time hereafter due or owing to any Agent, for the benefit itself and the other Secured Parties, arising under or in connection with the Credit Agreement and the Loan Documents.

8.4 On and after the effectiveness of this Amendment:

(a) each reference in each Loan Document (to the extent such Loan Document is not otherwise amended and restated on the date hereof) to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement as such agreement is amended and may be amended further, restated, modified or supplemented and in effect from time to time;

(b) the definition of any term defined in any Loan Document by reference to the terms defined in the Credit Agreement shall be amended to be defined by reference to the defined term in the Credit Agreement, as amended hereby and as may be further amended, restated, modified or supplemented and in effect from time to time; and

(c) each reference to the “Closing Date” appearing in Section 4 of the Guarantee and Collateral Agreement shall mean and be a reference to the date hereof.

SECTION 9. Costs and Expenses. The Borrower agrees to pay in accordance with Section 9.05 of the Credit Agreement all reasonable out-of-pocket costs and expenses incurred by the Disbursing Agent, the Collateral Agent, the Lenders and their respective Affiliates in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable and documented fees, charges and disbursements of counsel for the Agents and the Lenders with respect thereto and with respect to advising the Disbursing Agent, the Collateral Agent and the Lenders, respectively, as to their rights and responsibilities hereunder and thereunder.

SECTION 10. Execution in Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. In proving this Amendment or any Loan Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party hereto by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

SECTION 11. Governing Law. THIS AMENDMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AMENDMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW.

SECTION 12. Entire Agreement; Section Heading; Severability. This Amendment is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter. The Section headings used in this Amendment are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 13. Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties and their respective heirs, beneficiaries, successors and permitted assigns.

SECTION 14. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

SECTION 15. Loan Document. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 16. General Release; Covenant Not to Sue.

16.1 In consideration of, among other things, the Agents’ and the Lenders’ execution and delivery of this Amendment, each Loan Party, on behalf of itself and its respective officers, directors, subsidiaries, successors and assigns (collectively, “Releasors”), hereby forever waives, releases and discharges, to the fullest extent not prohibited by law, each Releasee (as hereinafter defined) from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever (collectively, the “Claims”), that such Releasor now has, of whatsoever nature and kind, whether known or unknown, now existing, whether arising at law or in equity, against any or all of any Agent or any or all of the Lenders in any capacity and their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, partners, members, agents, attorneys advisors and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the date hereof, that relate to, arise out of or otherwise are in connection with: (i) the Credit Agreement and any or all other Loan Documents or transactions contemplated thereby or any actions or omissions in connection therewith, (ii) any aspect of the dealings or relationships between or among any or all of the Borrower and the other Loan Parties, on the one hand, and any or all of the Releasees, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof, or (iii) any aspect of the dealings or relationships between or among any or all of Releasors, on the one hand, and the Releasees, on the other hand, but only to the extent such dealings or relationships relate to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof. In entering into this Amendment, each Loan Party consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. The provisions of this Section shall survive the termination of this Amendment, the Credit Agreement, the other Loan Documents and payment in full of the Obligations.

16.2 Each Loan Party, on behalf of itself and its successors and assigns, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by the Borrower or any other Loan Party pursuant to Section 16 hereof. If any Loan Party or any of their respective successors or assigns violates the foregoing covenant, each Loan Party, each for itself and its successors and assigns, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all reasonable and documented attorneys’ fees and costs incurred by any Releasee as a result of such violation.

16.3 The foregoing release shall apply to all unknown or unanticipated results of any events occurring prior to the time this Amendment is signed, as well as those known or anticipated. Each Loan Party understands that the facts in respect of which the foregoing release is given may hereafter turn out to be different from the facts now known or believed to be true. Each Loan Party hereby accepts and assumes the risk that those facts may ultimately be found to be different, and agrees that the foregoing Release shall be in all respects effective, and not subject to termination or rescission by virtue of any such factual differences.

SECTION 17. Lender Direction. By its execution and delivery of its signature page hereto, each of the undersigned Lenders, together constituting Lenders having Loans and unused Fourth Amendment Commitments representing 100% of the sum of all Loans outstanding and unused Fourth Amendment Commitments, and the LC Provider is authorizing and directing (i) the Disbursing Agent and the Collateral Agent to execute this Amendment, (ii) the Collateral Agent to execute that certain Amendment No. 3 to Intercreditor Agreement dated as of the Fourth Amendment Effective Date, among the Collateral Agent and the Revolving Loan Lender, in the form attached hereto as Annex C and (iii) the Disbursing Agent and Alter Domus (US) LLC, as Calculation Agent, to execute that certain Amended and Restated Reimbursement Agreement dated as of the Fourth Amendment Effective Date, among Holdings, LC Provider, the Disbursing Agent and the Collateral Agent, in the form attached hereto as Annex D.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first written above.

BORROWER:

FREIGHTCAR NORTH AMERICA, LLC

By:	/s/ Terence R. Rogers
Name:	Terence R. Rogers
Title:	Vice President, Finance, Chief Financial Officer, Treasurer and Corporate Secretary

HOLDINGS:

FREIGHTCAR AMERICA, INC.

By:	/s/ Terence R. Rogers
Name:	Terence R. Rogers
Title:	Vice President, Finance, Chief Financial Officer, Treasurer and Corporate Secretary

OTHER LOAN PARTIES:

JAC OPERATIONS, INC.

By:	/s/ Terence R. Rogers
Name:	Terence R. Rogers
Title:	Vice President, Finance, Chief Financial Officer, Treasurer and Corporate Secretary

FREIGHT CAR SERVICES, INC.

By:	/s/ Terence R. Rogers
Name:	Terence R. Rogers
Title:	Vice President, Finance, Chief Financial Officer, Treasurer and Corporate Secretary

JAIX LEASING COMPANY

By:	/s/ Terence R. Rogers
Name:	Terence R. Rogers
Title:	Vice President, Finance, Chief Financial Officer, Treasurer and Corporate Secretary

[Signature Page to Amendment No. 4 to Credit Agreement]

FREIGHTCAR SHORT LINE, INC.

By:	/s/ Terence R. Rogers
Name:	Terence R. Rogers
Title:	Vice President, Finance, Chief Financial Officer, Treasurer and Corporate Secretary

JOHNSTOWN AMERICA, LLC

By:	/s/ Terence R. Rogers
Name:	Terence R. Rogers
Title:	Vice President, Finance, Chief Financial Officer, Treasurer and Corporate Secretary

FREIGHTCAR ALABAMA, LLC

By:	/s/ Terence R. Rogers
Name:	Terence R. Rogers
Title:	Vice President, Finance, Chief Financial Officer, Treasurer and Corporate Secretary

FREIGHTCAR RAIL SERVICES, LLC

By:	/s/ Terence R. Rogers
Name:	Terence R. Rogers
Title:	Vice President, Finance, Chief Financial Officer, Treasurer and Corporate Secretary

FREIGHTCAR RAIL MANAGEMENT SERVICES, LLC

By:	/s/ Terence R. Rogers
Name:	Terence R. Rogers
Title:	Vice President, Finance, Chief Financial Officer, Treasurer and Corporate Secretary

FCA-FASEMEX, LLC

By:	/s/ Terence R. Rogers
Name:	Terence R. Rogers
Title:	Chief Financial Officer, Controller and Secretary

[Signature Page to Amendment No. 4 to Credit Agreement]

FCA-FASEMEX, S. DE R.L., DE C.V.

By:	/s/ James R. Meyer
Name:	James R. Meyer
Title:	President

FCA-FASEMEX ENTERPRISE, S. DE R.L., DE C.V.

By:	/s/ James R. Meyer
Name:	James R. Meyer
Title:	President

U.S. BANK NATIONAL ASSOCIATION, solely in its capacities as Disbursing Agent and Collateral Agent and not in its individual capacity

By:	/s/ Crystal Crudup-Burt
Name:	Crystal Crudup-Burt
Title:	Vice President

[Signature Page to Amendment No. 4 to Credit Agreement]

LENDER:

CO FINANCE LVS VI LLC, as a Lender and LC Provider

By:	/s/ Christopher Neumeyer
Name:	Christopher Neumeyer
Title:	Authorized Person

OC III LVS XII LP, as a Lender By: OC III GP LLC, its general partner

By:	/s/ Adam L. Gubner
Name:	Adam L. Gubner
Title:	Authorized Person

OC III LVS XXVIII LP, as a Lender By: OC III GP LLC, its general partner

By:	/s/ Adam L. Gubner
Name:	Adam L. Gubner
Title:	Authorized Person

[Signature Page to Amendment No. 4 to Credit Agreement]

Annex A

Credit Agreement Amendments

FINAL VERSION

Annex A – Conformed Credit Agreement

U.S. $~~56,000,000~~71,000,000

CREDIT AGREEMENT,

dated as of October 13, 2020,

as amended by Amendment No. 1 dated as of January 30, 2021,

as amended by Amendment No. 2 dated as of May 14, 2021 ~~and~~,

as ~~further~~ amended by Amendment No. 3 dated as of July 30, 2021 and as further amended by Amendment No. 4 dated as of December 30, 2021 among

FREIGHTCAR AMERICA, INC.,

as Holdings,

FREIGHTCAR NORTH AMERICA, LLC,

as Borrower,

THE LENDERS AND LC ~~PROVIDERS~~PROVIDER PARTY HERETO FROM TIME TO TIME

and

U.S. BANK NATIONAL ASSOCIATION,

as Disbursing Agent and Collateral Agent

TABLE OF CONTENTS

Page
ARTICLE I DEFINITIONS		~~1~~2

Section 1.01	Defined Terms	~~1~~2
Section 1.02	Other Interpretive Provisions	~~42~~44
Section 1.03	Accounting Terms	~~42~~44
Section 1.04	Rounding	~~43~~45
Section 1.05	Times of Day	~~43~~45
Section 1.06	Currency Equivalents Generally	~~43~~45
Section 1.07	Rates	~~44~~46
Section 1.08	Cashless Rolls	~~44~~46
Section 1.09	Divisions	~~44~~46

ARTICLE II LOANS		~~44~~46

Section 2.01	Commitments	~~44~~46
Section 2.02	Procedure for Borrowing	~~45~~48
Section 2.03	Repayment of Loans	~~46~~48
Section 2.04	Lenders’ Evidence of Debt; Register; Notes	~~46~~49
Section 2.05	Fees	~~46~~49
Section 2.06	Voluntary Prepayments; Call Protection	~~47~~50
Section 2.07	Mandatory Prepayments	~~48~~52
Section 2.08	Application of Prepayments	~~50~~53
Section 2.09	Conversion and Continuation Options	~~50~~53
Section 2.10	Minimum Amounts and Maximum Number of Eurodollar Tranches	~~50~~53
Section 2.11	Interest Rates and Payment Dates	~~50~~54
Section 2.12	Illegality	~~51~~55
Section 2.13	Inability to Determine Interest Rate; Effect of Benchmark Transition Event	~~52~~55
Section 2.14	Payments Generally	~~54~~58
Section 2.15	Increased Costs; Capital Adequacy	~~55~~59
Section 2.16	Taxes	~~57~~60
Section 2.17	Breakage Payments	~~60~~64
Section 2.18	Pro Rata Treatment	~~61~~64
Section 2.19	Mitigation Obligations; Replacement of Lenders	~~61~~65

ARTICLE III REPRESENTATIONS AND WARRANTIES		~~62~~66

Section 3.01	Existence, Qualification and Power	~~63~~66
Section 3.02	Authorization; Enforceability	~~63~~66
Section 3.03	No Conflicts	~~63~~66

-i-

Section 3.04	Financial Statements; Projections; No Material Adverse Effect	~~63~~67
Section 3.05	Intellectual Property	~~65~~68
Section 3.06	Properties	~~66~~69
Section 3.07	Equity Interests and Subsidiaries	~~67~~70
Section 3.08	Compliance with Laws and Contracts	~~67~~71
Section 3.09	Litigation	~~67~~71
Section 3.10	Investment Company Act	~~68~~71
Section 3.11	Federal Reserve Regulations	~~68~~71
Section 3.12	Taxes	~~68~~71
Section 3.13	No Material Misstatements	~~68~~72
Section 3.14	Labor Matters	~~69~~72
Section 3.15	ERISA	~~69~~73
Section 3.16	Environmental Matters	~~70~~73
Section 3.17	Insurance	~~71~~74
Section 3.18	Security Documents	~~71~~75
Section 3.19	Solvency	~~71~~75
Section 3.20	Anti-Money Laundering and Anti-Corruption	~~71~~75
Section 3.21	International Trade Laws	~~72~~76
Section 3.22	Use of Proceeds	~~72~~76
Section 3.23	Brokers	~~73~~76

ARTICLE IV CONDITIONS PRECEDENT		~~73~~77

Section 4.01	Conditions to Effectiveness	~~73~~77
Section 4.02	Conditions to Loans	~~74~~77
Section 4.03	Conditions to Fourth Amendment Loans	82

ARTICLE V AFFIRMATIVE COVENANTS		~~78~~83

Section 5.01	Financial Statements	~~78~~83
Section 5.02	Certificates; Other Information	~~79~~84
Section 5.03	Notices	~~81~~86
Section 5.04	Payment of Obligations	~~83~~88
Section 5.05	Preservation of Existence, Etc	~~83~~88
Section 5.06	Maintenance of Property	~~83~~88
Section 5.07	Maintenance of Insurance	~~83~~88
Section 5.08	Books and Records; Inspection Rights	~~84~~89
Section 5.09	Compliance with Laws	~~84~~89
Section 5.10	Compliance with Environmental Laws; Preparation of Environmental Reports	~~85~~89
Section 5.11	Use of Proceeds	~~85~~90
Section 5.12	Covenant to Guarantee Obligations and Give Security	~~86~~90
Section 5.13	Further Assurances	~~87~~92
Section 5.14	Post-Closing Undertakings	~~87~~92
Section 5.15	Issuance of Additional Warrants	~~88~~92

-ii-

Section 5.16	Lender Calls and Cash Flow Forecast	~~88~~92
Section 5.17	Additional Covenants	~~88~~93

ARTICLE VI NEGATIVE COVENANTS		~~88~~93

Section 6.01	Limitation on Indebtedness	~~88~~93
Section 6.02	Limitation on Liens	~~90~~95
Section 6.03	Limitation on Fundamental Changes	~~93~~98
Section 6.04	Limitation on Dispositions	~~94~~98
Section 6.05	Limitation on Restricted Payments	~~95~~100
Section 6.06	Limitation on Investments	~~97~~102
Section 6.07	Limitation on Prepayments; Modifications of Debt Instruments, Certain Material Agreements and Organizational Documents	~~99~~104
Section 6.08	Limitation on Transactions with Affiliates	~~100~~105
Section 6.09	Limitation on Sale and Leasebacks	~~101~~106
Section 6.10	Limitation on Changes in Fiscal Periods	~~101~~106
Section 6.11	Limitation on Burdensome Agreements	~~102~~106
Section 6.12	Limitation on Lines of Business	~~103~~107
Section 6.13	Limitation on Activities of Holdings	~~103~~108
Section 6.14	Minimum Liquidity Covenant	~~104~~108
Section 6.15	Limitation on Capital Expenditures	~~104~~108

ARTICLE VII EVENTS OF DEFAULT AND REMEDIES		~~104~~109

Section 7.01	Events of Default	~~104~~109
Section 7.02	Remedies Upon Event of Default	~~107~~112
Section 7.03	Application of Funds	~~108~~112

ARTICLE VIII THE DISBURSING AGENT AND THE COLLATERAL AGENT		~~108~~113

Section 8.01	Appointment and Authority	~~108~~113
Section 8.02	Rights as a Lender	~~109~~114
Section 8.03	Exculpatory Provisions	~~110~~115
Section 8.04	Reliance by Disbursing Agent	~~113~~118
Section 8.05	Delegation of Duties	~~114~~119
Section 8.06	Resignation of the Disbursing Agent or the Collateral Agent	~~114~~119
Section 8.07	Non-Reliance on Disbursing Agent and Other Lenders	~~115~~120
Section 8.08	No Other Duties, Etc.	~~116~~121
Section 8.09	Disbursing Agent May File Proofs of Claim	~~116~~121
Section 8.10	Collateral and Guaranty Matters	~~116~~121
Section 8.11	Withholding Tax	~~119~~124
Section 8.12	No Reliance on Agents’ Customer Identification Program	~~120~~125
Section 8.13	Erroneous Payments	~~120~~125

-iii-

ARTICLE IX MISCELLANEOUS		~~120~~125

Section 9.01	Amendments and Waivers	~~120~~125
Section 9.02	Notices	~~122~~127
Section 9.03	No Waiver by Course of Conduct; Cumulative Remedies	~~125~~130
Section 9.04	Survival of Representations, Warranties, Covenants and Agreements	~~125~~130
Section 9.05	Payment of Expenses; Indemnity	~~125~~130
Section 9.06	Successors and Assigns; Participations and Assignments	~~128~~133
Section 9.07	Sharing of Payments by Lenders; Set-off	~~131~~136
Section 9.08	Counterparts; Electronic Signatures	~~132~~137
Section 9.09	Severability	~~133~~138
Section 9.10	Section Headings	~~133~~138
Section 9.11	Integration	~~133~~138
Section 9.12	Governing Law	~~133~~139
Section 9.13	Submission to Jurisdiction; Waivers	~~134~~139
Section 9.14	Acknowledgments	~~134~~139
Section 9.15	Confidentiality	~~135~~140
Section 9.16	Waiver of Jury Trial	~~136~~141
Section 9.17	PATRIOT Act Notice	~~136~~141
Section 9.18	Usury Savings Clause	~~137~~142
Section 9.19	Payments Set Aside	~~137~~142
Section 9.20	No Advisory or Fiduciary Responsibility	~~137~~143
Section 9.21	Judgment Currency	~~138~~143
Section 9.22	No Publicity	~~138~~143
Section 9.23	Intercreditor Agreement	~~139~~144

-iv-

ANNEXES:

Annex A	Commitments

SCHEDULES:

Schedule 1.01(a)	Closing Date Scheduled Material Agreements
Schedule 3.05	Closing Date Intellectual Property Licenses
Schedule 3.06	Closing Date Owned and Leased Real Property
Schedule 3.07	Closing Date Equity Interests
Schedule 3.15	Closing Date ERISA Matters
Schedule 3.16	Closing Date Environmental Matters
Schedule 3.17	Closing Date Insurance
Schedule 3.18	UCC Filing Jurisdictions
Schedule 4.02(a)	Closing Date Security Documents
Schedule 5.14	Post-Closing Undertakings
Schedule 6.01	Closing Date Existing Indebtedness
Schedule 6.02	Closing Date Existing Liens
Schedule 6.06	Closing Date Existing Investments
Schedule 6.08	Closing Date Existing Affiliate Transactions
Schedule 6.11	Closing Date Existing Restrictive Agreements
Schedule 6.13	Closing Date Existing Activities of Holdings

EXHIBITS:

Exhibit A	Form of Compliance Certificate
Exhibit B	Reserved
Exhibit C	Form of Assignment and Assumption
Exhibit D	Form of Note
Exhibit E-1	Form of U.S. Tax Compliance Certificate
Exhibit E-2	Form of U.S. Tax Compliance Certificate
Exhibit E-3	Form of U.S. Tax Compliance Certificate
Exhibit E-4	Form of U.S. Tax Compliance Certificate
Exhibit F	Form of Borrowing Notice
Exhibit G	Form of Solvency Certificate
Exhibit H	Form of Subordinated Intercompany Note

-v-

CREDIT AGREEMENT, dated as of October 13, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among FreightCar America, Inc., a Delaware corporation (“Holdings”), FreightCar North America, LLC, a Delaware limited liability company (the “Borrower”), the several banks and other financial institutions or entities from time to time parties hereto as lenders (the “Lenders”), CO Finance LVS VI LLC, as LC Provider (together with its permitted successors and assigns in such capacity, the “LC Provider”), and U.S. Bank National Association, as disbursing agent for the Lenders (together with its permitted successors and assigns in such capacity, the “Disbursing Agent”) and as collateral agent for the Secured Parties (together with its successors and permitted assigns in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders extend credit in the form of (i) Loans on the Closing Date in an aggregate principal amount equal to $40,000,000, the proceeds of which may be used on the Closing Date solely to fund, in part, the Transactions, the Transaction Expenses, to purchase machinery and equipment, to provide for ongoing working capital requirements of the Borrower and its Subsidiaries and for other general corporate purposes, including distributions, of the Borrower and its Subsidiaries ~~and~~, (ii) Loans on the Second Amendment Funding Date in an aggregate principal amount equal to $16,000,000, the proceeds of which shall be used on or after the Second Amendment Funding Date to pay fees, costs and expenses incurred in connection with the Second Amendment and to provide for ongoing working capital requirements of the Borrower and its Subsidiaries and for other general corporate purposes~~;~~ and (iii) Loans during the Fourth Amendment Availability Period in an aggregate principal amount of up to $15,000,000, the proceeds of which shall be used on or after the Fourth Amendment Effective Date to pay fees, costs and expenses incurred in connection with the Fourth Amendment and to provide for ongoing working capital requirements of the Borrower and its Subsidiaries and for other general corporate purposes;

WHEREAS, Holdings has requested, and the LC Provider has obtained, the Third Amendment Letter of Credit;

WHEREAS, the Borrower and each other Loan Party desire to secure all of the Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and Lien upon substantially all of the property and assets of the Borrower and the other Loan Parties, subject to the limitations described herein and in the Security Documents; and

WHEREAS, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms. As used in this Agreement, the terms listed in this Section 1.01 shall have the respective meanings set forth in this Section 1.01.

“AAR” shall mean The Association of American Railroads (or any successor).

“Accounting Change” shall mean any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

“Administrative Questionnaire” shall mean an administrative questionnaire in a form supplied by the Disbursing Agent.

“Affiliate” shall mean, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that, the term “Affiliate” shall also include any Person that directly or indirectly owns 10% or more of any class of Equity Interests of the Person specified or that is an officer or director of the Person specified. For the avoidance of doubt, no Lender, solely in its capacity as a holder of Warrants, shall constitute an Affiliate of the Borrower.

“Agents” shall mean the collective reference to the Disbursing Agent and the Collateral Agent.

“Agreement” shall have the meaning set forth in the preamble hereto.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to Holdings, the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, the Mexican Ley General del Sistema Nacional Anticorrupción, the Mexican Ley General de Responsabilidades Administrativas, and the Mexican Federal Criminal Code and other similar legislation in any other jurisdictions.

“Anti-Money Laundering Laws” shall mean all applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, which in each case are issued, administered or enforced by any Governmental Authority having jurisdiction over the Borrower or any other Loan Party. For the avoidance of doubt, the term “Anti-Money Laundering Laws” shall include, but shall not be limited to, all laws, rules and regulations of the United States, the United Nations Security Council, the European Union or its Member States, the United Kingdom and Her Majesty’s Treasury, and Germany, relating to bribery, corruption, money laundering or terrorist financing, including, without limitation, the Bank Secrecy Act, 31 U.S.C. section 5311 et seq.; Title III of the USA Patriot Act; 18 U.S.C. section 1956; 18 U.S.C. section 1957; the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations, 31 C.F.R. Part 103; the United Kingdom Proceeds of Crime Act 2002; and the United Kingdom Money Laundering, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017 and the Mexican Ley Federal para la Prevención e Identificación de Operaciones con Recursos de Procedencia Ilícita and its applicable regulations.

“Applicable Margin” shall mean a percentage per annum equal to (i) for Eurodollar Loans, 12.5% and (ii) for Base Rate Loans, 11.5%.

“Applicable Prepayment Premium” shall mean, as of any date of determination, (a) in the case of the Second Amendment Loans, an amount equal to (i) during the period of time ~~from and after~~commencing on the Second Amendment Funding Date through October 30, 2021, 2.0% of the principal amount of the Second Amendment Loans prepaid or accelerated (including, without limitation, automatic acceleration upon an Event of Default under Section 7.01(f) or Section 7.01(g) or operation of law upon the occurrence of a bankruptcy or insolvency event), (ii) during the period of time ~~from and after~~commencing on October 31, 2021 through December 30, 2021, 4.0% of the principal amount of the Second Amendment Loans prepaid or accelerated (including, without limitation, automatic acceleration upon an Event of Default under Section 7.01(f) or Section 7.01(g) or operation of law upon the occurrence of a bankruptcy or insolvency event), and (iii) during the period of time ~~from and after~~commencing on December 31, 2021 through March 30, 2022, 5.0% of the principal amount of the Second Amendment Loans prepaid or accelerated (including, without limitation, automatic acceleration upon an Event of Default under Section 7.01(f) or Section 7.01(g) or operation of law upon the occurrence of a bankruptcy or insolvency event) ~~and~~, (b) in the case of the Fourth Amendment Loans, during the period of time commencing on the Fourth Amendment Effective Date through January 30, 2023, 1.0% of the principal amount of the Fourth Amendment Loans prepaid or accelerated (including, without limitation, automatic acceleration upon an Event of Default under Section 7.01(f) or Section 7.01(g) or operation of law upon the occurrence of a bankruptcy or insolvency event) and (c) in the case of all Loans, an amount equal to (i) during the period of time ~~from and~~ after the third anniversary of the Closing Date through the fourth anniversary of the Closing Date, 4.0% of the principal amount of Loans prepaid or accelerated (including, without limitation, automatic acceleration upon an Event of Default under Section 7.01(f) or Section 7.01(g) or operation of law upon the occurrence of a bankruptcy or insolvency event) and (ii) during the period of time ~~from and~~ after the fourth anniversary of the Closing Date, 3.0% of the principal amount of Loans prepaid ~~or~~, accelerated (including, without limitation, automatic acceleration upon an Event of Default under Section 7.01(f) or Section 7.01(g) or operation of law upon the occurrence of a bankruptcy or insolvency event) or paid on the Maturity Date. For the avoidance of doubt, (A) with respect to Second Amendment Loans, the Make Whole Amount, rather than the Applicable Prepayment Premium, shall apply during the period ~~from and after~~commencing on March 31, 2022 ~~until~~through the third anniversary of the Closing Date and (B) with respect to Fourth Amendment Loans, the Make Whole Amount, rather than the Applicable Prepayment Premium, shall apply during the period commencing on January 31, 2023 through the third anniversary of the Closing Date.

“Approved Electronic Communications” shall mean, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to any Agent or Lender by means of electronic communications pursuant to Section 9.02(b) or Section 9.02(d), including through the Platform.

“Approved Fund” shall mean any Person that is engaged in making, purchasing, holding or investing in loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” shall mean any Disposition of Property or series of related Dispositions of Property (excluding any Disposition pursuant to Section 6.04(a), Section 6.04(b), Section 6.04(c), Section 6.04(d), Section 6.04(e), Section 6.04(g), Section 6.04(i), Section 6.04(j), Section 6.04(k), Section 6.04(l), Section 6.04(m), Section 6.04(n), Section 6.04(o) or Section 6.04(p)) which yields gross proceeds (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $500,000 with respect to any Disposition or series of related Dispositions and $1,000,000 in the aggregate during any fiscal year of Holdings.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.06), and acknowledged by the Disbursing Agent, in substantially the form of Exhibit C or any other form approved by the Disbursing Agent.

“Attributable Indebtedness” shall mean, when used with respect to any Sale and Leaseback, as at the time of determination, the present value (discounted at a rate equivalent to the Borrower’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided that, if such Sale and Leaseback results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of Capital Lease Obligation.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.13(b)(iv).

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Base Rate” shall mean, for any day, a per annum rate of interest equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50%, (c) the Eurodollar Rate (after giving effect to any Eurodollar Rate “floor”) that would be payable on such day for a Eurodollar Loan with a one-month interest period plus 1.00% and (d) 2.50%; provided that, if the Base Rate determined based on the foregoing is less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate, respectively.

“Base Rate Loan” shall mean a Loan bearing interest at a rate determined by reference to the Base Rate.

“Benchmark” shall mean, initially, LIBOR; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.13(b)(i).

“Benchmark Replacement” shall mean, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Required Lenders for the applicable Benchmark Replacement Date:

(a) the sum of: (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment;

(b) the sum of: (i) Daily Simple SOFR and (ii) the related Benchmark Replacement Adjustment;

(c) the sum of: (i) the alternate benchmark rate that has been selected by the Required Lenders (in consultation with the Disbursing Agent and the Borrower) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (a), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Required Lenders in their reasonable discretion and notified to the Disbursing Agent; provided further, that in each case, such Benchmark Replacement shall be administratively feasible for the Disbursing Agent. If the Benchmark Replacement as determined pursuant to clause (a), (b) or (c) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(a) for purposes of clauses (a) and (b) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Required Lenders and is administratively feasible for the Disbursing Agent:

(i) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(ii) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(b) for purposes of clause (c) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Required Lenders (in consultation with the Borrower) for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities;

provided that, in the case of clause (a) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Required Lenders in their reasonable discretion and notified to the Disbursing Agent; provided further, that any such screen or other information service shall be administratively feasible for the Disbursing Agent.

“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Required Lenders decide may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Disbursing Agent in a manner substantially consistent with market practice (or, if the Required Lenders decide that adoption of any portion of such market practice is not administratively feasible or if the Required Lenders determine that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Required Lenders decide is reasonably necessary in connection with the administration of this Agreement); provided that any such changes shall be administratively feasible for the Disbursing Agent.

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(c) in the case of an Early Opt-in Election, the first Business Day after the Rate Election Notice is provided to each of the other parties hereto.

For the avoidance of doubt, (x) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (y) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or the published component used in the calculation thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors o such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13(b) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document pursuant to Section 2.13(b).

“Beneficial Ownership Certification” shall mean a certificate regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Board of Governors” shall mean the Board of Governors of the Federal Reserve System of the United States of America, or any successor thereto.

“Borrower” shall have the meaning set forth in the preamble hereto.

“Borrowing Notice” shall mean, with respect to any request for borrowing of Loans hereunder, a notice from the Borrower, substantially in the form of, and containing the information prescribed by, Exhibit F, delivered to the Disbursing Agent.

“Business Day” shall mean (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Expenditure Carryover Amount” shall have the meaning set forth in Section 6.15.

“Capital Expenditures” shall mean, for any period, without duplication, with respect to any Person, (a) any expenditure or commitment to expend money for any purchase or other acquisition of any asset, including capitalized leasehold improvements, which would be classified as a fixed or capital asset on a consolidated balance sheet of such Person prepared in accordance with GAAP and (b) Capital Lease Obligations; provided that, in any event, “Capital Expenditures” shall exclude (a) any such expenditure made in accordance with the terms of this Agreement (i) to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation, or (ii) with the proceeds of the Disposition of any assets, equity proceeds, or insurance proceeds, (b) any such expenditure to the extent resulting from the trade-in of equipment or other assets, and (c) any Investment permitted hereunder.

“Capital Lease” shall mean, with respect to any Person, any lease of, or other arrangement conveying the right to use, any property by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such person prepared in accordance with GAAP. For the avoidance of doubt, no operating lease (as determined in accordance with GAAP) shall be considered a Capital Lease.

“Capital Lease Obligations” shall mean, with respect to any Person, the obligations of such Person to pay rent or other amounts under any Capital Lease, any lease entered into as part of any Sale and Leaseback or any Synthetic Lease, or a combination thereof, which obligations are (or would be, if such Synthetic Lease or other lease were accounted for as a Capital Lease) required to be classified and accounted for as Capital Leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof (or the amount that would be capitalized, if such Synthetic Lease or other lease were accounted for as a Capital Lease) determined in accordance with GAAP.

“CARES Act” shall mean, the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act and applicable rules and regulations, as amended from time to time.

“Cash Equivalents” shall mean, as at any date of determination, any of the following: (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the government of the United States of America or (ii) issued by any agency of the United States of America and the obligations of which are backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after the date of acquisition and having a rating of at least A-1 from S&P or at least P-1 from Moody’s; (c) certificates of deposit, time deposits, Eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), (ii) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000 and (iii) has a rating of at least AA- from S&P and Aa3 from Moody’s; (d) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (c) of this definition; and (g) shares of money market, mutual or similar funds which (i) invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; (ii) has net assets of not less than $500,000,000 and (iii) has the highest rating obtainable from either S&P or Moody’s.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean the occurrence of any of the following events:

(a) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) shall have (x) acquired beneficial ownership or control of 50.1% or more on a fully diluted basis of the voting and/or economic interest in the Equity Interests of Holdings or (y) obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Holdings;

(b) Holdings shall cease to beneficially own and control 100% on a fully diluted basis of each class of outstanding Equity Interests of the Borrower free and clear of all Liens (other than Permitted Equity Liens); or

(c) any “change of control” or similar event (however denominated) shall occur under any indenture or other agreement with respect to Material Indebtedness of any Loan Party.

“Closing Date” shall mean the date on which the conditions precedent set forth in Section 4.02 shall have been satisfied or waived.

“Code” shall mean the Internal Revenue Code of 1986, as amended (unless otherwise provided herein).

“Collateral” shall mean all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document, but in any event excluding Excluded Assets.

“Collateral Agent” shall have the meaning set forth in the recitals hereto.

“~~Commitment~~Commitments” shall mean~~, as to any Lender, the obligation of such Lender to make a Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading “Commitment” opposite such Lender’s name on Annex A or, as the case may be, in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate principal amount of the Commitments on the Closing Date is $40,000,000.~~ the Initial Commitments, the Second Amendment Commitments and the Fourth Amendment Commitments.

“Common Stock” shall mean the common stock of Holdings, par value $0.01 per share.

“Common Stock Deemed Outstanding” shall mean the sum of, without duplication, (a) the number of shares of Common Stock actually outstanding at such time, plus (b) the number of shares of Common Stock reserved for issuance at such time under any equity incentive plans approved by the board of directors of Holdings, regardless of whether the shares of Common Stock are actually subject to outstanding options or other rights to acquire shares, plus (c) the number of shares of Common Stock issuable upon exercise of any other options, warrants or rights to acquire shares actually outstanding at such time, plus (d) the number of shares of Common Stock issuable upon conversion or exchange of convertible securities actually outstanding at such time, in each case, regardless of whether the options or convertible securities are actually exercisable at such time.

“Compliance Certificate” shall mean a certificate duly executed by a Responsible Officer of Holdings, substantially in the form of Exhibit A.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contractual Obligation” shall mean, with respect to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking (other than a Loan Document) to which such Person is a party or by which it or any of its Property is bound.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor shall mean, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Extension” shall mean the making of a Loan.

“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Required Lenders in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Disbursing Agent decides that any such convention is not administratively feasible for the Disbursing Agent, then the Required Lenders may establish another convention in their reasonable discretion, provided that such convention is administratively feasible for the Disbursing Agent.

“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.

“Delayed Draw Ticking Fee” shall have the meaning set forth in Section 2.05(b).

“Disbursing Agent” shall have the meaning set forth in the preamble hereto.

“Disinterested Director” shall have the meaning set forth in Section 6.08.

“Disposition” shall mean, with respect to any Property, any sale, lease, sublease, assignment, conveyance, transfer, exclusive license or other disposition thereof (including (i) by way of merger or consolidation, (ii) any Sale and Leaseback and (iii) any Synthetic Lease); and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Equity Interests” shall mean any Equity Interests that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition, (a) require the payment of any dividends (other than dividends payable solely in shares of Qualified Equity Interests), (b) mature or are mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof (other than solely for Qualified Equity Interests), in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise (including as the result of a failure to maintain or achieve any financial performance standards) or (c) are or become convertible into or exchangeable for, automatically or at the option of any holder thereof, any Indebtedness, Equity Interests or other assets other than Qualified Equity Interests, in the case of each of clauses (a), (b) and (c), prior to the date that is 91 days after the Maturity Date at the time of issuance of such Equity Interests (other than (i) following Payment in Full or (ii) upon a “change in control”; provided that any payment required pursuant to this clause (ii) is subject to the prior Payment in Full); provided, however, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of Holdings, the Borrower or their Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by a Group Member in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Disqualified Lender” shall mean (a) any Person that is a competitor of Holdings and its Subsidiaries, which Person has been designated as a “Disqualified Lender” by written notice to Disbursing Agent and the Lenders by Borrower prior to the Closing Date and (b) Affiliates of Persons described in clause (a) above (other than such Affiliates that are bona fide fixed income investors, debt funds, regulated bank entities or unregulated lending entities generally engaged in making, purchasing, holding or otherwise investing in commercial loans, debt securities or similar extensions of credit in the ordinary course of business) that are identified in writing by Borrower to Disbursing Agent and the Lenders prior to the Closing Date; provided, that the inclusion of such Persons as Disqualified Lenders shall not retroactively apply to disqualify any Persons that have previously acquired an assignment or participation in the Loans; provided, further, that the term “Disqualified Lender” shall exclude any Person that Borrower has designated as no longer being a “Disqualified Lender” by written notice delivered to Disbursing Agent and the Lenders from time to time. Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that Disbursing Agent will not have any responsibility or obligation of any kind to determine whether any Lender or potential Lender is a Disqualified Lender and Disbursing Agent will have no liability for, or any duty to ascertain or inquire into, monitor or enforce, compliance with assignment or participation provisions with respect to any assignment or participation made to a Disqualified Lender. Disbursing Agent may deliver or furnish the list of Disqualified Lenders to any Lender upon its request.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Foreign Holding Company” shall mean any Domestic Subsidiary that holds no material assets other than Equity Interests (or Equity Interests and Indebtedness) of one or more Foreign Subsidiaries that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Domestic Subsidiary” shall mean any Subsidiary of Holdings organized under the laws of the United States of America, any State thereof, the District of Columbia, or any other jurisdiction within the United States of America.

“Early Opt-in Election” shall mean, if the then-current Benchmark is LIBOR, the occurrence of: (a) a notification by the Required Lenders to the Disbursing Agent (with a copy to the Borrower) that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (b) the joint election by the Borrower and the Required Lenders by affirmative vote to trigger a fallback from LIBOR and the provision by the Borrower of written notice of such election to each of the other parties hereto (the “Rate Election Notice”).

“Eligible Assignee” shall mean any Person (other than a Disqualified Lender) that meets the requirements to be an assignee under Section 9.06(b).

“Eligible Inventory” shall mean, at any time of determination, Inventory owned by a Loan Party which satisfies the general criteria set forth below and which is otherwise acceptable to the Required Lenders in their reasonable discretion (provided, that the Required Lenders may, in their reasonable discretion, change the general criteria for acceptability of Eligible Inventory and shall notify the Borrower of such change promptly thereafter). Inventory shall be deemed to meet the current general criteria if:

(a) it consists of raw materials;

(b) it is in good, new and saleable condition;

(c) it is not slow-moving (defined as inventory units with no usage for 12 months), obsolete, damaged, contaminated, unmerchantable, returned, rejected, discontinued or repossessed;

(d) it is not in the possession of a processor, consignee or bailee, or located on premises leased or subleased to the applicable Loan Party, or on premises subject to a mortgage in favor of a Person other than the Collateral Agent, unless such processor, consignee, bailee or mortgagee or the lessor or sublessor of such premises, as the case may be, has executed and delivered all documentation which the Required Lenders shall require to evidence the subordination or other limitation or extinguishment of such Person’s rights with respect to such Inventory and the Collateral Agent’s right to gain access thereto;

(e) it does not consist of labels, pallets, consigned items, supplies or packaging;

(f) it meets all standards imposed by any Governmental Authority;

(g) it is at all times subject to the Collateral Agent’s duly perfected, first priority security interest and no other Lien except a Permitted Lien;

(h) it is not purchased or manufactured pursuant to a license agreement that is not assignable to the Collateral Agent or any of its permitted assignees, unless such license agreement is satisfactory to the Required Lenders; and

(i) it is located at the Mexico Facility.

“Environmental Laws” shall mean any and all applicable laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or other legally binding requirements (including, without limitation, principles of common law) of any Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning pollution, the preservation or protection of the environment, natural resources or human or employee health and safety (as it relates to exposure to Materials of Environmental Concern), or the generation, manufacture, use, labeling, treatment, storage, handling, transportation or release of, or exposure to, Materials of Environmental Concern.

“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties, attorney or consultant fees or indemnities) resulting from or based upon (a) non-compliance with any Environmental Law or any Environmental Permit, (b) exposure to any Materials of Environmental Concern, (c) Release or threatened Release of any Materials of Environmental Concern, (d) any investigation, remediation, removal, clean-up or monitoring required under Environmental Laws or required by a Governmental Authority (including without limitation Governmental Authority oversight costs that the party conducting the investigation, remediation, removal, clean-up or monitoring is required to reimburse) or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permits” shall mean any and all Permits required under any Environmental Law.

“Equity Interest” shall mean, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited), if such Person is a limited liability company, membership interests, and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, dividends or distributions of property of, such partnership, whether outstanding on the Closing Date or issued on or after the Closing Date, but excluding debt securities convertible or exchangeable into such equity interests.

“Equity Offering” shall mean, the sale or issuance (or reissuance) by Holdings or any of its Subsidiaries of any Equity Interests or beneficial interests (common stock, preferred stock, partnership interests, member interests or otherwise) or any options, warrants, convertible securities or other rights to purchase such Equity Interests or beneficial interests.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and any successor thereto.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with any Group Member, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 or 303 of ERISA or Section 412 or 430 of the Code, is treated as a single employer under Section 414 of the Code. Any former ERISA Affiliate of the Group Members shall continue to be considered an ERISA Affiliate of the Group Members within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of any Group Member and with respect to liabilities arising after such period for which any Group Member could be liable under the Code or ERISA.

“ERISA Event” shall mean (a) a “reportable event” within the meaning of Section 4043(c) of ERISA and the regulations issued thereunder with respect to any Single Employer Plan (excluding those for which the provision for 30 day notice to the PBGC has been waived by regulation in effect on the Closing Date); (b) the material failure to meet the minimum funding standard of Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA with respect to any Single Employer Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Single Employer Plan; (d) the termination of any Single Employer

Plan or the withdrawal or partial withdrawal of any Group Member from any Single Employer Plan or Multiemployer Plan; (e) a determination that any Single Employer Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (f) a determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA; (g) the receipt by any Group Member or any of their respective ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Single Employer Plan or to appoint a trustee to administer any Single Employer Plan; (h) the adoption of any amendment to a Single Employer Plan that would require the provision of security pursuant to Section 436(f) of the Code; (i) the receipt by any Group Member or any of their respective ERISA Affiliates of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA; (j) the material failure by any Group Member or any of their respective ERISA Affiliates to make a required contribution to a Multiemployer Plan; (k) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in material liability to any Group Member; (l) the imposition of a lien pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code with respect to any Single Employer Plan; (m) the assertion of a material claim (other than routine claims for benefits) against any Plan other than a Multiemployer Plan or the assets thereof, or against any Group Member or any of their respective ERISA Affiliates in connection with any Plan; or (n) the occurrence of an act or omission which could give rise to the imposition on any Group Member or any of their respective ERISA Affiliates of any material fine, penalty, tax or related charge under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Plan.

“Eurodollar Base Rate” shall mean, with respect to any Eurodollar Loan for any Interest Period, LIBOR as published by ICE Benchmark Administration Limited, a United Kingdom company (or any other Person that takes over the administration of such rate for Dollars for a period equal in length to such Interest Period), at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that, if such rate is not so published at such time for such Interest Period (an “Impacted Interest Period”) then the Eurodollar Base Rate shall be the Interpolated Rate; provided that, if the Eurodollar Base Rate or any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Eurodollar Loan” shall mean a Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

“Eurodollar Rate” shall mean, subject to the implementation of a Benchmark Replacement Rate in accordance with Section 2.13(b), with respect to any Eurodollar Loan for any Interest Period, a per annum rate of interest (rounded upward, if necessary, to the next 1/100th of 1.00%) equal to the greater of (a) (i) the Eurodollar Base Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate and (b) 1.50%.

“Eurodollar Tranche” shall mean the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date.

“Event of Default” shall mean any of the events specified in Section 7.01; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Assets” shall mean:

(a) any fee owned Real Property (other than Material Owned Real Property) and any leasehold rights and interests in Real Property;

(b) commercial tort claims where the amount of damages claimed by the applicable Loan Party is less than $500,000;

(c) governmental licenses, state or local franchises, charters and authorizations and any other property and assets to the extent that the Collateral Agent may not validly possess a security interest therein under applicable Requirements of Law (including, without limitation, rules and regulations of any Governmental Authority or agency) or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization that has not been obtained after the applicable Loan Party has used commercially reasonable efforts to do so, other than to the extent such prohibition or limitation on possessing a security interest therein is rendered ineffective under the UCC or other applicable Requirements of Law notwithstanding such prohibition or limitation;

(d) any lease, license, Permit or agreement to the extent that a grant of a security interest therein (i) is prohibited by applicable Requirements of Law other than to the extent such prohibition is rendered ineffective under the UCC or other applicable Requirements of Law notwithstanding such prohibition or (ii) to the extent and for so long as it would violate or invalidate the terms thereof (in each case, after giving effect to the relevant provisions of the UCC or other applicable Requirements of Law) or would give rise to a termination right of an unaffiliated third party thereunder or require consent of an unaffiliated third party thereunder (except to the extent such provision is overridden by the UCC or other Requirements of Law), in each case, only to the extent that such limitation on such pledge or security interest is otherwise permitted under Section 6.11;

(e) (i) Margin Stock (to the extent a security interest therein would violate the provisions of the regulations of the Board of Governors, including Regulation T, Regulation U or Regulation X) and (ii) Equity Interests in any Person other than Wholly Owned Subsidiaries that cannot be pledged without the consent of unaffiliated third parties (unless such consent has been obtained);

(f) (i) voting Equity Interests in excess of 65% (or such greater percentage that could not reasonably be expected to cause any material adverse Tax consequences) of the total voting Equity Interests in any Excluded Foreign Subsidiary and (ii) any assets of any Excluded Foreign Subsidiary (including 100% of the Equity Interests in any Subsidiary whose immediate parent is an Excluded Foreign Subsidiary);

(g) any intent-to-use trademark or service mark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto and acceptance thereof by the United States Patent and Trademark Office, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of or void such intent-to-use trademark or service mark application or any registration that may issue therefrom under applicable federal law;

(h) machinery and equipment located at the Shoals Facility that is transferred to the landlord or otherwise disposed of in connection with the Shoals Facility Lease Termination (including any such disposition made by the Mexican Subsidiaries if any of such machinery and equipment is first transferred to them);

(i) the LC Collateral Account; and

(j) particular assets if and for so long as, if reasonably agreed by the Required Lenders and the Borrower, the cost of creating a pledge or security interest in such assets exceed the practical benefits to be obtained by the Lenders therefrom;

provided, however, that Excluded Assets shall not include any proceeds, substitutions or replacements of any Excluded Assets referred to in clauses (a) through (j) (unless such Proceeds, substitutions or replacements would independently constitute Excluded Assets referred to in clauses (a) through (j)).

“Excluded Foreign Subsidiary” shall mean, for so long as any such Subsidiary’s status as a Guarantor (or the pledge of such Subsidiary’s Equity Interests or assets) could reasonably be expected to cause material adverse Tax consequences, (a) each Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code, and (b) each Domestic Foreign Holding Company. For the avoidance of doubt, the definition of Excluded Foreign Subsidiary shall include any Foreign Subsidiaries in existence on the Closing Date (other than the Mexican Subsidiaries).

“Excluded Perfection Assets” shall mean:

(a) (i) rail cars (other than any rail cars owned by any Loan Party that are leased, or intended to be leased, to third parties, which are required to be perfected), (ii) motor vehicles and other assets (other than rail cars) subject to certificates of title with a book value of less than $100,000 individually and $200,000 in the aggregate and (iii) airplanes;

(b) letter of credit rights, except to the extent constituting support obligations for other Collateral as to which perfection of the security interest in such other Collateral is accomplished solely by the filing of a UCC financing statement or another method that is required by the Security Documents for such other Collateral; and

(c) particular assets if and for so long as, if reasonably agreed by the Required Lenders and the Borrower, the cost of perfecting a pledge or security interest in such assets exceed the practical benefits to be obtained by the Lenders therefrom.

“Excluded Subsidiary” shall mean (a) any Subsidiary that is not a Wholly Owned Subsidiary of a Loan Party, (b) any Immaterial Subsidiary, (c) any special purpose securitization vehicle (or similar entity), (d) any captive insurance Subsidiary, (e) any not-for-profit Subsidiary and (f) any Excluded Foreign Subsidiary.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or in this Agreement (other than pursuant to an assignment request by the Borrower under Section 2.19) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Facility” shall mean that certain Credit and Security Agreement dated as of April 12, 2019 among Holdings, JAC Operations, Inc., Freight Car Services, Inc., Johnstown America, LLC, FreightCar Rail Services, LLC, FreightCar Roanoke, LLC and FreightCar Alabama, LLC, as borrowers, FreightCar Short Line, Inc. and the Borrower (f/k/a FCAI Holdings, LLC), as guarantors, and BMO Harris Bank N.A., as Lender, as it may have been amended, restated, supplemented or otherwise modified prior to the Closing Date.

“Extraordinary Receipts” shall mean any cash received by any Group Member not in the ordinary course of business (and not consisting of Net Cash Proceeds) including, without limitation, pension plan reversions, judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, purchase price adjustments, and indemnity payments to the extent not made to reimburse a payment made by a Group Member, in each case, in excess of $500,000 individually and $1,000,000 in the aggregate during any fiscal year of Holdings.

“FASB ASC” shall mean the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to the Disbursing Agent on such day on such transactions as determined by the Disbursing Agent.

“Fee Letter” shall mean that certain fee proposal letter provided by U.S. Bank National Association and executed by the Borrower on the Signing Date, as it may be amended, restated, supplemented or otherwise modified.

“First Amendment” shall mean that certain Amendment No. 1 to Credit Agreement, dated as of January 30, 2021, by and among Holdings, the Borrower, and the Lenders party thereto.

“Floor” shall mean the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Eurodollar Rate.

“Foreign Lender” shall mean a Lender that is not a U.S. Person.

“Foreign Subsidiary” shall mean any Subsidiary of Holdings that is not a Domestic Subsidiary.

“Fourth Amendment” shall mean that certain Amendment No. 4 to Credit Agreement, dated as of December 30, 2021, by and among Holdings, the Borrower, the other Loan Parties, the Lenders party thereto, the Disbursing Agent and the Collateral Agent.

“Fourth Amendment Availability Period” shall mean the period commencing on the Fourth Amendment Effective Date and ending on January 31, 2023.

“Fourth Amendment Commitment” shall mean, as to any Lender, the obligation of such Lender, if any, to make one or more Loans to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading “Fourth Amendment Commitment” opposite such Lender’s name on Annex A or, as the case may be, in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate principal amount of the Fourth Amendment Commitments on the Fourth Amendment Effective Date is $15,000,000.

“Fourth Amendment Effective Date” shall mean December 30, 2021.

“Fourth Amendment Effective Date Lenders” shall mean CO Finance LVS VI LLC, OC III LVS XII LP and OC III LVS XXVIII LP.

“Fourth Amendment Funding Date” shall mean each date on which the Borrower borrows Fourth Amendment Loans, which must be a Business Day.

“Fourth Amendment Loan” shall mean a loan made by a Lender pursuant to Section 2.01(c).

“Fourth Amendment Warrants” shall have the meaning set forth in Section 4.03(h).

“Funded Debt” shall mean, with respect to any Person, all Indebtedness of such Person of the types described in clauses (a) through (e) and, solely with respect to letters of credit, bankers’ acceptances and similar facilities that have been drawn but not yet reimbursed, clause (f) of the definition of “Indebtedness”.

“GAAP” shall mean generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States of America, that are applicable to the circumstances as of the date of determination, consistently applied.

“Gil Family” shall mean, individually or collectively, as the context may require, Jesus Gil, Alejandro Gil and Salvador Gil and any of their Affiliates.

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantor” shall mean any Loan Party that is party to the Guarantee and Collateral Agreement.

“Group Member” shall mean each of Holdings, the Borrower and their Subsidiaries (other than any Railcar Leasing Subsidiary) and “Group Members” shall refer to each such Person, collectively.

“Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement, to be dated as of the Closing Date and executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor in favor of the Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Guarantee Obligation” shall mean, with respect to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit), if to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (1) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (2) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantors” shall mean the collective reference to Holdings, the Borrower and the Subsidiary Guarantors.

“Holdings” shall have the meaning set forth in the preamble hereto.

“Highest Lawful Rate” shall mean the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

“Historical Audited Financial Statements” shall mean the audited consolidated balance sheets of Holdings and its Subsidiaries as at the end of the fiscal years ended December 31, 2017, 2018 and 2019 and the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows for such fiscal years, including the notes thereto.

“Immaterial Subsidiary” shall mean any Subsidiary designated by the Borrower as an Immaterial Subsidiary if and for so long as such Immaterial Subsidiary, together with all other Immaterial Subsidiaries so designated as Immaterial Subsidiaries, does not have (a) total assets at such time exceeding 2.5% of the total assets of Holdings and its Subsidiaries, on a consolidated basis, or (b) total revenues and operating income for the most recent 12-month period for which financial statements are available exceeding 2.5% of the total revenues and operating income for the most recent 12-month period of Holdings and its Subsidiaries, on a consolidated basis; provided that any Subsidiary would not be an Immaterial Subsidiary to the extent the above required terms are not satisfied; provided, further, that the Borrower may undesignate any Immaterial Subsidiary in order to cause the above required terms to be satisfied.

“Impacted Interest Period” shall have the meaning set forth in the definition of “Eurodollar Base Rate”.

“Indebtedness” shall mean, of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services, including seller notes or earn-out obligations appearing on such Person’s balance sheet in accordance with GAAP (other than trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures, loan agreements or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations, Purchase Money Obligations or Attributable Indebtedness of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under bankers’ acceptance, letter of credit or similar facilities, (g) all obligations of such Person in respect of Disqualified Equity Interests of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, but if such obligation has not been assumed, then such obligation shall be valued at the lesser of the amount of such obligation and the fair market value of the property securing such obligation at any time of determination and (j) for the purposes of Section 6.01 and Section 7.01(e) only, all obligations of such Person in respect of Swap Contracts.

“Indemnified Liabilities” shall have the meaning set forth in Section 9.05(b).

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” shall have the meaning set forth in Section 9.05(b).

“Initial Commitment” shall mean, as to any Lender, the obligation of such Lender to make a Loan to the Borrower hereunder on the Closing Date in a principal amount not to exceed the amount set forth under the heading “Initial Commitment” opposite such Lender’s name on Annex A or, as the case may be, in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate principal amount of the Initial Commitments on the Closing Date is $40,000,000.

“Intellectual Property” shall mean all rights, priorities, and privileges relating to intellectual property, whether arising under United States of America, state, multinational or foreign laws or otherwise, including, without limitation, copyrights, patents, trademarks, service marks, moral rights, technology, software, source code, know-how, processes, recipes, formulas, trade secrets, confidential information, domain names, and social media accounts; all rights, licenses, and covenants relating to any of the foregoing; and all rights to sue at law or in equity for any infringement, misappropriation, or other impairment of any of the foregoing, including the right to receive all proceeds and damages therefrom.

“Intellectual Property Security Agreements” shall have the meaning set forth in the Guarantee and Collateral Agreement.

“Intercreditor Agreement” shall mean that certain Intercreditor Agreement dated as of the Closing Date, as amended by Amendment No. 1 to Intercreditor Agreement, dated as of the Second Amendment Funding Date ~~and~~, Amendment No. 2 to Intercreditor Agreement, dated as of the Third Amendment Effective Date, and Amendment No. 3 to Intercreditor Agreement, dated as of the Fourth Amendment Effective Date, between the Revolving Loan Lender and the Collateral Agent, and acknowledged by the Loan Parties, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Interest Payment Date” shall mean (a) as to any Eurodollar Loan, the last day of each Interest Period applicable to such Eurodollar Loan and the final maturity date of such Eurodollar Loan; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December to occur while such Loan is outstanding and the Maturity Date.

“Interest Period” shall mean, with respect to any Eurodollar Loan, the period commencing on the date such Eurodollar Loan is disbursed or converted to or continued as a Eurodollar Loan and ending on the date that is three months thereafter, as selected by the Borrower in its Borrowing Notice; provided that (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such next succeeding Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Eurodollar Loan that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no Interest Period shall extend beyond the Maturity Date.

“International Trade Laws” shall mean (a) Sanctions; (b) export control and/or import laws and regulations of the United States and other jurisdictions applicable to the Borrower or any of its Affiliates, including the Arms Export Control Act (22 U.S.C. 2778), the International Traffic in Arms Regulations (ITAR) (22 CFR 120-130), the Export Administration Regulations (EAR) (15 CFR 730-774), and the laws and regulations administered by Customs and Border Protection (19 CFR Parts 1-199); and (c) Anti-Corruption Laws.

“Interpolated Rate” shall mean, at any time, for any Impacted Interest Period, the rate per annum (rounded to the same number of decimal places as the rate published by ICE Benchmark Administration Limited) equal to the rate that results from interpolating on a linear basis between: (a) the rate published by ICE Benchmark Administration Limited for the longest period (for which such rate is available) that is shorter than the Impacted Interest Period and (b) the rate published by ICE Benchmark Administration Limited for the shortest period (for which such rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Inventory” shall have the meaning assigned to such term in Article 9 of the Uniform Commercial Code.

“Investment” shall mean, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” shall mean the United States Internal Revenue Service.

“ISDA Definitions” shall mean the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or any successor thereto.

“Johnstown Facility” shall mean that certain facility located at 129 Industrial Park Rd., Johnstown, Pennsylvania 15904.

“Junior Indebtedness” shall mean, collectively, any Indebtedness of any Group Member that is (x) secured by a Lien that is junior in priority to the Lien securing the Obligations, (y) by its terms subordinated in right of payment to all or any portion of the Obligations pursuant to subordination terms reasonably satisfactory to the Required Lenders or (z) unsecured.

“Lenders” shall have the meaning set forth in the preamble hereto.

“LC Collateral Account” shall mean the “Collateral Account” referenced in Section 7 of the Reimbursement Agreement.

“LC Provider” shall have the meaning set forth in the preamble hereto. There shall not be more than one LC Provider at any time.

“LIBOR” shall mean the London interbank offered rate for Dollars.

“Lien” shall mean, with respect to any property, (a) any mortgage, deed of trust, lien (statutory or other), judgment lien, pledge, encumbrance, claim, charge, assignment, hypothecation, deposit arrangement, security interest or encumbrance of any kind or any arrangement to provide priority or preference in the nature of a security interest or any filing of any financing statement under the UCC or any other similar notice of Lien under any similar notice or recording statute of any Governmental Authority, including any easement, servitude, right-of-way or other encumbrance on title to real property, in each of the foregoing cases whether voluntary or imposed or arising by operation of law, and any agreement to give any of the foregoing, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Lien Waiver Agreement” shall mean an agreement which is executed in favor of the Collateral Agent and, in certain cases, the Revolving Loan Lender by a Person who owns or occupies premises at which any Collateral may be located from time to time, in form and substance reasonably satisfactory to the Collateral Agent and the Required Lenders.

“Liquidity” shall mean the aggregate amount of (a) all Unrestricted Cash of the Loan Parties, (b) the undrawn and available portion of the commitments under the Revolving Loan Agreement and any other revolving credit facility of the Borrower ~~and~~, (c) the undrawn and available portion of the Fourth Amendment Commitment and (d) to the extent not constituting collateral with respect to the Revolving Loan Agreement or any other revolving credit facility of the Borrower, an amount equal to (i) from the Second Amendment Effective Date through October 31, 2021, $15,000,000 and (ii) thereafter, the lesser of (A) $10,000,000 or (B) 45% of the net book value of Eligible Inventory of the Loan Parties located in Mexico and earmarked for firm orders.

“Loan” shall mean (a) a loan made by a Lender pursuant to Section 2.01(a) on the Closing Date ~~and~~, (b) the Second Amendment Loans and (c) the Fourth Amendment Loans.

“Loan Documents” shall mean, collectively, (i) this Agreement, including the First Amendment, the Second Amendment ~~and~~, the Third Amendment and the Fourth Amendment, (ii) the Notes, (iii) the Security Documents, (iv) the Intercreditor Agreement, (v) the Fee Letter, (vi) the Reimbursement Agreement and (vii) all other documents, certificates, instruments or agreements executed and delivered by or on behalf of a Loan Party for the benefit of any Agent or Lender in connection herewith on or after the Signing Date.

“Loan Parties” shall mean, collectively, the Borrower and each Guarantor. For the avoidance of doubt, no Railcar Leasing Subsidiary shall be a Loan Party.

“Make Whole Amount” shall mean (a) with respect to the Loans made on the Closing Date, an amount equal to the sum of (i) the present value, as determined by the Borrower and certified by a Responsible Officer of the Borrower to the Lenders, of all required interest payments due on the Loans that are prepaid from the date of prepayment, acceleration, satisfaction or release through and including the third anniversary of the Closing Date (excluding accrued interest) (assuming that the interest rate applicable to all such interest is equal to (x) the

Eurodollar Rate for an Interest Period of three months in effect on the third Business Day prior to such prepayment or acceleration plus (y) the Applicable Margin for Eurodollar Rate Loans in effect as of such prepayment date) ~~plus (ii) the prepayment premium that would be due under Section 2.06(b) if such prepayment, acceleration, satisfaction or release were made on the day after the third anniversary of the Closing Date~~, in each case discounted to the date of prepayment or acceleration on a quarterly basis (assuming a 360-day year and actual days elapsed) at a rate equal to the sum of the Treasury Rate plus 0.50% ~~and~~ , plus (ii) the prepayment premium that would be due under Section 2.06(b) if such prepayment, acceleration, satisfaction or release were made on the day after the third anniversary of the Closing Date, (b) with respect to the Second Amendment Loans, an amount equal to the sum of (i) the present value, as determined by the Borrower and certified by a Responsible Officer of the Borrower to the Lenders, of all required interest payments due on the Second Amendment Loans ~~from and~~ after March ~~31~~30, 2022 that are prepaid from the date of prepayment, acceleration, satisfaction or release through and including the third anniversary of the Closing Date (excluding accrued interest) (assuming that the interest rate applicable to all such interest is equal to (x) the Eurodollar Rate for an Interest Period of three months in effect on the third Business Day prior to such prepayment or acceleration plus (y) the Applicable Margin for Eurodollar Rate Loans in effect as of such prepayment date) ~~plus (ii) the prepayment premium that would be due under Section 2.06(b) if such prepayment, acceleration, satisfaction or release were made on the day after the third anniversary of the Closing Date~~, in each case discounted to the date of prepayment or acceleration on a quarterly basis (assuming a 360-day year and actual days elapsed) at a rate equal to the sum of the Treasury Rate plus 0.50%~~.~~, plus (ii) the prepayment premium that would be due under Section 2.06(b) if such prepayment, acceleration, satisfaction or release were made on the day after the third anniversary of the Closing Date and (c) with respect to the Fourth Amendment Loans, an amount equal to the sum of (i) the present value, as determined by the Borrower and certified by a Responsible Officer of the Borrower to the Lenders, of all required interest payments due on the Fourth Amendment Loans during the period after January 30, 2023 that are prepaid from the date of prepayment, acceleration, satisfaction or release through and including the third anniversary of the Closing Date (excluding accrued interest) (assuming that the interest rate applicable to all such interest is equal to (x) the Eurodollar Rate for an Interest Period of three months in effect on the third Business Day prior to such prepayment or acceleration plus (y) the Applicable Margin for Eurodollar Rate Loans in effect as of such prepayment date), in each case discounted to the date of prepayment or acceleration on a quarterly basis (assuming a 360-day year and actual days elapsed) at a rate equal to the sum of the Treasury Rate plus 0.50%, plus (ii) the prepayment premium that would be due under Section 2.06(b) if such prepayment, acceleration, satisfaction or release were made on the day after the third anniversary of the Closing Date.

“Margin Stock” shall have the meaning assigned to such term in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Master Agreement” shall have the meaning set forth in the definition of “Swap Contract.”

“Material Adverse Effect” shall mean a material adverse effect on and/or material adverse developments with respect to (a) (i) from the period beginning on the Signing Date through the Closing Date, the business, operations, properties, assets, financial condition or prospects of the Group Members taken as a whole and (ii) after the Closing Date, the business, operations, properties, assets or financial condition of the Group Members taken as a whole; (b) the ability of any Loan Party to fully and timely perform its Obligations; (c) the legality, validity, binding effect or enforceability against any Loan Party of this Agreement or any other Loan Document to which it is a party; or (d) the rights, remedies and benefits available to, or conferred upon, any Agent, any Lender or any other Secured Party under any Loan Document.

“Material Agreement” shall mean any agreement, contract or instrument (other than (x) agreements, contracts or instruments with customers of any Loan Party and (y) the Shoals Facility Lease) to which any Loan Party is a party or by which any Loan Party or any of its properties is bound (other than the Loan Documents) (i) pursuant to which any Loan Party is required to make payments or other consideration, or will receive payments or other consideration, in excess of $5,000,000 in any 12-month period, (ii) governing, creating, evidencing or relating to Material Indebtedness of any Loan Party or (iii) the termination or suspension of which, or the failure of any party thereto to perform its obligations thereunder, could reasonably be expected to have a Material Adverse Effect.

“Material Indebtedness” shall mean Indebtedness (other than the Obligations) of any Group Member in an individual principal amount of $5,000,000 or more.

“Material Owned Real Property” shall mean any Real Property, or group of related tracts of Real Property, acquired (whether in a single transaction or a series of transactions) or owned in fee by any Loan Party, in each case, in respect of which the fair market value (including the fair market value of improvements owned or leased by such Loan Party and located thereon) on such date of determination exceeds $1,000,000.

“Materials of Environmental Concern” shall mean any material, substance or waste that is listed, regulated, or otherwise defined as hazardous, toxic, radioactive, a pollutant or a contaminant under applicable Environmental Law, or which could give rise to liability under any Environmental Laws, including but not limited to petroleum (including crude oil or any fraction thereof), petroleum by-products, toxic mold, polychlorinated biphenyls, urea-formaldehyde insulation, per- or poly-fluoroalkyl substances, asbestos or asbestos-containing material.

“Maturity Date” shall mean the earlier of (i) the fifth anniversary of the Closing Date and (ii) the date on which all Loans shall become due and payable in full hereunder, whether by acceleration or otherwise; provided that, if any such day is not a Business Day, the Maturity Date shall be the Business Day immediately succeeding such day.

“Mexican ABL Credit Facility” shall mean the revolving credit facility evidenced by a revolving credit agreement in form and substance satisfactory to the Required Lenders, which may be entered into after the Closing Date by one or more of the Mexican Subsidiaries, as borrowers, and the lenders from time to time party thereto, as amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time, and which shall (i) have revolving credit commitments in an aggregate principal amount reasonably satisfactory to the Required Lenders and (ii) be secured only by inventory and related assets owned by one or more of the Mexican Subsidiaries and located in Mexico.

“Mexican Security Documents” shall have the meaning set forth in the Guarantee and Collateral Agreement.

“Mexican Subsidiaries” shall mean, collectively, (a) FCA-Fasemex, S. de R.L., de C.V., an entity organized under the laws of Mexico, and (b) FCA-Fasemex Enterprise, S. de R.L., de C.V., an entity organized under the laws of Mexico.

“Mexico Facility” shall mean that certain facility located at Tepic 1100, Colonia California, Coahuila, México, C.P. 25870.

“Mexico Facility Landlord” shall mean Fabricaciones y Servicios de México, S.A. de C.V.

“Mexico Facility Lease” shall mean that certain Amended and Restated Lease Agreement to be entered into on or prior to the Closing Date by FCA-Fasemex, S. de R.L., de C.V., as lessee, and the Mexican Facility Landlord, as lessor, in connection with the lease of the Mexico Facility.

“Mexico JV Acquisition Agreement” shall mean, that certain Equity Purchase Agreement, to be entered into on or prior to the Closing Date by and among the Borrower, Fasemex, Inc., a Texas corporation, Fabricaciones y Servicios de México, S.A. de C.V., and Agben México, S.A. de C.V., an entity organized under the laws of Mexico.

“Mexico JV Transaction” shall mean, the acquisition by Borrower of 50% of each of the outstanding equity interests in (a) FCA-Fasemex, LLC, a Delaware limited liability company, (b) FCA-Fasemex, S. de R.L., de C.V., an entity organized under the laws of Mexico, and (c) FCA-Fasemex Enterprise, S. de R.L., de C.V., an entity organized under the laws of Mexico, pursuant to the Mexico JV Acquisition Agreement.

“Moody’s” shall mean Moody’s Investor Service, Inc. and any successor thereto.

“Mortgaged Properties” shall mean any Material Owned Real Property as to which the Collateral Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to the Mortgages.

“Mortgages” shall mean each of the mortgages and deeds of trust made by any Loan Party, if any, in form and substance reasonably satisfactory to the Required Lenders (with such changes thereto as shall be advisable under the laws of the jurisdiction in which such mortgage or deed of trust is to be recorded), in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

“Multiemployer Plan” shall mean a Plan that is a “multiemployer plan” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” shall mean (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) received by any Group Member, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, consulting fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document or any Lien on all or any part of the Collateral), and other customary fees and expenses actually incurred by any Group Member in connection therewith (in each case other than to the extent payable to an Affiliate); (ii) taxes paid or reasonably estimated to be payable by any Group Member as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); (iii) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (ii) above) (A) associated with the assets that are the subject of such event and (B) retained by any Group Member, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such event occurring on the date of such reduction; and (iv) the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (iv)) attributable to minority interests and not available for distribution to or for the account of any Group Member as a result thereof and (b) in connection with any issuance of any Equity Interests or issuance or sale of debt securities or instruments or the incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, consulting fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith (in each case other than to the extent payable to an Affiliate).

“Next Available Term SOFR” shall mean, at any time, for any Interest Period, Term SOFR for the longest tenor that can be determined by the Required Lenders that is shorter than the applicable Corresponding Tenor.

“Non-Consenting Lender” shall mean any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of each Lender or each affected Lender, in each case, in accordance with the terms of Section 9.01 and (ii) has been approved by the Required Lenders.

“Non-Public Information” shall mean information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD promulgated by the SEC under the Securities Act and the Exchange Act.

“Note” shall mean any promissory note evidencing any Loan.

“Obligations” shall mean the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any proceeding under any Debtor Relief Law, relating to any Group Member, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities owed by any Group Member to any Agent or any Lender or LC Provider, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Reimbursement Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, Prepayment Premium, all fees, charges and disbursements of counsel to the Agents or any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Organizational Documents” shall mean, collectively, with respect to any Person, (i) in the case of any corporation, the certificate of incorporation or articles of incorporation and by-laws (or similar constitutive documents) of such Person, (ii) in the case of any limited liability company, the certificate or articles of formation or organization and operating agreement or memorandum and articles of association (or similar constitutive documents) of such Person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar constitutive documents) of such Person (and, where applicable, the equity holders or shareholders registry of such Person), (iv) in the case of any general partnership, the partnership agreement (or similar constitutive document) of such Person, (v) in any other case, the functional equivalent of the foregoing, and (vi) any shareholder, voting trust or similar agreement between or among any holders of Equity Interests of such Person.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Parent Expenses” shall mean:

(a) costs (including all professional fees and expenses) incurred by Holdings in connection with reporting obligations under or otherwise incurred in connection with compliance with applicable laws, rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, or any indenture or other agreement or instrument relating to Indebtedness of the Borrower or any Subsidiary, including in respect of any reports filed with respect to the Securities Act, the Exchange Act or the respective rules and regulations promulgated thereunder;

(b) customary indemnification obligations of Holdings owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person to the extent relating to the Borrower and its Subsidiaries;

(c) obligations of Holdings in respect of director and officer insurance (including premiums therefor) to the extent relating to the Borrower or any of its Subsidiaries;

(d) general corporate overhead expenses, including professional fees and expenses and other operational expenses of Holdings related to the ownership or operation of the business of the Borrower or any of its Subsidiaries; and

(e) expenses incurred by Holdings in connection with any public offering or other sale of Equity Interests or Indebtedness:

(i)	where the net proceeds of such offering or sale are intended to be received by or contributed to the Borrower or any Subsidiary;

(ii)	in a pro-rated amount of such expenses in proportion to the amount of such net proceeds intended to be received by or contributed to the Borrower or any Subsidiary; or

(iii)

otherwise on an interim basis prior to completion of such offering, so long as Holdings shall cause the amount of such expenses to be repaid to the Borrower or the relevant Subsidiary out of the proceeds of such offering promptly if completed.

“Participant” shall have the meaning set forth in Section 9.06(d).

“Participant Register” shall have the meaning set forth in Section 9.06(d).

“PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Payment in Full” shall mean (a) the termination of all Commitments and (b) the payment in full in cash of all Loans and other amounts owing to any Lender ~~(including any~~, LC Provider~~)~~ or any Agent in respect of the Obligations (other than contingent or indemnification obligations not then due).

“Payment Office” shall mean the office specified from time to time by the Disbursing Agent as its payment office by notice to the Borrower and the Lenders.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Perfection Certificate” shall mean a certificate in form satisfactory to the Required Lenders that provides information with respect to the assets of each Loan Party.

“Permits” shall mean any and all licenses, permits, approvals, certifications, registrations, notifications, exemptions or authorizations of or from any Governmental Authority.

“Permitted Equity Issuance” shall mean the sale or issuance of any Equity Interests (a) pursuant to any employee stock or stock option compensation plan, (b) pursuant to the exercise of the Warrants by the Lenders or their Affiliates in accordance with the terms thereof, (c) by Holdings in connection with the Mexico JV Transaction and (d) in connection with payment of the “Equity Fee” as defined in the Reimbursement Agreement.

“Permitted Equity Liens” shall mean Liens permitted under Section 6.02(a), Section 6.02(c), Section 6.02(r), and Section 6.02(t).

“Permitted Liens” shall mean the collective reference to Liens permitted by Section 6.02.

“Permitted Prior Liens” shall mean Liens permitted pursuant to Section 6.02 (other than Section 6.02(a) and Section 6.02(t)).

“Permitted Refinancing Debt” shall mean any modification, refinancing, refunding, renewal or extension of any Indebtedness; provided that (i) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder; (ii) such modification, refinancing, refunding, renewal or extension has a maturity no earlier and a Weighted Average Life to Maturity no shorter than the Indebtedness being modified, refinanced, refunded, renewed or extended; (iii) at the time thereof, no Default or Event of Default shall have occurred and be continuing; (iv) if the Indebtedness being modified, refinanced, refunded, renewed or extended is unsecured, such modification, refinancing, refunding, renewal or extension is unsecured; (v) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms, taken as a whole, at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended; (vi) if the Indebtedness being modified, refinanced, refunded, renewed or extended is secured, such modification, refinancing, refunding, renewal or extension is secured by no more collateral than the Indebtedness being modified, refinanced, refunded, renewed or extended; and (vii) the primary obligors and guarantors in respect of such Indebtedness being modified, refinanced, refunded, renewed or extended remain the same (or constitute a subset thereof); provided that one or more new obligors and/or guarantors may be added if they are already Loan Parties, are contemporaneously added as Loan Parties at the time of such modification, refinancing, refunding, renewal or extension, or are not required to be Loan Parties because they are Excluded Subsidiaries.

“Person” shall mean any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PIK Interest” shall have the meaning set forth in Section 2.11(d).

“Plan” shall mean any “employee benefit plan” as defined in Section 3(3) of ERISA which is sponsored, maintained or contributed to by, or required to be contributed to by, Holdings, the Borrower or any of their respective ERISA Affiliates or with respect to which Holdings, the Borrower or any of their respective ERISA Affiliates has or could reasonably be expected to have liability, contingent or otherwise, under ERISA.

“Platform” shall mean IntraLinks or a substantially similar electronic transmission system.

“Pledged Equity Interests” shall have the meaning set forth in the Guarantee and Collateral Agreement.

“Prepayment Premium” shall have the meaning set forth in Section 2.06(b).

“Prime Rate” shall mean the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Disbursing Agent or any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Pro Forma Financial Statements” shall have the meaning set forth in Section 3.04(b).

“Projections” shall have the meaning set forth in Section 3.04(c).

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Equity Interests.

“Public Lender” shall mean any Lender that does not wish to receive Non-Public Information with respect to Holdings, the Borrower or their Subsidiaries or their respective securities.

“Purchase Money Obligation” shall mean, for any Person, the obligations of such Person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any fixed or capital assets or the cost of installation, construction or improvement of any fixed or capital assets; provided, however, that (i) such Indebtedness is incurred within 30 days after such acquisition, installation, construction or improvement of such fixed or capital assets by such Person and (ii) the amount of such Indebtedness does not exceed the lesser of 100% of the fair market value of such fixed or capital asset or the cost of the acquisition, installation, construction or improvement thereof, as the case may be.

“Qualified Equity Interests” shall mean Equity Interests that are not Disqualified Equity Interests.

“Railcar Leasing Subsidiary” shall mean each of FreightCar America Leasing, LLC, a Delaware limited liability company, FreightCar America Leasing 1, LLC, a Delaware limited liability company, FreightCar America Capital Leasing, LLC, a Delaware limited liability company, and FreightCar America Railcar Management, LLC, a Delaware limited liability company.

“Real Property” shall mean all real property held or used by any Group Member, which relevant Group Member owns in fee or in which it holds a leasehold interest as a tenant, including as of the Closing Date.

“Recipient” shall mean (a) each Agent and (b) any Lender, as applicable.

“Recovery Event” shall mean the receipt by any Group Member of any cash payments or proceeds under any casualty insurance policy in respect of a covered loss thereunder or as a result of the taking of any assets of any Group Member by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case, in excess of $500,000 individually or $1,000,000 in the aggregate during any fiscal year of Holdings.

“Reference Time” with respect to any setting of the then-current Benchmark shall mean (a) if the Benchmark is LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (b) if the Benchmark is not LIBOR, the time determined by the Required Lenders in their reasonable discretion and notified to the Disbursing Agent.

“Refinancing” shall mean the repayment in full and termination of the Indebtedness under the Existing Credit Agreement on or prior to the Closing Date.

“Register” shall have the meaning set forth in Section 9.06(c).

“Regulation D” shall mean Regulation D of the Board of Governors as in effect from time to time.

“Regulation T” shall mean Regulation T of the Board of Governors as in effect from time to time.

“Regulation U” shall mean Regulation U of the Board of Governors as in effect from time to time.

“Regulation X” shall mean Regulation X of the Board of Governors as in effect from time to time.

“Reimbursement Agreement” means that certain Amended and Restated Reimbursement Agreement, dated as of ~~July 30, 2021~~the Fourth Amendment Effective Date, by and among Holdings, LC Provider ~~and~~, Disbursing Agent and Alter Domus (US) LLC, as Calculation Agent, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Reimbursement Obligations” shall mean (a) the obligations of Holdings to reimburse LC Provider under the Reimbursement Agreement for amounts drawn by Revolving Loan Lender under the Third Amendment Letter of Credit and (b) all fees, expenses, indemnities and other obligations due under the Reimbursement Agreement. Notwithstanding the foregoing, for purposes of the Register, Reimbursement Obligations shall be limited to (i) the “Principal Amount” of the “Credit”, (ii) any portion of the “Principal Amount” that is drawn and required to be reimbursed by Holdings to LC Provider (as notified by LC Provider in writing to the Disbursing Agent in accordance with the Reimbursement Agreement), (iii) the “Letter of Credit Fee” and (iii) the “Cash Fee” (to the extent notified to the Disbursing Agent in writing in accordance with the Reimbursement Agreement); capitalized terms used in this sentence have the meanings ascribed to such terms in the Reimbursement Agreement.

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” shall mean, with respect to Materials of Environmental Concern, any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration into or through the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Materials of Environmental Concern).

“Relevant Governmental Body” means the Board of Governors or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors or the Federal Reserve Bank of New York, or any successor thereto.

“Repayment Liquidity” shall mean the aggregate amount of (a) all Unrestricted Cash of the Loan Parties plus (b) the undrawn and available portion of the commitments under the Revolving Loan Agreement minus (c) all accounts payable of the Loan Parties that are more than 30 days past due.

“Required Lenders” shall mean, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders.

“Requirement of Law” shall mean, as to any Person, such Person’s Organizational Documents, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Responsible Officer” shall mean, as to any Person, the chief executive officer, president or chief financial officer of such Person, but in any event, with respect to financial matters, the chief financial officer or other officer with similar responsibilities of such Person; and with respect to the Disbursing Agent or the Collateral Agent, any officer assigned to the corporate trust office of such Disbursing Agent or Collateral Agent, as applicable, including any managing director, principal, vice president, assistant vice president, assistant treasurer, assistant secretary, or any other officer of such Disbursing Agent or Collateral Agent, as applicable, customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject. Unless otherwise qualified, all references to a “Responsible Officer” shall refer to a Responsible Officer of the Borrower.

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“Revolving Loan Agreement” shall mean that certain Amended and Resetated Loan and Security Agreement dated as of July 30, 2021 by and among Revolving Loan Lender and the Loan Parties, as amended, restated, amended and restated, supplemented or otherwise modified from time to time to the extent not prohibited by the Intercreditor Agreement.

“Revolving Loan Documents” shall mean, collectively, the following (as the same may be amended, restated, refinanced or otherwise modified from time to time to the extent not prohibited by the Intercreditor Agreement): (a) the Revolving Loan Agreement, all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any, (b) all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof, and (c) all of the other agreements, documents and instruments executed and delivered in connection therewith or related thereto.

“Revolving Loan Indebtedness” shall mean “Obligations” (or any such similar term) (as defined in the Revolving Loan Agreement) of the Loan Parties owing to the Revolving Loan Lender under the Revolving Loan Documents.

“Revolving Loan Lender” shall mean Siena Lending Group LLC.

“SBA PPP Loan” shall mean a loan incurred by Holdings under 15 U.S.C. 636(a) (36) (as added to the Small Business Act by Section 1102 of the CARES Act).

“S&P” shall mean S&P Global Ratings and any successor thereto.

“Sale and Leaseback” shall have the meaning set forth in Section 6.09.

“Sanctioned Country” shall mean, at any time, a country or territory that is subject to comprehensive Sanctions (as of the Closing Date, Cuba, Iran, North Korea, Syria, and the Crimea region).

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, or the U.S. Department of Commerce (including the Specially Designated Nationals and Blocked Persons List, the Sectoral Sanctions Identifications List, the Foreign Sanctions Evaders List, the Entity List, the Denied Persons List, or the Unverified List), or by the United Nations Security Council, the European Union or any EU member state; (b) any Person domiciled, organized or resident in a Sanctioned Country; (c) any Person owned or controlled by, or acting on behalf of, any such Person; or (d) any Person that is otherwise targeted by Sanctions.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC pursuant to various statutes, the Foreign Assets Control Regulations (31 CFR Parts 500-598) and all executive orders promulgated thereunder or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Scheduled Material Agreements” shall mean, as of the Closing Date, the Material Agreements described on Schedule 1.01(a).

“SEC” shall mean the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” shall mean that certain Amendment No. 2 to Credit Agreement, dated as of May 14, 2021, by and among Holdings, the Borrower, the other Loan Parties, the Lenders party thereto, the Disbursing Agent and the Collateral Agent.

“Second Amendment Commitment” shall mean, as to any Lender, the obligation of such Lender, if any, to make a Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading “Second Amendment Commitment” opposite such Lender’s name on Annex A or, as the case may be, in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate principal amount of the Second Amendment Commitments on the Second Amendment Effective Date is $16,000,000.

“Second Amendment Effective Date” shall mean May 14, 2021.

“Second Amendment Effective Date Lender” shall mean CO Finance LVS VI LLC.

“Second Amendment Funding Date” shall mean the date on which the conditions precedent set forth in Section 4 of the Second Amendment shall have been satisfied or waived.

“Second Amendment Loan” shall mean a loan made by a Lender pursuant to Section 2.01(b) on the Second Amendment Funding Date.

“Secured Parties” shall have the meaning set forth in the Guarantee and Collateral Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Documents” shall mean the collective reference to the Guarantee and Collateral Agreement, the Mortgages (if any), the Perfection Certificate, the Intellectual Property Security Agreements, the Mexican Security Documents, any control agreements or any other security documents required to be delivered pursuant to the Guarantee and Collateral Agreement or any other Loan Document and all other security documents hereafter delivered to any Agent for the purpose of granting or perfecting a Lien on any Property of any Loan Party to secure the Obligations.

“Shoals Facility” shall mean the railcar manufacturing facility located at 1200 Haley Drive, Cherokee, Alabama 35616.

“Shoals Facility Lease” shall mean that certain Industrial Facility Lease dated as of September 29, 2011 between Teachers’ Retirement Systems of Alabama and Employees’ Retirement System of Alabama, as landlord, and Navistar, Inc., as tenant, which lease was assigned to FreightCar Alabama, LLC pursuant to that certain Assignment and Assumption of Lease dated as of February 28, 2018.

“Shoals Facility Lease Termination” shall mean the termination of the Shoals Facility Lease in a manner that does not require any additional cash payment by the Loan Parties and is otherwise in form and substance reasonably satisfactory to the Lenders.

“Signing Date” shall mean the date on which the conditions precedent set forth in Section 4.01 shall have been satisfied or waived, which date is October 13, 2020.

“Signing Date Loan Documents” shall have the meaning set forth in Section 4.01(a).

“Single Employer Plan” shall mean any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“SOFR” shall mean, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” shall mean the website of the Federal Reserve Bank of New York currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent” shall mean, with respect to any Person, as of any date of determination, on a consolidated basis (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise,” as of such date, (b) the “present fair saleable value” of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (d) such Person will be able to pay its debts as they mature and (e) such Person is not insolvent within the meaning of any applicable Requirements of Law. For purposes of this definition, (i) “debt” shall mean liability on a “claim,” (ii) “claim” shall mean any (A) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (B) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured and (iii) such other quoted terms used in this definition shall be determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors.

“Spot Rate” shall have the meaning set forth in Section 1.06.

“Statutory Reserve Rate” shall mean a fraction (expressed as a decimal), (a) the numerator of which is the number one and (b) the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors to which the Disbursing Agent is subject with respect to the Eurodollar Rate for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of, or credit for, proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Intercompany Note” shall mean the Subordinated Intercompany Note, substantially in the form of Exhibit H.

“Subsidiary” shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Holdings.

“Subsidiary Guarantor” shall mean each existing and subsequently acquired or organized direct or indirect Wholly Owned Subsidiary of Holdings (other than the Borrower and any Excluded Subsidiary) which has guaranteed the Obligations.

“Swap Contract” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement, in each case for the purpose of hedging the foreign currency, interest rate or commodity risk associated with the operations of the Group Members.

“Swap Termination Value” shall mean, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) have been determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease” shall mean, as to any Person, (a) any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (i) that is accounted for as an operating lease under GAAP and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes or (b) (i) a synthetic, off-balance sheet or tax retention lease or (ii) an agreement for the use or possession of property (including a Sale and Leaseback), in each case under this clause (b), creating obligations that do not appear on the balance sheet of such person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tax Distribution Amount” shall mean any Taxes measured by income of Holdings, the Borrower or any Subsidiary for which Holdings (or another member of any group filing a consolidated, unitary or combined tax return with Holdings) is liable, up to an amount not to exceed the amount of any such Taxes that Holdings and its Subsidiaries would have been required to pay on a separate group basis if Holdings and its Subsidiaries had paid tax on a consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group consisting only of Holdings and its Subsidiaries, taking into account any net operating losses or other attributes of Holdings or its Subsidiaries.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” shall mean, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Third Amendment” shall mean that certain Amendment No. 3 to the Credit Agreement, dated as of July 30, 2021, by and among Holdings, the Borrower, the other Loan Parties, the Lenders party thereto, the Disbursing Agent and the Collateral Agent.

“Third Amendment Effective Date” shall mean July 30, 2021.

“Third Amendment Letter of Credit” shall mean that certain standby letter of credit (as may be amended from time to time), dated July 30, 2021, issued by Wells Fargo Bank, N.A., in the stated principal amount of $25,000,000, for the account of Holdings and for the benefit of the Revolving Loan Lender.

“Title Company” shall have the meaning set forth in Section 5.12(c).

“Title Policy” shall have the meaning set forth in Section 5.12(c).

“Total Credit Exposure” shall mean, as to any Lender at any time, the unused Commitments and outstanding Loans of such Lender at such time.

“Transaction Expenses” shall mean any fees or expenses incurred or paid by Holdings or any of the Subsidiaries in connection with the Transactions (including payments to officers, employees and directors as payouts or special or retention bonuses to be paid on or prior to the Closing Date), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transactions” shall mean (a) as applicable to the Closing Date, collectively, the transactions to occur on or prior to the Closing Date pursuant to the Loan Documents, including (i) the execution, delivery and performance of the Loan Documents, the initial borrowings hereunder and the use of proceeds thereof; (ii) the Refinancing; (iii) the execution, delivery and performance of the Revolving Loan Documents; (iv) the consummation of the Mexico JV Transaction; and (v) the payment of Transaction Expenses; ~~and~~ (b) as applicable to the Second Amendment Funding Date, collectively, the transactions to occur on or prior to the Second Amendment Funding Date, including (i) the execution, delivery and performance of the Second Amendment and the other Loan Documents, the borrowings hereunder and the use of proceeds thereof and (ii) the payment of all fees and expenses owing in connection with the foregoing, and the other transactions contemplated hereby~~.~~; and (c) as applicable to the Fourth Amendment Effective Date, collectively, the transactions to occur on or prior to the Fourth Amendment Effective Date, including (i) the execution, delivery and performance of the Fourth Amendment and the other Loan Documents, the borrowings hereunder and the use of proceeds thereof and (ii) the payment of all fees and expenses owing in connection with the foregoing, and the other transactions contemplated hereby.

“Treasury Rate” shall mean, at any determination date, the yield to maturity as of such date of constant maturity United States Treasury securities (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two Business Days prior to such date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such date to the third anniversary of the Closing Date; provided, however, that if no published maturity exactly corresponds with such date, then the Treasury Rate shall be interpolated or extrapolated on a straight-line basis from the arithmetic mean of the yields for the next shortest and next longest published maturities; provided further, however, that if the period from such date to the third anniversary of the Closing Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Type” shall mean, as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code, as in effect from time to time in any applicable jurisdiction.

“Unrestricted Cash” shall mean, as of any date of determination, the aggregate amount of all cash and Cash Equivalents on the consolidated balance sheet of the Loan Parties that are not “restricted” for purposes of GAAP and in which the Collateral Agent has a perfected first-priority security interest (subject only to Permitted Liens); provided, however, that the aggregate amount of Unrestricted Cash shall not (i) include any cash or Cash Equivalents that are subject to a Lien (other than any Permitted Lien) or (ii) include any cash or Cash Equivalents that are restricted by contract, law or material adverse tax consequences from being applied to repay any Funded Debt.

“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.16(g).

“Warrants” shall have the meaning set forth in Section 4.02(r).

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such Person or one or more wholly owned subsidiaries of such Person or by such Person and one or more wholly owned subsidiaries of such Person. Unless otherwise qualified, all references to a “Wholly Owned Subsidiary” or to “Wholly Owned Subsidiaries” in this Agreement shall refer to a Wholly Owned Subsidiary or Wholly Owned Subsidiaries of Holdings.

“Withdrawal Liability” shall mean any liability to a Multiemployer Plan as a result of a “complete withdrawal” or “partial withdrawal” from such Multiemployer Plan, as such terms are defined in Section 4201(b) of ERISA.

“Withholding Agent” shall mean any Loan Party and the Disbursing Agent.

Section 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organizational Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, recitals, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and recitals, Annexes, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” shall mean “from and excluding”, the words “to” and “until” each mean “to but excluding” and the word “through” shall mean “to and including”.

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Historical Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) Accounting Change. If at any time any Accounting Change shall occur and such change results in a change in the method of calculation of any financial covenant, standard or term in this Agreement, then upon the written request of the Borrower or the Required Lenders, the Borrower and the Lenders shall negotiate in good faith in order to amend such provisions so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating Holdings’ and the Borrower’s financial condition shall be the same after such Accounting Change as if such Accounting Change had not occurred; provided that, until such time as an amendment shall have been executed and delivered by Holdings, the Borrower and the Required Lenders, (A) all such financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred and (B) the Borrower shall provide to the Disbursing Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such financial covenants, standards and terms made before and after giving effect to such Accounting Change. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Historical Audited Financial Statements for all purposes of this Agreement, notwithstanding any Accounting Change relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of Holdings and its Subsidiaries or to the determination of any amount for Holdings and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that Holdings is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

Section 1.04 Rounding. Any financial ratios determined pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.06 Currency Equivalents Generally. Any amount specified in this Agreement (other than in Article II, Article VIII and Article IX) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Disbursing Agent at such time on the basis of the Spot Rate for the purchase of such currency with Dollars. The

-“Spot Rate” for a currency means the rate determined by the Disbursing Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Disbursing Agent may obtain such spot rate from another financial institution designated by the Disbursing Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

Section 1.07 Rates. The Disbursing Agent does not warrant, nor accept responsibility, nor shall the Disbursing Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto. The Disbursing Agent shall not be under any obligation to (i) monitor, determine or verify the unavailability or cessation of LIBOR (or other applicable benchmark index), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event, Benchmark Replacement Date or Benchmark Unavailability Period, or (ii) to select, determine or designate any alternative reference rate or Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, or (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing.

Section 1.08 Cashless Rolls. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, any Lender may exchange, continue or roll over all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower and such Lender.

Section 1.09 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

LOANS

Section 2.01 Commitments.

(a) Subject to the terms and conditions set forth herein, each Lender with ~~a~~an Initial Commitment made a Loan to the Borrower on the Closing Date in an amount equal to (i) the Initial Commitment of such Lender less (ii) the original issue discount applicable to such Lender as set forth on Annex A. Each Lender’s Initial Commitment to make a Loan on the Closing Date terminated on the Closing Date after giving effect to the funding of such Lender’s

Initial Commitment on the Closing Date. The Borrower hereby acknowledges, confirms and agrees that $40,000,000 of the aggregate Initial Commitments of the Lenders were advanced on the Closing Date and remain outstanding on the ~~Second~~Fourth Amendment Effective Date. Moreover, the Borrower and the Lenders agree and acknowledge that each Loan made on the Closing Date and the associated Warrant comprise an “investment unit” within the meaning of Treasury Regulations Section 1.1273-2(h), and that the fair market value of each Warrant is specified on Annex A hereto. The sum of the discount specified in the foregoing clause (ii) and the fair market value of the Warrants will be treated as original issue discount on the Loans made on the Closing Date for U.S. federal income tax purposes and will reduce the issue price of such Loans.

(b) Subject to the terms and conditions set forth herein, each Lender with a Second Amendment Commitment ~~agrees, severally and not jointly, to make~~made a Loan to the Borrower on the Second Amendment Funding Date in an amount equal to (i) the Second Amendment Commitment of such Lender less (ii) the original issue discount applicable to such Lender as set forth on Annex A. ~~The Borrower may make only one borrowing under the Second Amendment Commitments, which shall be on the Second Amendment Funding Date.~~ Each Lender’s Second Amendment Commitment ~~shall terminate immediately and without further action on the earlier of (i)~~terminated on the Second Amendment Funding Date after giving effect to the funding of such Lender’s Second Amendment Commitment on the Second Amendment Funding Date ~~or (ii) May 28, 2021.~~. The Borrower hereby acknowledges, confirms and agrees that $16,000,000 of the aggregate Second Amendment Commitments of the Lenders were advanced on the Second Amendment Funding Date and remain outstanding on the Fourth Amendment Effective Date.

(c) Subject to the terms and conditions set forth herein, each Lender with a Fourth Amendment Commitment agrees, severally and not jointly, to make one or more Fourth Amendment Loans to the Borrower during the Fourth Amendment Availability Period in an aggregate principal amount that will not result in the aggregate principal amount at such time of all outstanding Fourth Amendment Loans exceeding the aggregated Fourth Amendment Commitments of the Lenders. Any borrowing of Fourth Amendment Loans will automatically and permanently reduce the Fourth Amendment Commitments in an amount corresponding to the amount of such borrowing. All Fourth Amendment Loans will be issued with original issue discount of 2.0%. The Borrower may make up to two borrowings under the Fourth Amendment Commitments, and each borrowing shall be in a minimum amount of $5,000,000 and increments of $1,000,000 in excess thereof. Each Lender’s Fourth Amendment Commitment shall terminate immediately and without further action on the earliest of (i) the last day of the Fourth Amendment Availability Period, (ii) the applicable Fourth Amendment Funding Date on which the entire Fourth Amendment Commitments have been funded and (iii) the date that the Fourth Amendment Commitments are terminated in accordance with Section 7.02. Moreover, the Borrower and the Lenders agree and acknowledge that each Fourth Amendment Loan made on a Fourth Amendment Funding Date and the associated Fourth Amendment Warrant comprise an “investment unit” within the meaning of Treasury Regulations Section 1.1273-2(h), and that the fair market value of each Fourth Amendment Warrant shall be determined immediately prior to the borrowing of Fourth Amendment Loans on the applicable Fourth Amendment Funding Date. The sum of the 2.0% discount specified above and the fair market value of the associated Fourth Amendment Warrants will be treated as original issue discount on the Fourth Amendment Loans for U.S. federal income tax purposes and will reduce the issue price of such Fourth Amendment Loans.

(d) ~~(c)~~ Any amounts borrowed under this Section 2.01 and subsequently repaid or prepaid may not be reborrowed. Subject to Section 2.07 and Section 2.08, all amounts owed hereunder with respect to the Loans shall be paid in full no later than the Maturity Date.

(e) ~~(d)~~ The Second Amendment Loans shall constitute a separate tranche from the term loans outstanding immediately prior to the Second Amendment Funding Date, and the Fourth Amendment Loans shall constitute a separate tranche from the term loans outstanding immediately prior to the Fourth Amendment Effective Date. The Borrower and the Lenders hereby acknowledge and agree that, for U.S. federal income tax purposes, pursuant to Treasury Regulation Section 1.1275-2(c), each tranche will be treated as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of Section 1271 of the Code.

Section 2.02 Procedure for Borrowing.

(a) The Borrower shall deliver to the Disbursing Agent a fully executed Borrowing Notice no later than 2:00 p.m. (x) ~~one~~three Business ~~Day~~Days in advance of the ~~Second~~proposed Fourth Amendment Funding Date in the case of Base Rate Loans and (y) three Business Days in advance of the ~~Second~~proposed Fourth Amendment Funding Date in the case of Eurodollar Loans (or such shorter period as may be acceptable to the Lenders and the Disbursing Agent). If no election as to the Type of Borrowing is specified in any such notice, then the requested borrowing shall be a Base Rate Borrowing. The Disbursing Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.02 (and the contents thereof), and of each Lender’s portion of the requested borrowing.

(b) Upon receipt of written confirmation by the Lenders of the satisfaction or waiver of the conditions precedent specified herein, each Lender shall make its ~~Second~~Fourth Amendment Loan available to the Disbursing Agent not later than 12:00 p.m. on the ~~Second~~applicable Fourth Amendment Funding Date by wire transfer of same day funds in Dollars, at the principal office designated by the Disbursing Agent. Upon satisfaction or waiver of the conditions precedent specified herein and receipt of funds from each Lender sufficient to make the ~~Second~~requested Fourth Amendment Loans, the Disbursing Agent shall make the proceeds of ~~the Second~~such Fourth Amendment Loans available to the Borrower on the ~~Second~~applicable Fourth Amendment Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such ~~Second~~Fourth Amendment Loans received by Disbursing Agent from the Lenders to be credited to such account(s) as may be designated in writing to the Disbursing Agent by the Borrower.

Section 2.03 Repayment of Loans. The Borrower shall repay to the Lenders the aggregate principal amount of all Loans outstanding on the Maturity Date.

Section 2.04 Lenders’ Evidence of Debt; Register; Notes.

(a) Lenders’ Evidence of Debt. Each Lender and LC Provider shall maintain in accordance with its usual practice an account or accounts evidencing the Obligations of the Borrower and Holdings to such Lender or LC Provider, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof and any Reimbursement Obligations owed to such Lender ~~in its capacity as an~~or LC Provider. Any such recordation shall be conclusive and binding on the Borrower and Holdings, absent manifest error; provided that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments, the Borrower’s Obligations in respect of any applicable Loans or Holdings’ Reimbursement Obligations; provided, further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b) Register. The Disbursing Agent (or its agent or sub-agent appointed by it) shall maintain the Register pursuant to Section 9.06(c), in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (iii) the amount of any sum received by the Disbursing Agent hereunder from the Borrower and each Lender’s share thereof and (iv) the Reimbursement Obligations owed to ~~each~~ LC Provider. The entries made in the Register shall be conclusive and binding on the Borrower, Holdings and each Lender, absent manifest error, and the Disbursing Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans and Reimbursement Obligations recorded therein for the purposes of this Agreement; provided that failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s Obligations in respect of any Loans or Holdings’ Reimbursement Obligations. Each of Holdings and the Borrower hereby designates the Disbursing Agent to serve as Holdings’ and the Borrower’s non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.04(b), and each of Holdings and the Borrower hereby agrees that, to the extent the Disbursing Agent serves in such capacity, the Disbursing Agent and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees.”

(c) Notes. The Borrower agrees that, upon request by any Lender, the Borrower will promptly execute and deliver to such Lender a promissory note of the Borrower evidencing any Loans of such Lender, substantially in the form of Exhibit D (a “Note”), with appropriate insertions as to date and principal amount; provided that the obligations of the Borrower in respect of each Loan shall be enforceable in accordance with the Loan Documents whether or not evidenced by any Note.

Section 2.05 Fees.

(a) The Borrower agrees to pay on the Closing Date to each Lender party to this Agreement as a Lender on the Closing Date, as fee compensation for the availability of such Lender’s Initial Commitment, a closing fee in an amount equal to 1.00% of the aggregate principal amount of such Lender’s Initial Commitment, payable to such Lender from the proceeds of Loans as and when funded on the Closing Date. Such closing fees shall be in all respects fully earned, due and payable on the Closing Date and non-refundable and non-creditable thereafter.

(b) The Borrower shall pay to the Disbursing Agent for the account of each Lender holding a Fourth Amendment Commitment a non-refundable ticking fee (each, a “Delayed Draw Ticking Fee”) for the period commencing on the Fourth Amendment Effective Date and ending on the date that the Fourth Amendment Commitments expire or are terminated, in an amount equal to 1.0% per annum times the actual daily amount of the unutilized Fourth Amendment Commitments. Each Delayed Draw Ticking Fee shall accrue daily and be payable in cash in arrears on the last Business day of each of March, June, September and December during the period that the Fourth Amendment Commitments remain outstanding and on the date that such Fourth Amendment Commitments expire or are terminated. Each Delayed Draw Ticking Fee shall be distributed by the Disbursing Agent to each Lender holding a Fourth Amendment Commitment pro rata in accordance with such Lenders’ respective Fourth Amendment Commitments (as in effect immediately prior to the payment date for such Delayed Draw Ticking Fee).

(c) ~~(b)~~ The Borrower agrees to pay to the Agents the fees in the amounts and on the dates from time to time set forth in the Fee Letter and as otherwise agreed to in writing by the Borrower and the Agents.

Section 2.06 Voluntary Prepayments; Call Protection.

(a) Voluntary Prepayments.

(i) Any time and from time to time (subject to the payment of any Prepayment Premium set forth in Section 2.06(b)):

(A) the Borrower may prepay Base Rate Loans on any Business Day in whole or in part, in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount; and

(B) the Borrower may prepay Eurodollar Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount.

(ii) All such prepayments shall be made:

(A) upon not less than one Business Day’s prior written notice in the case of Base Rate Loans; and

(B) upon not less than three Business Days’ prior written notice in the case of Eurodollar Rate Loans;

in each case given to the Disbursing Agent by 12:00 p.m. on the date required (and the Disbursing Agent will promptly transmit such original notice to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. The Borrower’s notice may state that such notice is conditioned upon the effectiveness of other credit facilities or one or more other events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Disbursing Agent on or prior to the specified effective date) if such condition is not satisfied; provided that the Borrower shall make any payments required to be made pursuant to Section 2.17. Notwithstanding the foregoing, the Borrower may only repay the Second Amendment Loans if it has Repayment Liquidity of at least $20,000,000 after making such payment.

(b) Call Protection. In the event all or any portion of the principal of the Loans is (i) voluntarily prepaid under Section 2.06(a), (ii) prepaid under Section 2.07(a), Section 2.07(b), Section 2.07(c), Section 2.07(d) or Section 2.07(e), (iii) accelerated in accordance with Article VII (including, without limitation, automatic acceleration upon an Event of Default under Section 7.01(f) or Section 7.01(g) or operation of law upon the occurrence of a bankruptcy or insolvency event) ~~or~~, (iv) satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means or (v) repaid on the Maturity Date, the Borrower shall be required to pay (A) the Make Whole Amount if such prepayment, acceleration, satisfaction or release with respect to (1) any Loans made on the Closing Date occurs on or prior to the third anniversary of the Closing Date ~~or~~, (2) any Second Amendment Loans occurs on or after March 31, 2022 and on or prior to the third anniversary of the Closing Date or (3) any Fourth Amendment Loans occurs on or after January 31, 2023 and on or prior to the third anniversary of the Closing Date or (B) the Applicable Prepayment Premium if such prepayment, acceleration, satisfaction ~~or~~, release or repayment with respect to (1) any Loans made on the Closing Date occurs after the third anniversary of the Closing Date ~~or~~, (2) any Second Amendment Loans occurs after the Second Amendment Effective Date through March 30, 2022 or after the third anniversary of the Closing Date or (3) any Fourth Amendment Loans occurs after the Fourth Amendment Effective Date through January 30, 2023 or after the third anniversary of the Closing Date (the Make Whole Amount and the Applicable Prepayment Premium, as the case may be, the “Prepayment Premium”); provided, that prepayments of outstanding PIK Interest that have been accrued and capitalized pursuant to Section 2.11(d) shall not be subject to any Prepayment Premium. It is understood and agreed that the Prepayment Premium applicable at the time of a prepayment, acceleration, satisfaction ~~or~~, release or repayment shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof. Any Prepayment Premium payable prior to the Maturity Date under the terms of this Agreement shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination, and the Borrower agrees that it is reasonable under the circumstances currently existing. EACH LOAN PARTY EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM IN CONNECTION WITH SUCH PREPAYMENT ~~OR~~, ACCELERATION OR REPAYMENT. The Borrower expressly agrees (to the fullest extent that it may lawfully do so) that: (A) the Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Prepayment Premium shall be payable notwithstanding the then-prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay the Prepayment Premium; and (D) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Borrower expressly acknowledges that its agreement to pay the Prepayment Premium to the Lenders as herein described is a material inducement to the Lenders to provide the Commitments and make the Loans. For the avoidance of doubt, the Disbursing Agent shall have no obligation to calculate, or to verify the Borrower’s or any Lender’s calculation of, any Prepayment Premium due under this Agreement.

Section 2.07 Mandatory Prepayments.

(a) Asset Sales. Subject to the reinvestment right described in the proviso, no later than the fifth Business Day following the date of receipt by any Loan Party of any Net Cash Proceeds of any Asset Sale, the Borrower shall prepay the Loans (subject to the payment of any prepayment premium set forth in Section 2.06(b)) as set forth in Section 2.08 in an aggregate amount equal to such Net Cash Proceeds; provided that so long as no Event of Default shall have occurred and be continuing, if Borrower delivers to the Disbursing Agent a certificate of a Responsible Officer to the effect that the Borrower or its relevant Subsidiaries intend to apply the Net Cash Proceeds from such event (or a portion thereof specified in such certificate), within 365 days of receipt thereof in assets of the type used in the business of Holdings and its Subsidiaries, then no prepayment shall be required pursuant to this paragraph with respect to the Net Cash Proceeds specified in such certificate. In the event that such Net Cash Proceeds are not so reinvested prior to the last day of such 365 day period, the Borrower shall prepay the Loans in an amount equal to such Net Cash Proceeds as set forth in Section 2.08.

(b) Recovery Events. Subject to the reinvestment right described in the proviso, no later than the fifth Business Day following the date of receipt by any Loan Party, or the Collateral Agent as loss payee, of any Net Cash Proceeds of any Recovery Event, the Borrower shall prepay (subject to the payment of any prepayment premium set forth in Section 2.06(b)) the Loans as set forth in Section 2.08 in an aggregate amount equal to such Net Cash Proceeds; provided that so long as no Event of Default shall have occurred and be continuing, if Borrower delivers to the Disbursing Agent a certificate of a Responsible Officer to the effect that the Borrower or its relevant Subsidiaries intend to apply the Net Cash Proceeds from such event (or a portion thereof specified in such certificate), within 365 days of receipt thereof in assets of the type used in the business of Holdings and its Subsidiaries, which investment may include the repair, restoration or replacement of the affected assets, then no prepayment shall be required pursuant to this paragraph with respect to the Net Cash Proceeds specified in such certificate. In the event that such Net Cash Proceeds are not so reinvested prior to the last day of such 365 day period, the Borrower shall prepay the Loans in an amount equal to such Net Cash Proceeds as set forth in Section 2.08.

(c) Equity Offerings. No later than the first Business Day following the date of receipt by Holdings of any Net Cash Proceeds with respect to any Equity Offering (other than a Permitted Equity Issuance), the Borrower shall prepay (subject to the payment of any prepayment premium set forth in Section 2.06(b)) the Loans as set forth in Section 2.08 in an aggregate amount equal to 100% of such Net Cash Proceeds.

(d) Issuance of Debt. No later than the first Business Day following the date of receipt by any Loan Party of any Net Cash Proceeds from the incurrence of any Indebtedness of any Loan Party (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.01), the Borrower shall prepay (subject to the payment of any prepayment premium set forth in Section 2.06(b)) the Loans as set forth in Section 2.08 in an aggregate amount equal to 100% of such Net Cash Proceeds.

(e) Extraordinary Receipts. No later than the fifth Business Day following the date of receipt by any Loan Party of any Extraordinary Receipts, the Borrower shall prepay the Loans as set forth in Section 2.08 in an aggregate amount equal to such Extraordinary Receipts (net of all reasonable out-of-pocket expenses or other amounts required to be paid in connection therewith and reserves for income taxes and indemnities); provided that so long as no Event of Default shall have occurred and be continuing, if Borrower delivers to the Disbursing Agent a certificate of a Responsible Officer to the effect that the Borrower or its relevant Subsidiaries intend to apply the Net Cash Proceeds from such event (or a portion thereof specified in such certificate), within 365 days of receipt thereof in assets of the type used in the business of Holdings and its Subsidiaries, then no prepayment shall be required pursuant to this paragraph with respect to the Extraordinary Receipts specified in such certificate. In the event that such Extraordinary Receipts are not so reinvested prior to the last day of such 365 day period, the Borrower shall prepay the Loans in an amount equal to such Extraordinary Receipts as set forth in Section 2.08.

Section 2.08 Application of Prepayments. Any prepayment shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrower pursuant to Section 2.17.

Section 2.09 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Disbursing Agent at least one Business Day’s prior irrevocable notice of such election; provided that any such conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Disbursing Agent at least three Business Days’ prior irrevocable notice of such election; provided that no Base Rate Loan may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Required Lenders have determined not to permit such conversions or (ii) after the date that is one month prior to the Maturity Date. Upon receipt of any such notice, the Disbursing Agent shall promptly notify each relevant Lender thereof.

(b) The Borrower may elect to continue any Eurodollar Loan as such upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to the Disbursing Agent; provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Required Lenders have determined not to permit such continuations or (ii) after the date that is one month prior to the Maturity Date; provided, further, that if the Borrower shall fail to give any required notice as described above in this Section 2.09(b) or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be converted automatically to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Disbursing Agent shall promptly notify each relevant Lender thereof.

Section 2.10 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than four (4) Eurodollar Tranches shall be outstanding at any one time.

Section 2.11 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin in effect for such day.

(b) Each Base Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin in effect for such day.

(c) (i) Automatically, after the occurrence and during the continuance of an Event of Default described in Section 7.01(a), Section 7.01(f) or Section 7.01(g) and (ii) after notice to the Borrower from the Required Lenders, after the occurrence and during the continuance of any other Event of Default, the Borrower shall pay interest on all amounts (whether or not past due) owing by it hereunder at a rate per annum at all times, after as well as before judgment, equal to (x) in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section 2.11(a) or Section 2.11(b), as applicable, plus 2.00% per annum and (y) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the rate that would be applicable to Base Rate Loans plus 2.00% per annum, in each case, from the date of such Event of Default or if later, the date specified in any such notice until such Event of Default is cured or waived.

(d) Interest shall be due and payable by the Borrower in arrears on each Interest Payment Date; provided that interest accruing pursuant to Section 2.11(c) shall be due and payable upon demand. On each Interest Payment Date, the Borrower shall have the option of paying a portion of the interest due in an amount up to 2.5% per annum in cash or in kind (“PIK Interest”) by capitalizing such amount and adding it to the principal amount of the Loans. If the Borrower elects to make payments of interest in cash pursuant to the immediately preceding sentence, the Borrower shall notify the Disbursing Agent of such election at least three Business Days prior to the applicable Interest Payment Date.

(e) Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(f) All computations of interest for Base Rate Loans determined by reference to the “Prime Rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, bear interest for one day. Each determination by the Disbursing Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.12 Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to perform any of its obligations hereunder or to make, maintain or fund or charge interest with respect to any Loan or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower (with a copy to the Disbursing Agent), (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Loan or continue Eurodollar Loans or to convert Base Rate Loans to Eurodollar Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on such Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Disbursing Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Disbursing Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Disbursing Agent), prepay or, if applicable, convert all Eurodollar Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Disbursing Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Disbursing Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Disbursing Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued and unpaid interest on the amount so prepaid or converted.

Section 2.13 Inability to Determine Interest Rate; Effect of Benchmark Transition Event.

(a) Temporary Inability to Determine Interest Rate. Unless and until a Benchmark Replacement is implemented in accordance with Section 2.13(b), if, in connection with any request for a Eurodollar Loan or a conversion to or continuation thereof, (a) the Disbursing Agent or the Required Lenders determine that (i) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Eurodollar Loan, or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan or in connection with an existing or proposed Base Rate Loan, or (b) the Disbursing Agent or the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Loan, the Disbursing Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Loans shall be suspended (to the extent of the affected Eurodollar Loans or Interest Periods) and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Disbursing Agent, upon the instruction of the Required Lenders, revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Eurodollar Loans (to the extent of the affected Eurodollar Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for Base Rate Loans in the amount specified therein.

(b) Effect of Benchmark Transition Event.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (a) or (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (c) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the first Business Day after the Rate Election Notice is provided to each of the other parties hereto.

(ii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Required Lenders (in consultation with the Borrower) will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that the Disbursing Agent shall not be bound to follow or agree to any amendment or supplement to this Agreement (including, without limitation, any Benchmark Replacement Conforming Changes) that would increase or materially change or affect the duties, obligations or liabilities of the Disbursing Agent (including without limitation the imposition or expansion of discretionary authority), or reduce, eliminate, limit or otherwise change any right, privilege or protection of the Disbursing Agent, or would otherwise materially and adversely affect the Disbursing Agent, in each case in its reasonable judgment, without the Disbursing Agent’s express written consent.

(iii) Notices; Standards for Decisions and Determinations. The Required Lenders will promptly notify the Borrower, the Disbursing Agent and the Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.13(b)(iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Lenders pursuant to this Section 2.13(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.13(b). In the event that LIBOR or applicable Benchmark is not available on any determination date, then unless the Disbursing Agent is notified of a replacement Benchmark in accordance with the provisions of this Agreement within two (2) Business Days, the Disbursing Agent shall use the interest rate in effect for the immediately prior Interest Period.

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement) (A) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Required Lenders may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Required Lenders may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor, and the Required Lenders shall notify the Disbursing Agent of any such modification. In the event that the applicable Benchmark is not available on any determination date, then unless the Disbursing Agent is notified of a replacement Benchmark in accordance with the provisions of this Agreement within two (2) Business Days, the Disbursing Agent shall use the interest rate in effect for the immediately prior Interest Period.

(v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice from the Required Lenders of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

Section 2.14 Payments Generally.

(a) General. All payments to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. All payments by the Borrower hereunder shall be made to the Disbursing Agent, for the account of the respective Lenders to which such payment is owed, at the Payment Office, in Dollars and in immediately available funds prior to 1:00 p.m. on the date specified herein. Any payment made by the Borrower hereunder that is received by the Disbursing Agent after 1:00 p.m. on any Business Day shall be deemed to have been received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. The Disbursing Agent shall distribute such payments to the Lenders by wire transfer promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(b) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 9.05(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 9.05(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 9.05(c).

(c) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(d) Insufficient Funds. Subject to Section 7.03, if at any time insufficient funds are received by and available to the Disbursing Agent to pay fully all amounts of principal, interest, Prepayment Premium and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and Prepayment Premium then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Prepayment Premium then due to such parties.

Section 2.15 Increased Costs; Capital Adequacy.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate);

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its Loans, Loan principal, Commitments or other Obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan, or to increase the cost to such Lender or such other Recipient of participating in, issuing or maintaining any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon the request of such Lender or other Recipient, the Borrower will promptly pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time after submission by such Lender to the Borrower (with a copy to the Disbursing Agent) of a written request therefor the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered on an after-tax basis.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 2.15(a) or Section 2.15(b) and delivered to the Borrower (with a copy to the Disbursing Agent), shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.15 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) The obligations of the Borrower pursuant to this Section 2.15 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 2.16 Taxes.

(a) Defined Terms. For purposes of this Section 2.16, the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Disbursing Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses (including reasonable fees and disbursements of counsel) arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or Agent (with a copy to the Disbursing Agent), or by the Disbursing Agent on its own behalf or on behalf of a Lender or Agent, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Disbursing Agent, within 30 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Disbursing Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Disbursing Agent in connection with any Loan Document, and any reasonable expenses (including reasonable fees and disbursements of counsel) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Disbursing Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Disbursing Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Disbursing Agent to the Lender from any other source against any amount due to the Disbursing Agent under this Section 2.16(e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.16, such Loan Party shall deliver to the Disbursing Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Disbursing Agent.

(g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Disbursing Agent, at the time or times reasonably requested by the Borrower or the Disbursing Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Disbursing Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Disbursing Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Disbursing Agent as will enable the Borrower or the Disbursing Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(g)(ii)(A), Section 2.16(g)(ii)(B) and Section 2.16(g)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Disbursing Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Disbursing Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Disbursing Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Disbursing Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9 and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Disbursing Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Disbursing Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Disbursing Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Disbursing Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Disbursing Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Disbursing Agent as may be necessary for the Borrower and the Disbursing Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.16(g)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Disbursing Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.16(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.16(h) in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.16(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.16(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Disbursing Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.17 Breakage Payments. In the event of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement (which notice has not been revoked in accordance with the provisions of this Agreement), (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto or (d) the assignment of any Eurodollar Loan on a day that is not the last day of an Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Eurodollar Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate as to any amounts payable pursuant to this Section 2.17 submitted to the Borrower (with a copy to the Disbursing Agent) by any Lender shall be conclusive in the absence of manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within three Business Days after receipt thereof. This Section 2.17 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 2.18 Pro Rata Treatment.

(a) Each borrowing of Loans by the Borrower shall be allocated pro rata as among the Lenders in accordance with their respective Commitments.

(b) Each repayment by the Borrower in respect of principal or interest on the Loans and each payment in respect of Prepayment Premium, fees or expenses payable hereunder shall be applied to the amounts of such obligations owing to the Lenders entitled thereto pro rata in accordance with the respective amounts then due and owing to such Lenders. For the avoidance of doubt, any payment of the Reimbursement Obligations owing to ~~any~~ LC Provider shall be payable solely to ~~such~~ LC Provider (or its designee, as applicable, as set forth in the Reimbursement Agreement).

(c) The application of any payment of Loans shall be made, first, to Base Rate Loans and, second, to Eurodollar Loans. Each payment of the Loans shall be accompanied by accrued interest to the date of such payment on the amount paid.

Section 2.19 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.15, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall (at the request of the Borrower) use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or Section 2.16, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.19(a), or if any Lender is a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Disbursing Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or Section 2.16) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that any Non-Consenting Lender shall be deemed to have consented to the assignment and delegation of its interests, rights and obligations if it does not execute and deliver an Assignment and Assumption to the Disbursing Agent within one Business Day after having received a request therefor; provided, further, that:

(i) the Borrower shall have paid to the Disbursing Agent the assignment fee (if any) specified in Section 9.06;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.06(b) and Section 2.17) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with applicable law; and

(v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. This Section 2.19(b) shall only apply if there is a Lender other than the ~~Second~~Fourth Amendment Effective Date ~~Lender~~Lenders.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Agents and the Lenders to enter into this Agreement and to make the Loans, each of Holdings and the Borrower hereby jointly and severally represents and warrants to each Agent and each Lender on the Closing Date ~~and on~~, the Second Amendment Funding Date, the Fourth Amendment Effective Date and each Fourth Amendment Funding Date that:

Section 3.01 Existence, Qualification and Power. Each Group Member (a) is duly incorporated or organized, validly existing and, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to own or lease its assets and carry on its business as now conducted and (c) is duly qualified and licensed and, as applicable, in good standing under the laws of each jurisdiction where such qualification or license or, if applicable, good standing is required; except, in the case of clauses (b) and (c) above, where such failure could not reasonably be expected to have a Material Adverse Effect.

Section 3.02 Authorization; Enforceability. The execution, delivery, and performance by each Loan Party of this Agreement and the other Loan Documents to which it is a party are within such Loan Party’s powers and have been duly authorized by all necessary corporate or other organizational action on the part of each such Loan Party. This Agreement has been duly executed and delivered by each Loan Party party hereto and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, regardless of whether considered in a proceeding in equity or at law.

Section 3.03 No Conflicts. The Transactions (i) do not require any consent, exemption, authorization or approval of, registration or filing with, or any other action by, any Governmental Authority, except (A) such as have been obtained or made and are in full force and effect, (B) filings necessary to perfect or maintain the perfection or priority of the Liens created by the Security Documents and (C) consents, approvals, exemptions, authorizations, registrations, filings, permits or actions the failure of which to obtain or perform could not reasonably be expected to have a Material Adverse Effect, (ii) will not violate the Organizational Documents of any Group Member, (iii) will not violate or result in a default or require any consent or approval under any indenture, instrument, agreement, or other document binding upon any Group Member or its property or to which any Group Member or its property is subject, or give rise to a right thereunder to require any payment to be made by any Group Member, except for violations, defaults or the creation of such rights that could not reasonably be expected to have a Material Adverse Effect, (iv) will not violate any Requirement of Law that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect and (v) will not result in the creation or imposition of any Lien on any property of any Group Member, except Liens created by the Security Documents.

Section 3.04 Financial Statements; Projections; No Material Adverse Effect.

(a) The Borrower has heretofore delivered to the Agents and the Lenders (i) the Historical Audited Financial Statements, audited by and accompanied by the unqualified opinion of Deloitte & Touche LLP, independent public accountants~~,~~ and (ii) the consolidated and consolidating balance sheets of Holdings, the Borrower and their Subsidiaries and the related consolidated and consolidating statements of income or operations, changes in stockholders’ equity and cash flows as of and for the ~~six-month~~nine-month period ended ~~June~~September 30, ~~2020~~2021 and for the comparable period of the preceding fiscal year ~~and (iii) the consolidated and consolidating balance sheets of Holdings, the Borrower and their Subsidiaries and the related consolidated and consolidating statements of income or operations, changes in stockholders’ equity and cash flows with respect to the months ended July 31, 2020 and August 31, 2020~~, in each case, certified by the chief financial officer of Holdings. Such financial statements, and all financial statements delivered pursuant to Section 5.01(a), Section 5.01(b) and Section 5.01(c), have been prepared in accordance with GAAP consistently applied throughout the applicable period covered thereby and present fairly and accurately in all material respects the consolidated financial condition and results of operations and cash flows of Holdings as of the dates and for the periods to which they relate (subject to normal year-end audit adjustments and the absence of footnotes). Except as set forth in such financial statements, there are no material liabilities of Holdings, the Borrower or any of their Subsidiaries of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability.

(b) The Borrower has heretofore delivered to the Lenders the unaudited pro forma consolidated balance sheet and statements of income and cash flows of Holdings for the fiscal year ended December 31, 2019, and as of and for the six-month period ended June 30, 2020, in each case after giving effect to the Transactions with respect to the Closing Date as if they had occurred on such date in the case of the balance sheet and as of the beginning of all periods presented in the case of the statements of income and cash flows (the “Pro Forma Financial Statements”). The Borrower represents and warrants solely as of the Closing Date that the Pro Forma Financial Statements (A) have been prepared in good faith by Holdings based upon (i) the assumptions stated therein (which assumptions are believed by it on the date of delivery thereof and on the Closing Date to be reasonable), (ii) accounting principles consistent with the Historical Audited Financial Statements delivered pursuant to Section 3.04(a) and (iii) the best information available to Holdings, the Borrower and their Subsidiaries as of the date of delivery thereof, (B) accurately reflect all adjustments required to be made to give effect to the Transactions on the Closing Date, (C) have been prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) consistently applied throughout the applicable period covered thereby and (D) present fairly in all material respects the pro forma consolidated financial position and results of operations of Holdings as of such date and for such periods, assuming that the Transactions on the Closing Date had occurred at such dates.

(c) The Borrower has heretofore delivered to the Lenders the forecasts of financial performance of Holdings, the Borrower and their Subsidiaries for the fiscal years ended December 31, ~~2020~~2021 through December 31, ~~2024~~2022 (the “Projections”). The Projections have been prepared in good faith by Holdings based upon (i) the assumptions stated therein (which assumptions are believed by the Loan Parties on the date of delivery thereof and on the Closing Date to be reasonable), (ii) accounting principles consistent with the Historical Audited Financial Statements delivered pursuant to Section 3.04(a) above consistently applied throughout the fiscal years covered thereby and (iii) the best information available to Holdings, the Borrower and their Subsidiaries as of the date of delivery and the Closing Date (it being recognized that such Projections are not to be viewed as facts and that no assurance can be given that any particular financial projections (including the Projections) will be realized, that actual results may differ significantly from projected results and that such Projections are not a guarantee of performance).

~~Since December 31, 2019, there has been no event, change, circumstance, condition, development or occurrence that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.~~

Section 3.05 Intellectual Property.

(a) Each Group Member owns or is licensed to use, free and clear of all Liens (other than Permitted Liens), all Intellectual Property, necessary for the conduct of its business as currently conducted, except for those which the failure to own or license, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) No claim (limited to the Loan Parties’ knowledge in the case of any Intellectual Property referred to in Section 3.05(a) that is licensed to any Group Member) has been asserted and is pending by any person challenging or questioning the use of any such Intellectual Property referred to in Section 3.05(a) or the validity or effectiveness of any such Intellectual Property, nor does any Loan Party know of any valid basis for any such claim. The use of such Intellectual Property (limited to the Loan Parties’ knowledge in the case of any such Intellectual Property that is licensed to any Group Member) does not infringe the rights of any person, except for such claims and infringements which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except pursuant to licenses and other user agreements entered into by each Group Member in the ordinary course of business which, in the case of licenses and user agreements, are listed in Schedule 3.05, no Group Member has granted any license or other right to authorize or enable any other person to use any such Intellectual Property. Each Group Member has taken commercially reasonable actions to protect the secrecy, confidentiality and value of all material trade secrets used in such Group Member’s business.

(c) (i) To the Loan Parties’ knowledge, there is no violation by others of any right of any Group Member with respect to any Intellectual Property, other than such violations that, individually or in the aggregate, could not reasonably be expected to materially adversely affect the value or utility of the Intellectual Property or any portion thereof material to the use and operation of the Collateral, (ii) no Group Member is infringing upon or misappropriating any copyright, patent, trademark, trade secret or other intellectual property right of any other person, except where such infringement or misappropriation, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (iii) no Group Member is in breach of, or in default under, any license of Intellectual Property by any other person to such Group Member, except where such breach or default, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (iv) no proceedings have been instituted or are pending against any Group Member or, to the knowledge of the Loan Parties, are threatened in writing, and no written claim against any Group Member has been received by any Group Member, alleging any such infringement or misappropriation, except to the extent that such proceedings or claims, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(d) Neither the execution, delivery or performance of this Agreement and the other Loan Documents, nor the consummation of the Transactions and the other transactions contemplated hereby and thereby, will alter, impair or otherwise affect or require the consent, approval or other authorization of any other person in respect of any right of any Group Member in any Intellectual Property, except to the extent that such alteration, impairment, affect, or requirement to obtain any such consent, approval or other authorization, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(e) No Group Member is subject to any settlement, covenant not to sue or other instrument, agreement or other document, or any outstanding order, which may materially affect the validity or enforceability or restrict in any manner such Group Member’s use, licensing or transfer of any of the Intellectual Property (limited to the Loan Parties’ knowledge in the case of any Intellectual Property that is licensed to any Group Member).

Section 3.06 Properties.

(a) Each Group Member has good and valid title to, or valid leasehold interests in, all its property material to its business, free and clear of all Liens and irregularities, deficiencies and defects in title, except for Permitted Liens and minor irregularities, deficiencies and defects in title that, individually or in the aggregate, do not, and could not reasonably be expected to, interfere with its ability to conduct its business as currently conducted or to utilize such property for its intended purpose.

(b) The property of the Group Members, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted) for the business and operations of the Group Members as presently conducted, and (ii) constitutes all the property which is required for the business and operations of the Group Members as presently conducted.

(c) As of the ~~Second~~Fourth Amendment ~~Funding~~Effective Date, Schedule 3.06 contains a true, accurate and complete list of each ownership and leasehold interest in Real Property (i) owned by any Group Member and describes the type of interest therein held by such Group Member and (ii) leased, subleased or otherwise occupied or utilized by any Group Member, as lessee, sub-lessee, franchisee or licensee and describes the type of interest therein held by such Group Member and whether such lease, sublease or other instrument requires the consent of the landlord thereunder or other parties thereto to the Transactions.

(d) Each Group Member owns or has rights to use all of its property and all rights with respect to any of the foregoing which are required for the business and operations of the Group Members as presently conducted. The use by each Group Member of its property and all such rights with respect to the foregoing do not infringe on the rights or other interests of any person, other than any infringement that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No claim has been made and remains outstanding that any Group Member’s use of any of its property does or may violate the rights of any third party that, individually or in the aggregate, has had, or could reasonably be expected to result in, a Material Adverse Effect. The Real Property is zoned in all material respects to permit the uses for which such Real Property is currently being used. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the present uses of the Real Property and the current operations of each Group Member’s business do not violate any provision of any applicable building codes, subdivision regulations, fire regulations, health regulations or building and zoning by-laws.

(e) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no pending or threatened condemnation or eminent domain proceeding with respect to, or that could affect, any of the Real Property of any Group Member.

(f) Each parcel of Real Property is taxed as a separate tax lot(s) and is currently being used in a manner that is consistent with and in compliance in all material respects with the property classification assigned to it for real estate tax assessment purposes.

(g) No Group Member is obligated under, or a party to, any option, right of first refusal or other contractual right to sell, assign or dispose of any Material Owned Real Property or any portion thereof or interest therein.

Section 3.07 Equity Interests and Subsidiaries. Schedule 3.07 sets forth (i) each Group Member and its jurisdiction of incorporation or organization as of the ~~Second~~Fourth Amendment ~~Funding~~Effective Date and (ii) the number of each class of its Equity Interests authorized, and the number outstanding, on the Closing Date and the number of Equity Interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights on the ~~Second~~Fourth Amendment ~~Funding~~Effective Date. All Equity Interests of each Group Member are duly and validly issued and are fully paid and non-assessable, and, other than the Equity Interests of Holdings, are owned by Holdings, directly or indirectly, through Wholly Owned Subsidiaries. All Equity Interests of the Borrower are owned directly by Holdings. Each Loan Party is the record, legal and beneficial owner of, and has good and valid title to, the Equity Interests pledged by (or purported to be pledged by) it under the Security Documents, free of any and all Liens, rights or claims of other persons (other than Permitted Equity Liens), and, as of the ~~Second~~Fourth Amendment ~~Funding~~Effective Date, there are no outstanding warrants (other than the Warrants, the warrants described in Section 3.17 of the Fourth Amendment and the Fourth Amendment Warrants, if any, issued on the Fourth Amendment Effective Date), options or other rights (including derivatives) to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Equity Interests (or any economic or voting interests therein).

Section 3.08 Compliance with Laws and Contracts. Each Group Member:

(a) holds Permits necessary for the conduct of its business and is in compliance with all applicable laws relating thereto, except where the failure to do so would not have a Material Adverse Effect;

(b) is in compliance with all Requirements of Law except, in any case, where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect; and

(c) is not in violation of or in default under any agreement to which it is a party or by which its assets are subject or bound, except with respect to any violation or default that would not have a Material Adverse Effect.

Section 3.09 Litigation. There are no actions, suits, claims, disputes or proceedings at law or in equity by or before any Governmental Authority now pending or, to the best of the knowledge of Holdings, or the Borrower, threatened against or affecting any Group Member or any business, property or rights of any Group Member (i) that purport to affect or involve any Loan Document or any of the Transactions or (ii) that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 3.10 Investment Company Act. No Group Member is an “investment company” or a company “controlled” by an “investment company,” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 3.11 Federal Reserve Regulations.

(a) No Group Member is engaged principally, or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock.

(b) No part of the proceeds of any Credit Extension will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for purchasing or carrying Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or for any other purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board of Governors, including Regulation T, Regulation U or Regulation X.

Section 3.12 Taxes. Each Group Member has (a) filed or caused to be filed all material Tax returns that are required to be filed by it (or has filed timely extensions with respect to such Tax returns) and (b) paid or caused to be paid all material Taxes required to be paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which such Group Member has set aside on its books adequate reserves in accordance with GAAP. Each Group Member has made adequate provisions in accordance with GAAP for all Taxes not yet due and payable. No Group Member has knowledge of any proposed or pending Tax assessments, deficiencies, audits or other proceedings with respect to Taxes or Tax returns of such Group Member. No Group Member has ever “participated” in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4 for any period not closed by the applicable statutes of limitations. No Group Member is party to any tax sharing or similar agreement, other than any agreement entered into in the ordinary course of business that is not primarily related to Taxes to the extent tax sharing or similar provisions are typically included in that type of agreement. Each Group Member has withheld all material Taxes required to be withheld under any Requirement of Law.

Section 3.13 No Material Misstatements.

(a) The Borrower has disclosed to the Disbursing Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it, Holdings or any of their Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. At the time furnished, the reports, financial statements, certificates or other information furnished (other than the Projections, forecasts and other forward-looking information, budgets, estimates and information of a general economic or industry-specific nature) by or on behalf of any Loan Party to the Disbursing Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) are complete and correct in all material respects and do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) As of the ~~Second~~Fourth Amendment ~~Funding~~Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 3.14 Labor Matters.

(a) There are no strikes, lockouts, stoppages or slowdowns or other labor disputes affecting any Group Member pending or, to the knowledge of Holdings or the Borrower, threatened that have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Group Member is bound.

(c) All payments due from any Group Member, or for which any claim may be made against any Group Member, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Group Member except to the extent that the failure to do so has not had, and could not reasonably be expected to have, a Material Adverse Effect.

(d) The hours worked by and payments made to employees of any Group Member have not been in violation of the Fair Labor Standards Act of 1938, as amended, except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect.

Section 3.15 ERISA. Each Plan and, with respect to each Plan, each of Holdings, the Borrower and their respective ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the Code. Each Plan which is intended to qualify under Section 401(a) of the Code can rely on a favorable determination letter from the IRS indicating that such Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Plan to lose its qualified status. No material liability to the PBGC (other than required premium payments), the IRS, any Plan (other than in the ordinary course) or any trust established under Title IV of ERISA has been or is expected to be incurred by Holdings, the Borrower or any of their respective ERISA Affiliates with respect to any Plan. No ERISA Event has occurred or is reasonably expected to occur. Except as provided on Schedule 3.15, the present value of all accrued benefit obligations under each Single Employer Plan (based on those assumptions used to fund such Single Employer Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Single Employer Plan allocable to such accrued benefit obligations by a material amount. Except as provided on Schedule 3.15, none of Holdings, the Borrower or any of their respective ERISA Affiliates contributes to, or has any liability with respect to, any Multiemployer Plan or has any contingent liability with respect to any post-retirement welfare benefit under a Plan that is subject to ERISA, other than liability for continuation coverage described in Part 6 of Title I of ERISA. None of Holdings, the Borrower or any of their respective ERISA Affiliates maintains or contributes to any employee benefit plan that is subject to the laws of any jurisdiction outside the United States of America.

Section 3.16 Environmental Matters. As of the ~~Second~~Fourth Amendment ~~Funding~~Effective Date and except as set forth in Schedule 3.16 or other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect:

(a) the Loan Parties are, and have been, in compliance with all applicable Environmental Laws including obtaining, maintaining and complying with all Environmental Permits required for their current operations or for any property owned, leased, or otherwise operated by any of them;

(b) Materials of Environmental Concern have not been Released at, on, under, in, or about any real property now or formerly owned, leased or operated by any Loan Party (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use, recycling, treatment, storage, or disposal);

(c) there are no pending or, to the knowledge of Holdings or the Borrower, threatened actions, suits, claims, disputes, or proceedings at law or in equity, administrative or judicial, by or before any Governmental Authority (including any notice of violation or alleged violation or seeking to revoke, cancel, or amend any Environmental Permit) under or relating to any Environmental Law or with respect to Materials of Environmental Concern to which any Group Member is, or to the knowledge of Holdings or the Borrower, will be, named as a party or affecting any Loan Party or any business, property or rights of any Loan Party;

(d) no Loan Party has received or, to the knowledge of the Loan Parties, been threatened with any written request for information, or currently has liability as a potentially responsible party, in either case, under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Release of Materials of Environmental Concern;

(e) no real property currently owned, operated or leased by any Group Member is subject to any Lien imposed pursuant to Environmental Law and, to the knowledge of the Loan Parties, there are no existing facts, circumstances or conditions that would reasonably be expected to result in any such Lien attaching to any such property;

(f) no Loan Party has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with Environmental Law or any Environmental Liability; and

(g) no Loan Party has assumed or retained, by contract or operation of law, any liability, under Environmental Law or with respect to Materials of Environmental Concern, of any kind, whether fixed or contingent, known or unknown.

Section 3.17 Insurance. Schedule 3.17 sets forth a true, complete and accurate description in reasonable detail of all insurance maintained by each Group Member as of the ~~Second~~Fourth Amendment ~~Funding~~Effective Date. Each Group Member is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged. No Group Member has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers. As of the ~~Second~~Fourth Amendment ~~Funding~~Effective Date, each insurance policy listed on Schedule 3.17 is in full force and effect and all premiums in respect thereof that are due and payable have been paid.

Section 3.18 Security Documents. The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein and proceeds and products thereof. In the case of (i) Pledged Equity Interests represented by certificates, (x) when such certificates are delivered to the Collateral Agent and registered under the relevant stock ledgers registry book or (y) when financing statements in appropriate form are filed in the offices specified on Schedule 3.18, and (ii) the other Collateral described in the Guarantee and Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 3.18 and such other filings as are specified on Schedule 3 to the Guarantee and Collateral Agreement have been completed, the Lien created by the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds and products thereof, as security for the Secured Obligations (as defined in the Guarantee and Collateral Agreement), in each case, prior and superior in right to any other Person (except, with respect to priority only, Permitted Prior Liens and, in the case of collateral constituting Equity Interests, Permitted Equity Liens).

Section 3.19 Solvency. The Group Members, on a consolidated basis, both immediately before and immediately after the consummation of the Transactions to occur on the Closing Date ~~or~~, the consummation of the Transactions to occur on the Second Amendment Funding Date or the consummation of the Transactions to occur on the Fourth Amendment Effective Date, as applicable, will be Solvent. No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the Transactions with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

Section 3.20 Anti-Money Laundering and Anti-Corruption.

(a) Each Loan Party, each Subsidiary, and each director, officer and employee of any Loan Party or an Affiliate of any Loan Party and, to the knowledge of such Loan Party or Affiliate, each agent of such Loan Party or Affiliate is in compliance with all applicable Anti-Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Loan Party or any Affiliate with respect to Anti-Money Laundering Laws is (or has ever been) pending and to such Loan Party’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

(b) Each Loan Party has instituted and maintains policies and procedures designed to ensure continued compliance with all applicable Anti-Money Laundering Laws.

(c) Each Loan Party, each Subsidiary, and each director, officer and employee of any Loan Party or an Affiliate of any Loan Party and, to the knowledge of such Loan Party or Affiliate, each agent of such Loan Party or Affiliate has been during the last five years, and continues to be, in compliance with the applicable Anti-Corruption Laws. No part of the proceeds of the Loans will be used, directly or indirectly, for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the applicable Anti-Corruption Laws.

The representations and warranties set forth in this Section 3.20 shall be deemed repeated and reaffirmed by the Borrower as of each date that the Borrower makes a payment to any Agent or any Lender under any of the Loan Documents.

Section 3.21 International Trade Laws.

(a) Each of Holdings and the Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by Holdings, the Borrower, their Subsidiaries and their respective directors, officers, employees and agents with all applicable International Trade Laws. Each Group Member and each of their respective officers, directors, employees and, to the knowledge of the Borrower, each of the agents and representatives of each Group Member, is in compliance with International Trade Laws in all respects.

(b) None of the Loan Parties or any Subsidiary or any of their respective officers, directors or employees or, to the knowledge of the Borrower, the agents or representatives of any Loan Party have, within the past five years, (i) engaged in any activity or transaction, directly or indirectly, with or involving a Sanctioned Country or a Sanctioned Person (including but not limited to services provided by validators), or (ii) engaged in any activity or transaction otherwise prohibited by applicable International Trade Laws.

(c) None of the Loan Parties or any Subsidiary has or is engaged in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any International Trade Laws.

(d) None of the Loan Parties or any Subsidiary or their respective agents acting or benefiting in any capacity in connection with the Loans, the Transactions or the other transactions hereunder, is a Sanctioned Person or located in a Sanctioned Country.

The representations and warranties set forth in this Section 3.21 shall be deemed repeated and reaffirmed by the Borrower as of each date that the Borrower makes a payment to any Agent or any Lender under any of the Loan Documents.

Section 3.22 Use of Proceeds. The Borrower will use the proceeds of the Loans only for the purposes specified in the recitals to this Agreement. The Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Sanctioned Country or Sanctioned Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner that would result in a violation of Anti-Corruption Laws, Anti-Money Laundering Laws or International Trade Laws by any Person (including any Person participating in the Loans, whether as an Agent, Lender, advisor, investor or otherwise).

Section 3.23 Brokers. No broker or finder brought about the obtaining, making or closing of the Loans or transactions contemplated by the Loan Documents, and no Loan Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.01 Conditions to Effectiveness. This Agreement shall become effective on the Signing Date upon the satisfaction (or waiver) of each of the following conditions precedent:

(a) Signing Date Loan Documents. The Disbursing Agent and the Lenders shall have received the following documents (the “Signing Date Loan Documents”):

(i) this Agreement, executed and delivered by a duly authorized officer of Holdings, the Borrower, each Agent and each Lender; and

(ii) the Fee Letter, executed and delivered by a duly authorized officer of the Borrower.

(b) Bank Regulatory Information.

(i) At least five Business Days prior to the Signing Date, the Agents and the Lenders shall have received all documentation and other information required by bank regulatory authorities or reasonably requested by any Agent or any Lender under or in respect of applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act, that was requested at least 10 Business Days prior to the Signing Date.

(ii) At least five Business Days prior to the Signing Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall deliver a Beneficial Ownership Certification to the Agents and the Lenders.

(c) Permits and Consents. The Loan Parties shall have obtained all Permits and all consents of other Persons, in each case that are necessary to be obtained to authorize the Loan Parties to execute the Signing Date Loan Documents, and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Required Lenders.

(d) Representations and Warranties. Each of the representations and warranties set forth in Section 3.01, Section 3.02, Section 3.03, Section 3.20 and Section 3.21 made by any Loan Party shall be true and correct in all material respects on and as of the Signing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that any representation and warranty qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects.

Section 4.02 Conditions to Loans. The obligation of each Lender to make the Loans requested to be made by it hereunder on the Closing Date is subject to the satisfaction (or waiver), prior to or concurrently with the making of such Credit Extension on the Closing Date, of each of the following conditions precedent:

(a) Loan Documents. (i) The Disbursing Agent and the Lenders shall have received (A) the schedules to this Agreement, which shall be satisfactory to the Lenders, (B) the Intercreditor Agreement and (C) each Security Document set forth on Schedule 4.02(a) (including delivery of any ancillary documents, entries, records, or special irrevocable powers of attorney as required thereunder), executed and delivered by a duly authorized officer of each party thereto and (ii) each Lender shall have received a Note, executed and delivered by the Borrower in favor of each Lender that has requested a Note at least two Business Days prior to the Closing Date.

(b) Pro Forma Financial Statements; Financial Statements. The Lenders shall have received the Pro Forma Financial Statements, the financial statements described in Section 3.04(a) and the Projections.

(c) Revolving Loan Documents. The Borrower shall have received no greater than $20,000,000 of total commitments under the Revolving Loan Agreement, of which no more than $10,000,000 shall be outstanding on the Closing Date. The Lenders shall have received true, correct and complete copies of the Revolving Loan Documents, all of which shall be in form and substance reasonably satisfactory to the Lenders.

(d) Repayment and Termination of Existing Indebtedness. The Disbursing Agent and the Lenders shall have received (i) evidence satisfactory to the Required Lenders that all Indebtedness under the Existing Credit Facility shall have been terminated and all amounts thereunder shall have been repaid in full and (ii) evidence that arrangements satisfactory to the Required Lenders shall have been made for the termination and release of guarantees, Liens and security interests granted in connection therewith in a form reasonably satisfactory to the Required Lenders.

(e) Personal Property Collateral. Each Loan Party shall have delivered to the Collateral Agent:

(i) a completed Perfection Certificate, dated as of the Closing Date, executed by a duly authorized officer of each Loan Party, together with all attachments contemplated thereby;

(ii) evidence that each Loan Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument (including adoption of relevant corporate authorizations and any amendments to the articles of incorporation or other constitutional documents or agreements of such Loan Party pursuant to which any restrictions or inhibitions relating to the enforcement of any Lien created by the Security Documents are removed) and authorized, made or caused to be made any other filing and recording required under the Security Documents, and each UCC financing statement shall have been filed, registered or recorded or shall have been delivered to the Collateral Agent and shall be in proper form for filing, registration or recordation;

(iii) (1) the certificates and/or stock ledgers registry entries representing the shares of certificated Equity Interests pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power or other instrument of transfer for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, (2) an acknowledgement and consent, substantially in the form of Annex A to the Guarantee and Collateral Agreement, duly executed by any issuer of Equity Interests pledged pursuant to the Guarantee and Collateral Agreement that is not itself a party to the Guarantee and Collateral Agreement, (3) each promissory note pledged (endosado en garantía) pursuant to the Guarantee and Collateral Agreement duly executed (without recourse) in blank (or accompanied by an undated instrument of transfer executed in blank and satisfactory to the Collateral Agent and the Required Lenders) by the pledgor thereof and (4) the Subordinated Intercompany Note executed by the parties thereto accompanied by an undated instrument of transfer duly executed in blank and satisfactory to the Collateral Agent and the Required Lenders; and

(iv) Lien Waiver Agreements with respect to the Borrower’s headquarters, the Johnstown Facility and the Mexico Facility.

(f) Fees and Expenses. The Lenders and the Agents shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced at least one Business Day prior to the Closing Date, reimbursement or payment of all out-of-pocket expenses (including reasonable and documented fees, disbursements and other charges of counsel) required to be reimbursed or paid under any Loan Document for which invoices have been presented on or prior to the Closing Date.

(g) Solvency Certificate. The Lenders shall have received a solvency certificate (a “Solvency Certificate”) substantially in the form attached hereto as Exhibit G, dated the Closing Date and signed by the chief financial officer, chief accounting officer or other officer with equivalent duties of Holdings acceptable to the Required Lenders.

(h) Searches. The Lenders shall have received the results of a recent lien, tax lien, judgment and litigation search in each of the jurisdictions or offices (including, without limitation, in the United States Patent and Trademark Office and the United States Copyright Office) in which UCC financing statement or other filings or recordations should be made to evidence or perfect security interests in all assets of the Loan Parties (or would have been made at any time during the five years immediately preceding the Closing Date to evidence or perfect Liens on any assets of the Loan Parties) (including the search and certificate issued by the Sole Registry of Liens over Movable Assets of the Ministry of Economy (Registro Único de Garantías Mobiliarias de la Secretaria de Economía) applicable under Mexican law), and such search shall reveal no Liens or judgments on any of the assets of the Loan Parties, except for Permitted Liens or Liens and judgments to be terminated on the Closing Date pursuant to documentation satisfactory to the Required Lenders.

(i) Closing Certificate. The Disbursing Agent and the Lenders shall have received a certificate of Holdings, dated the Closing Date, confirming satisfaction of the conditions set forth in Section 4.02(l), Section 4.02(m), Section 4.02(n) and Section 4.02(t).

(j) Secretary’s Certificates. The Disbursing Agent and the Lenders shall have received with respect to the Borrower and each other Loan Party:

(i) copies of the Organizational Documents of such Loan Party (including each amendment thereto) certified as of a date reasonably near the Closing Date as being a true and complete copy thereof by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized;

(ii) a certificate of the secretary or assistant secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the Organizational Documents of such Loan Party as in effect on the Closing Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or similar governing body of such Loan Party (and, if applicable, any parent company of such Loan Party) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the Transactions, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation, formation or organization, as applicable, of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (iv) below and (D) as to the incumbency and specimen signature of each Person authorized to execute any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party;

(iii) a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate pursuant to clause (ii) above; and

(iv) a copy of the long-form (if available) a certificate of good standing (or, as applicable, the electronic commercial folio (folio mercantil electrónico) issued by the relevant Public Registry of Commerce (Registro Público de Comercio) under Mexican law) of such Loan Party from the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized (dated as of a date reasonably near the Closing Date).

(k) Legal Opinions. The Agents and the Lenders shall have received the following executed legal opinions:

(i) the legal opinion of Winston & Strawn LLP, special counsel to the Loan Parties; and

(ii) the legal opinion of local counsel in each jurisdiction in which a Loan Party is organized, to the extent such Loan Party is not covered by the opinion referenced in Section 4.02(k)(i), as may be required by the Required Lenders.

Each such legal opinion shall (a) be dated as of the Closing Date, (b) be addressed to the Agents and the Lenders and (c) cover such matters relating to the Loan Documents and the Transactions as the Required Lenders may reasonably require. Each Loan Party hereby instructs such counsel to deliver such opinions to the Agents and the Lenders.

(l) No Material Adverse Effect. Since December 31, 2019, no Material Adverse Effect shall have occurred.

(m) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that any representation and warranty qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects.

(n) No Default. No Default or Event of Default shall exist or would result from such Credit Extension or from the application of the proceeds thereof.

(o) Borrowing Notice. The Disbursing Agent shall have received a fully executed and delivered Borrowing Notice in accordance with the requirements hereof.

(p) Insurance. The Lenders shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.06 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgage endorsement (as applicable) and shall name the Collateral Agent, on behalf of the Secured Parties, as additional insured or loss payee, as applicable, in form and substance reasonably satisfactory to the Required Lenders and the Collateral Agent.

(q) Letter of Direction. The Disbursing Agent and the Lenders shall have received a funds flow memorandum and duly executed letter of direction from the Borrower (which may be included as part of the Borrowing Notice) addressed to the Disbursing Agent, on behalf of itself and the Lenders, directing the disbursement on the Closing Date of the proceeds of the Loans made on such date.

(r) Warrants. The Lenders and/or their Affiliates shall have received warrants issued by Holdings in form and substance satisfactory to the Lenders to purchase 23.0% of the Common Stock Deemed Outstanding on the date of any partial or full exercise of the warrants at the agreed purchase price (the “Warrants”).

(s) No Litigation. There shall not exist any action, suit, investigation, litigation, proceeding, injunction, hearing or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that individually or in the aggregate materially impairs the Transactions, the financing thereof or any of the other transactions contemplated by the Loan Documents.

(t) Minimum Liquidity. Liquidity shall be at least $15,000,000.

(u) Permits and Consents. The Loan Parties shall have obtained (i) AAR M-1003 certification for the Mexico Facility (or other written confirmation from the AAR in form and substance reasonably satisfactory to the Required Lenders that the Loan Parties are authorized to ship rail cars from the Mexico Facility); provided that if the Loan Parties shall not have obtained AAR M-1003 certification, they shall obtain it within the timeframe set forth in Schedule 5.14; and (ii) all Permits and all consents of other Persons, in each case that are necessary in connection with the financing contemplated by the Loan Documents and the issuance of the Warrants (including any such Permits or consents that may be required under Mexican law in connection with the granting, securing and pledging of the Loan Parties’ respective rights under the Mexican Security Documents) and to maintain the benefit of Material Agreements and leases, and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Required Lenders.

(v) Shoals Facility Lease Termination. The Lenders shall have received a true, correct and complete copy of a fully-executed termination agreement with respect to the Shoals Facility Lease Termination.

(w) Mexico JV Acquisition. The Mexico JV Acquisition shall have been consummated, or substantially simultaneously with the making of the Loans hereunder shall be consummated, in accordance with the Mexico JV Acquisition Agreement.

(x) No Market Events. No material disruption of the loan, banking or capital markets which, in the Required Lenders’ reasonable opinion, adversely impacts in any material respect the availability of credit generally shall have occurred since the Signing Date.

Each Lender, by delivering its signature page to this Agreement and funding a Loan on the Closing Date, shall be deemed to have consented to, approved or accepted or to be satisfied with, each Loan Document and each other document required thereunder to be consented to, approved by or acceptable or satisfactory to a Lender.

Section 4.03 Conditions to Fourth Amendment Loans. The obligation of each Lender with a Fourth Amendment Commitment to make the Fourth Amendment Loans requested to be made by it hereunder on the applicable Fourth Amendment Funding Date is subject to the satisfaction (or waiver), prior to or concurrently with the making of such Credit Extension on the applicable Fourth Amendment Funding Date, of each of the following conditions precedent:

(a) Notes. Each Lender that has requested a Note at least two Business Days prior to the applicable Fourth Amendment Funding Date shall have received a Note evidencing the Fourth Amendment Loans made by it on the applicable Fourth Amendment Funding Date, executed and delivered by the Borrower in favor of such Lender.

(b) Closing Certificate. The Disbursing Agent and the Lenders shall have received a certificate of Holdings, dated the applicable Fourth Amendment Funding Date, confirming satisfaction of the conditions set forth in Section 4.03(d) and Section 4.03(e).

(c) Reserved.

(d) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the applicable Fourth Amendment Funding Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that any representation and warranty qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects.

(e) No Default. No Default or Event of Default shall exist or would result from such Credit Extension or from the application of the proceeds thereof.

(f) Borrowing Notice. The Disbursing Agent shall have received a fully executed and delivered Borrowing Notice in accordance with the requirements hereof.

(g) Letter of Direction. The Disbursing Agent and the Lenders shall have received a funds flow memorandum and duly executed letter of direction from the Borrower (which may be included as part of the Borrowing Notice) addressed to the Disbursing Agent, on behalf of itself and the Lenders, directing the disbursement on the applicable Fourth Amendment Funding Date of the proceeds of the Fourth Amendment Loans made on such date.

(h) Fourth Amendment Warrants. Upon the funding of the first Fourth Amendment Loan requested hereunder, if any, the Lenders and/or their Affiliates shall have received warrants issued by Holdings in form and substance satisfactory to the Lenders to purchase 3.0% of the Common Stock Deemed Outstanding on the date of any partial or full exercise of the warrants at the same purchase price as included in the Warrants issued to the Lenders and/or their Affiliates on the Closing Date (such warrants issued on the first Fourth Amendment Funding Date, collectively, the “Fourth Amendment Warrants”).

ARTICLE V

AFFIRMATIVE COVENANTS

Each of Holdings and the Borrower hereby jointly and severally agrees that, on and after the Closing Date until Payment in Full, each of Holdings and the Borrower shall, and shall (except in the case of the covenants set forth in Section 5.01, Section 5.02 and Section 5.03) cause each of its Subsidiaries (other than any Railcar Leasing Subsidiary) to:

Section 5.01 Financial Statements. Deliver to each Lender, in form and detail reasonably satisfactory to the Required Lenders:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of Holdings (commencing with the fiscal year ended December 31, 2020), a copy of the consolidated balance sheet of Holdings, the Borrower and their Subsidiaries as at the end of such fiscal year and the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of any independent certified public accounting firm of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings (commencing with the fiscal quarter ended September 30, 2020), a copy of the consolidated balance sheet of Holdings, the Borrower and their Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows for such fiscal quarter and the portion of the fiscal year through the end of such fiscal quarter, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Holdings as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of Holdings, the Borrower and their Subsidiaries in accordance with GAAP (subject only to normal year-end audit adjustments and the absence of footnotes); and

(c) as soon as available, but in any event within 30 days after the end of each of the first two months of each fiscal quarter of Holdings, a copy of the consolidated balance sheet of Holdings, the Borrower and their Subsidiaries as of the end of such month and the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows for such month and for the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the corresponding month of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Holdings; and

(d) as soon as available, and in any event within (i) 60 days after the end of the fiscal year ending December 31, 2021 and (ii) 30 days after the end of each fiscal year of Holdings thereafter, a budget in form reasonably satisfactory to the Required Lenders (including budgeted statements of income for each of Holdings’, the Borrower’s and their Subsidiaries’ business units and sources and uses of cash and balance sheets) prepared by Holdings for (A) each fiscal quarter of such fiscal year prepared in detail and (B) each fiscal year in the five years immediately following such fiscal year prepared in summary form, in each case, of Holdings, the Borrower and their Subsidiaries, with appropriate presentation and discussion in reasonable detail of the principal assumptions upon which such budget is based, accompanied by a certificate of a Responsible Officer certifying that such budget is a reasonable estimate for the period covered thereby.

Section 5.02 Certificates; Other Information. Deliver to the Disbursing Agent and each Lender, in form and detail reasonably satisfactory to the Required Lenders:

(a) [reserved];

(b) (i) concurrently with the delivery of the financial statements pursuant to Section 5.01(a), Section 5.01(b) and, commencing on December 31, 2020, Section 5.01(c), a duly completed Compliance Certificate containing all information and calculations necessary for determining compliance by Holdings, the Borrower and their Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the month, fiscal quarter or fiscal year of Holdings, as the case may be and (ii) concurrently with the delivery of the financial statements pursuant to Section 5.01(a) and Section 5.01(b), a copy of management’s discussion and analysis of the financial condition and results of operations of Holdings, the Borrower and their

Subsidiaries for such fiscal quarter or fiscal year, as compared to the previous fiscal quarter or fiscal year, as applicable, and the portion of the projections covering such periods (including commentary on (x) any material developments or proposals affecting Holdings, the Borrower and their Subsidiaries or their businesses and (y) the reasons for any significant variations from the Projections for such period and the figures for the corresponding period in the previous fiscal year);

(c) promptly after any request by the Required Lenders, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Holdings, the Borrower or any of their Subsidiaries by independent accountants in connection with the accounts or books of Holdings, the Borrower or any of their Subsidiaries or any audit of any of them;

(d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Holdings, and copies of all annual, regular, periodic and special reports and registration statements which Holdings may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and in any case not otherwise required to be delivered to the Lenders pursuant hereto;

(e) promptly after the same are available, copies of any borrowing base certificates delivered under the Revolving Loan Agreement;

(f) [reserved];

(g) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of Holdings, the Borrower or any of their Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 5.01 or any other clause of this Section 5.02;

(h) as soon as available, but in any event within 30 days after the end of each fiscal year of Holdings, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for Holdings, the Borrower and their Subsidiaries and containing such additional information as the Required Lenders may reasonably specify;

(i) promptly, and in any event within five Business Days after receipt thereof by Holdings, the Borrower or any of their Subsidiaries, copies of each notice or other correspondence received from the SEC (or any comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of such Loan Party or such Subsidiary;

(j) promptly, and in any event within five Business Days after receipt thereof by Holdings, the Borrower or any of their Subsidiaries, copies of all notices, requests and other documents (including amendments, waivers and other modifications) received under or pursuant to any instrument, indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of Holdings, the Borrower or any of their Subsidiaries and, from time to time upon request by the Required Lenders, such information and reports regarding such instruments, indentures and loan and credit and similar agreements as the Required Lenders may reasonably request;

(k) as soon as available, but in any event within 30 days after the end of each fiscal year of the Borrower, an updated Perfection Certificate reflecting all changes since the date of the information most recently received by the Lenders pursuant to the Perfection Certificate delivered on the Closing Date or this paragraph (k), as the case may be; and

(l) promptly, (i) such additional information regarding the business, financial, legal or corporate affairs of Holdings, the Borrower or any of their Subsidiaries, or compliance with the terms of the Loan Documents, as the Disbursing Agent or any Lender may from time to time reasonably request and (ii) information and documentation reasonably requested by the Disbursing Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws.

Documents required to be delivered pursuant to Section 5.01(a), Section 5.01(b) or Section 5.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings or Borrower posts such documents, or provides a link thereto on Holdings’ website; or (ii) on which such documents are posted on Holdings’ or Borrower’s behalf on IntraLinks/IntraAgency or another relevant website to which each Lender has access; provided that: (i) Holdings and Borrower shall deliver paper copies of such documents to the Agents or any Lender that requests in writing that the Borrower deliver such paper copies until a written request to cease delivering paper copies is given by the Agents or such Lender and (ii) the Borrower shall notify the Agents and the Lenders of the posting of any such documents. The Agents shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Holdings or Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 5.03 Notices. Promptly give written notice to the Disbursing Agent, the Collateral Agent and each Lender of:

(a) the occurrence of any Default or Event of Default;

(b) any development or event that has had, or could reasonably be expected to have, a Material Adverse Effect, including without limitation (i) any breach or non-performance of, or any default under, a Contractual Obligation of Holdings, the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between Holdings, the Borrower or any Subsidiary and any Governmental Authority; (iii) the commencement of, or any material development in, any litigation or proceeding affecting Holdings, the Borrower or any Subsidiary; or (iv) any action, suit, or investigation by any Governmental Authority against Holdings, the Borrower or any Subsidiary in relation to alleged or potential violations of Anti-Corruption Laws, Anti-Money Laundering Laws, or International Trade Laws;

(c) the occurrence of any of the following events, as soon as possible and in any event within 30 days after any Group Member knows or has reason to know thereof: (i) any ERISA Event, (ii) the adoption of any new Single Employer Plan by any Group Member or any of their respective ERISA Affiliates, (iii) the adoption of an amendment to a Single Employer Plan if such amendment results in a material increase in benefits or unfunded liabilities or (iv) the commencement of contributions by any Group Member or any of their respective ERISA Affiliates to a Multiemployer Plan or Single Employer Plan other than any Single Employer Plan in existence as of the Closing Date, which, in the case of each of the foregoing clauses (i) through (iv), shall specify the nature thereof, what action such Group Member or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the IRS, the Department of Labor or the PBGC with respect thereto;

(d) any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;

(e) the (i) occurrence of any Disposition of Property or assets for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.07(a), (ii) occurrence of any sale of capital stock or other Equity Interests for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.07(c), (iii) incurrence or issuance of any Indebtedness for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.07(d), (iv) receipt of any Net Cash Proceeds of any Recovery Event for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.07(b) and (v) receipt of any Extraordinary Receipts for which the Borrowers are required to make a mandatory prepayment pursuant to Section 2.07(e);

(f) promptly after the assertion or occurrence thereof, notice of any action or proceeding against, or of any noncompliance by, Holdings, the Borrower or any of their Subsidiaries in respect of or with any Environmental Law or Environmental Permit that could (i) reasonably be expected to result in a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law;

(g) the termination (other than in accordance with its terms) or amendment in any manner materially adverse to the interests of the Lenders of any Material Agreement;

(h) any Loan Party having any reason to believe that any of the representations and warranties set forth in Section 3.20 or 3.21 are no longer correct; and

(i) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

Each notice pursuant to this Section 5.03 (other than Section 5.03(e)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken or proposes to take with respect thereto. Each notice pursuant to Section 5.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

Section 5.04 Payment of Obligations. (a) Pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business all its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, (i) to the extent any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP, or (ii) if such failure to pay or discharge such obligations and liabilities would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (b) timely and accurately file all federal, state and other material Tax returns required to be filed.

Section 5.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the laws of the jurisdiction of its organization, except in a transaction permitted by Section 6.03 and Section 6.04; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

Section 5.06 Maintenance of Property. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

Section 5.07 Maintenance of Insurance.

(a) Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or a similar business of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, and all such insurance shall (i) provide for not less than 30 days’ (10 days’ in the case of failure to pay premium) prior notice to the Collateral Agent of termination, lapse or cancellation of such insurance, (ii) name the Collateral Agent as loss payee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) and (iii) be reasonably satisfactory in all other respects to the Required Lenders.

(b) If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect) or any successor act thereto, then the Borrower shall, or shall cause the applicable Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Disaster Protection Act and the National Flood Insurance Act of 1968 and (ii) deliver to the Collateral Agent evidence of such compliance in form and substance reasonably acceptable to the Required Lenders.

Section 5.08 Books and Records; Inspection Rights.

(a) (i) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Holdings, the Borrower or such Subsidiary, as the case may be; and (ii) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Holding, the Borrower or such Subsidiary, as the case may be.

(b) Permit representatives and independent contractors of the Lenders to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours not more than once per year, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours as often as may be desired and without advance notice.

Section 5.09 Compliance with Laws. (a) Comply with all Requirements of Law and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (i) such Requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect and (b) cooperate with the Lenders in good faith to implement and/or enhance the Loan Parties’ controls relating to compliance with Anti-Money Laundering Laws, Anti-Corruption Laws and International Trade Laws to the extent the Required Lenders reasonably deem that such enhancements are necessary.

Section 5.10 Compliance with Environmental Laws; Preparation of Environmental Reports.

(a) (i) Comply, and cause all lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits; (ii) obtain and renew all Environmental Permits necessary for its operations and properties; (iii) conduct any investigation, study, sampling and testing, and undertake any cleanup, response or other corrective action necessary to address any Releases of Materials of Environmental Concern at, on, under or emanating from any property owned, leased or operated to the extent required by and in accordance with Environmental Laws, and as necessary to avoid any material restrictions on ownership, occupancy, use or transferability or any material impairment of the value of the impacted property and (iv) make an appropriate response to any investigation, notice, demand, claim, suit or other proceeding asserting Environmental Liability against

Holdings, the Borrower or any of their Subsidiaries and discharge any obligations it may have to any Person thereunder, except in the case of each of clauses (i) through (iv), where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that none of Holdings, the Borrower or any of their Subsidiaries shall be required to undertake any such investigation, study, sampling, testing, cleanup, removal, remedial or other responsive action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

(b) At the reasonable request of the Required Lenders, based upon a reasonable belief that Holdings, the Borrower or any of their Subsidiaries is in material breach of its obligations under this Section 5.10 or at any other time if an Event of Default has occurred and is continuing provide to the Lenders within 60 Business Days after such request, at the expense of the Borrower, an environmental site assessment report for any properties owned, leased or operated by it described in such request, prepared by an environmental consulting firm reasonably acceptable to the Required Lenders, describing the Release and any response or other corrective action to address any Materials of Environmental Concern on such properties and the estimated cost thereof; without limiting the generality of the foregoing, if the Borrower has not provided such environmental site assessment report within the time referred to above, the Lenders may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary that owns or leases any property described in such request to grant the Lenders, such firm and any agents or representatives thereof reasonable access, subject to the rights of tenants or necessary consent of landlords, to enter onto their respective properties to undertake such an assessment.

Section 5.11 Use of Proceeds. Use the proceeds of the Loans only for the purposes specified in the recitals to this Agreement. The Borrower will not request any Credit Extension, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Credit Extension (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto or (d) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock.

Section 5.12 Covenant to Guarantee Obligations and Give Security.

(a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, Mortgages and deeds of trust) that may be required under applicable Requirements of Law, or that the Required Lenders or the Collateral Agent may reasonably request, in order to effectuate the Transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents.

(b) In the event that (x) any Person becomes a Subsidiary (other than an Excluded Subsidiary) of the Borrower or any other Loan Party or (y) any Subsidiary of the Borrower or any other Loan Party that previously was an Excluded Subsidiary ceases to be an Excluded Subsidiary, each of Holdings and the Borrower shall, and shall cause each other such Person to (a) within 30 days after such event (or such longer period of time reasonably acceptable to the Required Lenders), cause such Person referred to in clause (x) or (y), as applicable, to become a Guarantor and a Grantor under (and as defined in) the Guarantee and Collateral Agreement by executing and delivering to the Collateral Agent a counterpart agreement or supplement to the Guarantee and Collateral Agreement in accordance with its terms and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates necessary or as may be reasonably requested by the Collateral Agent or the Required Lenders in order to cause the Collateral Agent, for the benefit of the Secured Parties, to have a Lien on all assets of such Person (other than Excluded Assets), which Lien shall (other than with respect to assets constituting Excluded Perfection Assets) be perfected and shall be of first priority (subject to (i) in the case of all such assets constituting Equity Interests, Permitted Equity Liens and (ii) in the case of all such other assets, Permitted Liens) and shall deliver or cause to be delivered to the Collateral Agent, items as are similar to those described in Section 4.02(e), Section 4.02(h), Section 4.02(j) and Section 4.02(k) hereof, Section 5.14 hereof and Section 5 of the Guarantee and Collateral Agreement and, to the extent applicable, any additional Mexican Security Documents. With respect to each such Subsidiary of the Borrower or any other Loan Party, the Borrower shall, within 30 days of such event (or such longer period of time reasonably acceptable to the Required Lenders), send to the Lenders and the Collateral Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary (that is not an Excluded Subsidiary) of the Borrower or any other Loan Party or ceased to be an Excluded Subsidiary and (ii) all of the data required to be set forth in Schedule 3.18 with respect to all Subsidiaries of Holdings, and such written notice shall be deemed to supplement Schedule 3.18 for all purposes hereof. Notwithstanding anything to the contrary set forth herein, in no event shall this Section 5.12(b) require the granting of any Lien on any Excluded Assets or the perfection of any Lien on any Excluded Perfection Assets.

(c) In the event that (i) any Loan Party acquires any Material Owned Real Property, (ii) any Person becomes a Subsidiary (other than an Excluded Subsidiary) of the Borrower or any other Loan Party and such Person owns any Material Owned Real Property at such time, (iii) any Subsidiary ceases to be an Excluded Subsidiary and such Subsidiary owns any Material Owned Real Property at such time or (iv) any Real Property of a Loan Party becomes Material Owned Real Property after the Closing Date, and such interest in such Material Owned Real Property has not otherwise been made subject to the Lien of the Security Documents in favor of Collateral Agent for the benefit of the Secured Parties, then each of Holdings and the Borrower shall, or shall cause such Subsidiary to, within 90 days of such event (or such longer period of time reasonably acceptable to the Required Lenders), take all such actions and execute and deliver, or cause to be executed and delivered, all such Mortgages, documents, instruments, agreements and certificates with respect to each such Material Owned Real Property necessary or that the Required Lenders or the Collateral Agent shall reasonably request to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid first-priority security interest (subject to Permitted Prior Liens) in such Material Owned Real Property and shall deliver to the Collateral Agent title reports, surveys necessary to provide a

Title Policy (defined below), ALTA mortgagee extended coverage title insurance policies or commitments therefor issued by one or more title companies (the “Title Company”) reasonably satisfactory to the Required Lenders with respect to each Mortgaged Property (each, a “Title Policy”), in amounts not less than 110% of the fair market value of each Mortgaged Property that is owned in fee insuring the fee simple title to each of the fee owned Mortgaged Properties vested in the applicable Loan Party and insuring the Collateral Agent that the relevant Mortgage creates a valid and enforceable first-priority Lien on the Mortgaged Property encumbered thereby, together with all endorsements reasonably requested by the Required Lenders, legal opinions, flood certificates, flood insurance (if required) and other items with respect to such Material Owned Real Property. In addition to the foregoing, the Borrower shall, at the request of the Collateral Agent or the Required Lenders, deliver, from time to time, to the Collateral Agent such appraisals as are required by law or regulation of any Material Owned Real Property with respect to which the Collateral Agent has been granted a Lien.

Section 5.13 Further Assurances. Promptly upon request by any Agent, or any Lender, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Disbursing Agent, the Collateral Agent or any Lender may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Security Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party.

Section 5.14 Post-Closing Undertakings. Within the time periods specified on Schedule 5.14 (or such later date to which the Required Lenders consent), comply with the provisions set forth in Schedule 5.14.

Section 5.15 Issuance of Additional Warrants. If any Second Amendment Loans remain outstanding on March 31, 2022, Holdings shall immediately issue to the Lenders and/or their Affiliates additional warrants in form and substance satisfactory to the Lenders to purchase 5.0% of the Common Stock Deemed Outstanding on the date of any partial or full exercise of such warrants at the same purchase price as included in the Warrants issued to the Lenders and/or their Affiliates on the Closing Date.

Section 5.16 Lender Calls and Cash Flow Forecast. No later than 25 days after the end of each month, deliver a 13-week cash flow forecast and cause the chief financial officer of the Borrower to attend a meeting (via telephone or videoconference) with the Lenders to discuss the financial performance of the Loan Parties and their Subsidiaries.

Section 5.17 Additional Covenants. Comply with the following covenants within the time periods set forth below:

(a) Deliver to the Lenders one or more reasonably detailed termsheets with respect to at least $15,000,000 of additional Liquidity no later than July 31, 2021; and

(b) File a Form S-3 registration statement with the SEC no later than August 31, 2021.

ARTICLE VI

NEGATIVE COVENANTS

Each of Holdings and the Borrower hereby jointly and severally agrees that, on and after the Closing Date until Payment in Full, each of Holdings and the Borrower shall not, and shall not permit any Subsidiary (other than any Railcar Leasing Subsidiary) to, directly or indirectly:

Section 6.01 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness of any Loan Party created hereunder and under the other Loan Documents;

(b) unsecured Indebtedness of the Borrower owing to any Subsidiary, and of any Subsidiary owing to the Borrower or any other Subsidiary, to the extent constituting an Investment permitted by Section 6.06(c); provided that (i) any such Indebtedness owed to a Loan Party shall be evidenced by a promissory note that shall be pledged to the Collateral Agent in accordance with the terms of the Guarantee and Collateral Agreement and (ii) all such Indebtedness of any Loan Party owed to any Subsidiary that is not a Loan Party shall be subject to and evidenced by the Subordinated Intercompany Note;

(c) Indebtedness in respect of Capital Lease Obligations and Purchase Money Obligations financing an acquisition, construction, repair, replacement, lease or improvement of a fixed or capital asset incurred by the Borrower or any Subsidiary within 270 days after the acquisition, construction, repair, replacement, lease or improvement of the applicable asset in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding;

(d) Indebtedness outstanding on the Closing Date and listed on Schedule 6.01 and any Permitted Refinancing Debt in respect thereof;

(e) Guarantee Obligations by Holdings, the Borrower or any Subsidiary in respect of any Indebtedness of the Borrower or any Subsidiary otherwise permitted to be incurred by the Borrower or such Subsidiary hereunder; provided that (A) no Guarantee Obligations in respect of any Junior Indebtedness shall be permitted unless the guaranteeing party shall have also provided a guarantee of the Obligations on the terms set forth in the Guarantee and Collateral Agreement and (B) if the Indebtedness being guaranteed is subordinated to the Obligations, such guarantee shall be subordinated to the guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(f) Indebtedness in respect of Swap Contracts entered into in the ordinary course of business, and not for speculative purposes, to protect against (i) changes in interest rates or (ii) changes in commodity prices or foreign exchange rates; provided however, that the aggregate amount of all such Indebtedness under this clause (ii) at any one time outstanding shall not exceed $1,000,000;

(g) Indebtedness of the Borrower or any Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn by the Borrower or such Subsidiary in the ordinary course of business against insufficient funds, so long as such Indebtedness is repaid within five Business Days;

(h) (i) Indebtedness of the Borrower or any Subsidiary in the form of earn-outs, indemnification, incentive, non-compete, consulting or other similar arrangements and other contingent obligations in respect of any Investments permitted by Section 6.06 (before any liability associated therewith becomes fixed) and (ii) Indebtedness incurred by the Borrower or any Subsidiary arising from agreements providing for indemnification related to sales of goods or adjustment of purchase price or similar obligations in any case incurred in connection with the Disposition of any business, assets or Subsidiary;

(i) Indebtedness of the Borrower or any Subsidiary in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments created or issued in the ordinary course of business in connection with workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 30 days following the incurrence thereof (or within such longer period as is permitted without interest or other charges under the benefit plan under which reimbursement is to be made);

(j) obligations in respect of performance, bid, customs, government, appeal and surety bonds, performance and completion guaranties and similar obligations provided by the Borrower or any Subsidiary, in each case in the ordinary course of business;

(k) Indebtedness owing to any insurance company in connection with the financing of any insurance premiums permitted by such insurance company in the ordinary course of business;

(l) (i) Indebtedness representing deferred compensation or stock-based compensation to employees of Holdings or any Subsidiary incurred in the ordinary course of business and (ii) Indebtedness consisting of obligations of Holdings or any Subsidiary under deferred compensation or other similar arrangements incurred in connection with the Transactions and any Investment permitted hereunder;

(m) to the extent constituting Indebtedness, take-or-pay obligations contained in supply arrangements;

(n) the Revolving Loan Indebtedness (and any refinancing in respect of such Revolving Loan Indebtedness that is incurred in accordance with the terms of the Intercreditor Agreement);

(o) Indebtedness in connection with treasury management and commercial credit card, merchant card and purchase or procurement card services entered into in the ordinary course of business;

(p) additional Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount not to exceed $2,500,000 at any one time outstanding;

(q) unsecured Indebtedness in the form of the SBA PPP Loan the aggregate principal amount of which does not exceed $10,000,000 at any time;

(r) (i) Indebtedness and (ii) Guarantee Obligations or letters of credit, bank guaranties, surety bonds and similar instruments, in each case (x) incurred in the ordinary course of business in respect of obligations owed to suppliers, customers, franchisees, lessors, licensees or sublicensees or (y) otherwise constituting Investments permitted by Section 6.06(w);

(s) Indebtedness of the Mexican Subsidiaries under the Mexican ABL Credit Facility (and any refinancing in respect thereof); and

(t) all premium (if any), interest (including post-petition interest), fees, expenses, charges, amortization of original issue discount, interest paid in kind and additional or contingent interest on obligations described in Section 6.01(a) through Section 6.01(s) above.

Section 6.02 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

(a) Liens pursuant to any Loan Document;

(b) Liens in existence on the Closing Date and listed on Schedule 6.02, and any Lien granted as a replacement or substitute therefor; provided that any such replacement or substitute Lien (i) does not secure an aggregate amount of Indebtedness or other obligations, if any, greater than that secured on the Closing Date (minus the aggregate amount of any permanent repayments and prepayments thereof since the Closing Date but only to the extent that such repayments and prepayments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or a portion of such Indebtedness) and (ii) does not encumber any Property other than the Property subject thereto on the Closing Date (plus improvements and accessions to such Property);

(c) Liens for Taxes not yet due or that are being contested in good faith by appropriate proceedings diligently conducted; provided that adequate reserves with respect thereto are maintained on the books of Holdings or the applicable Subsidiary, in conformity with GAAP;

(d) statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business that secure amounts not overdue for a period of more than 30 days (or, if more than 30 days overdue, that are unfiled and no other action has been taken to enforce such Lien) or that are being contested in good faith by appropriate proceedings diligently conducted; provided that adequate reserves with respect thereto are maintained on the books of Holdings or the applicable Subsidiary, in conformity with GAAP;

(e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings, the Borrower or any of their Subsidiaries;

(f) deposits and other Liens to secure the performance of bids, trade contracts, governmental contracts and other similar contracts (other than Indebtedness for borrowed money), leases (other than Capital Leases), subleases, statutory obligations, surety, stay, judgment and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) encumbrances shown as exceptions in the title insurance policies insuring the Mortgages, easements, zoning restrictions, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not materially detract from the value, or materially interfere with the use, of the Property subject thereto or materially interfere with the ordinary conduct of the business of Holdings, the Borrower or any of their Subsidiaries, taken as a whole;

(h) Liens securing Indebtedness permitted under Section 6.01(c); provided that (i) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed, at the time of incurrence thereof, the lesser of the cost or fair market value of the Property secured by such Lien;

(i) Liens on insurance policies and proceeds thereof securing the financing of the premiums with respect thereto;

(j) any interest or title of a lessor, sublessor, licensor or sublicensor under any lease, sublease, license or sublicense entered into by Holdings, the Borrower or any of their Subsidiaries in the ordinary course of its business and covering only the assets so leased or licensed;

(k) Liens on equipment arising from precautionary UCC financing statements regarding operating leases of equipment;

(l) (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods in the ordinary course of business and (ii) Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit permitted under Section 6.01 issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(m) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Holdings, the Borrower and their Subsidiaries in the ordinary course of business permitted by this Agreement;

(n) Liens on cash or Cash Equivalents used to defease or to satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is permitted by this Agreement;

(o) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(p) (i) Liens that are contractual or common law rights of set-off relating to (A) the establishment of depository relations in the ordinary course of business with banks not given in connection with the issuance of Indebtedness or (B) pooled deposit or sweep accounts of Holdings, the Borrower and any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings, the Borrower and their Subsidiaries and (ii) other Liens securing cash management obligations (that do not constitute Indebtedness) in the ordinary course of business;

(q) Liens of a collection bank arising under Section 4-208 or Section 4-210 of the UCC on items in the course of collection;

(r) Liens on Equity Interests in joint ventures securing obligations of such joint venture;

(s) judgment Liens in respect of judgments not constituting an Event of Default under Section 7.01(i);

(t) Liens on the assets of the Loan Parties (other than the Mexican Subsidiaries) created under the Revolving Loan Documents to secure the Revolving Loan Indebtedness, which are subject to the Intercreditor Agreement;

(u) Liens securing the Mexican ABL Credit Facility, which are subject to an intercreditor agreement in form and substance satisfactory to the Required Lenders and the Collateral Agent; provided, that such Liens only encumber inventory and related assets owned by the Mexican Subsidiaries and located in Mexico and other assets acceptable to the Required Lenders; and

(v) Liens not otherwise permitted by this Section 6.02 on assets not otherwise constituting Collateral so long as (i) the aggregate outstanding principal amount of the obligations secured thereby and (ii) the aggregate fair market value (determined, in the case of each such Lien, as of the date such Lien is incurred) of the assets subject thereto does not exceed $1,000,000 at any one time.

Section 6.03 Limitation on Fundamental Changes. Enter into any merger, acquisition, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or business (whether now owned or hereafter acquired) or less than all of the Equity Interests of any Subsidiary (except to qualified directors if required by law), except that:

(a) so long as no Default or Event of Default exists or would result therefrom, any Subsidiary may be merged, amalgamated or consolidated with or into the Borrower or any Subsidiary Guarantor (provided that the Borrower or a Subsidiary Guarantor shall be the continuing or surviving corporation or simultaneously with such merger, amalgamation or consolidation, the continuing or surviving Person shall become a Subsidiary Guarantor and the Borrower shall comply with Section 5.12 in connection therewith);

(b) any Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Subsidiary that is not a Loan Party;

(c) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to Holdings, the Borrower or any Subsidiary Guarantor;

(d) any Subsidiary that is not a Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any other Subsidiary that is not a Loan Party;

(e) so long as no Default or Event of Default exists or would result therefrom, any Disposition permitted by Section 6.04 and any merger, amalgamation, consolidation, dissolution, liquidation, investment or Disposition the purpose of which is to effect a Disposition permitted by Section 6.04 may be consummated;

(f) Holdings, the Borrower and their Subsidiaries may consummate the Transactions as contemplated by, and in compliance with, the Loan Documents;

(g) Holdings, the Borrower and their Subsidiaries may consummate the Mexico JV Transaction as contemplated by, and in compliance with, the Mexico JV Acquisition Agreement; and

(h) any Subsidiary may liquidate or dissolve if (i) the Borrower determines in good faith that such liquidation or dissolution is in the best interest of the Borrower and the Subsidiaries and is not materially disadvantageous to the Lenders and (ii) if such Subsidiary is a Loan Party, any assets or business of such Subsidiary not otherwise disposed of or transferred in accordance with this Section 6.03 and Section 6.04 or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, a Loan Party after giving effect to such liquidation or dissolution.

Section 6.04 Limitation on Dispositions. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any Equity Interests of such Subsidiary to any Person, except:

(a) Dispositions of surplus, obsolete or worn out Property and Property no longer used or useful in the conduct of the business of the Borrower or any Subsidiary in the ordinary course of business;

(b) the lapse, abandonment, cancellation or non-exclusive license of any immaterial Intellectual Property in the ordinary course of business;

(c) Dispositions of inventory or goods held for sale in the ordinary course of business;

(d) Dispositions permitted by Section 6.03 (excluding Section 6.03(e) and Section 6.03(h));

(e) any sale or issuance of (i) the Equity Interests of any Subsidiary to Holdings, the Borrower or any Subsidiary Guarantor and (ii) the Equity Interests of any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party;

(f) any Disposition of other assets for fair market value not to exceed $2,500,000 per fiscal year of Holdings; provided that (i) no Default or Event of Default exists or would result therefrom, (ii) at least 75% of the total consideration for any such Disposition shall be received by the Borrower and the Subsidiaries in the form of cash and Cash Equivalents (in each case, free and clear of all Liens at the time received, other than non-consensual Liens permitted by Section 6.02) and (iii) the requirements of Section 2.07(a), to the extent applicable, are complied with in connection therewith;

(g) transfers of condemned Property as a result of the exercise of “eminent domain” or other similar policies to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such Property as part of an insurance settlement;

(h) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding agreements; provided that the requirements of Section 2.07(a), to the extent applicable, are complied with in connection therewith;

(i) the sale or discount, in each case without recourse and in the ordinary course of business, of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables);

(j) transfers of Property by (i) Holdings or the Borrower to any Subsidiary Guarantor, (ii) any Subsidiary Guarantor to Holdings, the Borrower or any other Subsidiary Guarantor or (iii) any Subsidiary that is not a Loan Party to (A) Holdings, the Borrower or any Subsidiary Guarantor for no more than fair market value or (B) any other Subsidiary that is not a Loan Party;

(k) dispositions and/or terminations of leases, subleases, licenses and sublicenses in the ordinary course of business and which do not materially interfere with the business of the Borrower or any of the Subsidiaries;

(l) Dispositions of Cash Equivalents;

(m) Dispositions of Property (other than Equity Interests or all or substantially all of the assets of Holdings, the Borrower or any of their Subsidiaries) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(n) the unwinding of any Swap Contract in accordance with its terms;

(o) to the extent constituting Dispositions, (i) Liens permitted by Section 6.02, (ii) Restricted Payments permitted by Section 6.05 (excluding Section 6.05(h)),(iii) Investments permitted by Section 6.07, and (iv) Sale and Leasebacks permitted by Section 6.09; and

(p) (i) the Shoals Facility Lease Termination and (ii) Dispositions of machinery and equipment in connection with the closing of the Shoals Facility to the Mexican Subsidiaries or otherwise, including any further Dispositions of such machinery and equipment by the Mexican Subsidiaries.

To the extent any Collateral is Disposed of as expressly permitted by this Section 6.04 to any Person that is not a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effectuate the foregoing.

Section 6.05 Limitation on Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that so long as no Default or Event of Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a) the Borrower or any Subsidiary may make Restricted Payments to another Loan Party;

(b) the Borrower or any Subsidiary may make Restricted Payments to Holdings the proceeds of which will be used to pay the Tax Distribution Amount or any Parent Expenses;

(c) Holdings may declare and make Restricted Payments on any class of Equity Interests of Holdings payable solely in the form of Qualified Equity Interests of Holdings;

(d) the Borrower or any Subsidiary may make Restricted Payments to, directly or indirectly, purchase the Equity Interests of Holdings from present or former officers, directors, consultants, agents or employees (or their estates, trusts, family members or former spouses) of Holdings, the Borrower or any Subsidiary upon the death, disability, retirement or termination of the applicable officer, director, consultant, agent or employee; provided that the aggregate amount of payments under this Section 6.05(d) shall not exceed $1,000,000 in any calendar year; provided, further, that such amount in any calendar year may be increased by an amount not to exceed the sum of:

(i) the net cash proceeds received from key man life insurance policies received by Holdings or any Subsidiary; plus

(ii) to the extent contributed to the Borrower as common equity, the net cash proceeds from the sale of Equity Interests (other than Disqualified Equity Interests) of Holdings to directors, consultants, officers or employees of Holdings, the Borrower or any Subsidiary in connection with permitted employee compensation and incentive arrangements, to the extent the net cash proceeds from the sale of such Equity Interests have not otherwise been applied for another purpose; minus

(iii) the amount of any Restricted Payments previously made with the net cash proceeds described in the foregoing clauses (i) and (ii);

(e) non-cash repurchases of Equity Interests of Holdings deemed to occur upon exercise of stock options or warrants or the settlement or vesting of other equity awards if such Equity Interests represent a portion of the exercise price of such options or warrants or similar equity incentive awards;

(f) the Borrower or any Subsidiary may make Restricted Payments to consummate the Transactions;

(g) the Borrower may make Restricted Payments to allow Holdings to make cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of any such Person;

(h) to the extent constituting Restricted Payments, the Borrower or any Subsidiary may enter into and consummate transactions expressly permitted by any provision of Section 6.03, Section 6.04 (other than Section 6.04(o)) and Section 6.08 (other than Section 6.08(b));

(i) to the extent constituting Restricted Payments, the Borrower may make Investments permitted by Section 6.06(v);

(j) to the extent constituting Restricted Payments, the Borrower may make (i) payments to the Mexico Facility Landlord in accordance with the Mexico Facility Lease, including any security deposits required thereby, and (ii) payments, including royalty payments, made to the Gil Family in connection with the Mexico JV Transaction;

(k) any non-Wholly Owned Subsidiary may declare and pay cash dividends to its equity holders generally so long as Holdings, the Borrower or the applicable Subsidiary which owns the Equity Interests in the Subsidiary paying such dividend receives at least its proportional share thereof (based upon its relative holding of the class of Equity Interests in the Subsidiary paying such dividends); and

(l) Holdings may issue the Warrants on the Closing Date in accordance with Section 4.02(r).

Any loan or advance made by the Borrower to Holdings pursuant to Section 6.06(s) shall be in lieu of, and shall correspondingly reduce, the amount of the applicable Restricted Payment that the Borrower would otherwise have been permitted to make pursuant to the applicable clause of this Section 6.05.

Section 6.06 Limitation on Investments. Make or hold, directly or indirectly, any Investments, except:

(a) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(b) Investments by Holdings, the Borrower or any of their Subsidiaries in cash and Cash Equivalents and Investments in assets that were Cash Equivalents when such Investment was made;

(c) Investments by Holdings or any of the Subsidiaries in the Borrower or any of the Subsidiaries; provided that (x) any Investment made by any Subsidiary that is not a Loan Party in any Loan Party pursuant to this Section 6.06(c) shall be subordinated in right of payment to the Loans pursuant to the Subordinated Intercompany Note and (y) the aggregate amount of such Investments in Subsidiaries that are not Loan Parties shall not exceed $1,000,000 at any one time outstanding;

(d) guarantees by Holdings or any of its Subsidiaries of leases (other than Capital Leases) or of other obligations of the Borrower or any of the Subsidiaries that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(e) loans or advances to officers, directors, managers and employees of Holdings or any of its Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdings directly from such issuing entity (provided that the amount of such loans and advances shall be contributed to the Borrower in cash as common equity) and (iii) for any other purpose not described in the foregoing clauses (i) and (ii); provided that the aggregate principal amount of all loans and advances outstanding at any time under this Section 6.06(e) shall not exceed $500,000;

(f) Investments to the extent that payment for such Investments is made solely with Equity Interests (other than Disqualified Equity Interests) of Holdings;

(g) Investments by the Borrower or any of the Subsidiaries in joint ventures or similar arrangements in an aggregate amount at any one time outstanding not to exceed $1,000,000 (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(h) Investments (including debt obligations and Equity Interests) received in the ordinary course of business by the Borrower or any Subsidiary in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, suppliers and customers arising out of the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(i) Investments by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party;

(j) Investments (i) existing or contemplated pursuant to legally binding written commitments on the Closing Date and set forth on Schedule 6.06 and any modification, replacement, renewal or extension thereof and (ii) existing on the Closing Date by Holdings or any Subsidiary in the Borrower or any other Subsidiary and any modification, replacement, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such original Investment as set forth on Schedule 6.06 or as otherwise permitted by this Section 6.06;

(k) Investments in Swap Contracts permitted under Section 6.01(f);

(l) Investments arising as a result of payments permitted by Section 6.07(a);

(m) consummation of the Transactions pursuant to and in accordance with the Loan Documents;

(n) Investments arising directly out of the receipt by the Borrower or any Subsidiary of non-cash consideration for any sale of assets permitted under Section 6.04; provided that, in the case of any sale made in reliance on Section 6.04(f), such non-cash consideration shall in no event exceed 25% of the total consideration received for such sale;

(o) Investments consisting of the licensing or contribution of Intellectual Property pursuant to joint marketing arrangements with other persons;

(p) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(q) to the extent constituting Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of Intellectual Property, in each case in the ordinary course of business;

(r) advances of payroll payments to employees in the ordinary course of business;

(s) loans or advances by the Borrower to Holdings in an aggregate amount not to exceed the amount of Restricted Payments permitted to be made to Holdings in accordance with Section 6.05;

(t) so long as no Event of Default shall have occurred and be continuing or would result therefrom, additional Investments in an aggregate amount at any one time outstanding not to exceed $3,000,000; provided that no Investment may be made pursuant to this Section 6.06(t) in any Subsidiary for the purpose of making a Restricted Payment prohibited pursuant to Section 6.05;

(u) Investments in FreightCar (Shanghai) Trading Co., Ltd. to fund operations and overhead expenses in an aggregate amount not to exceed $500,000 in any fiscal year;

(v) [reserved];

(w) Investments (i) funded solely with deposits from customers or (ii) funded partially with deposits from customers; provided, that any portion of such Investment not funded by customer deposits shall be required to be permitted under another clause of this Section 6.06; and

(x) to the extent constituting Investments, guarantee obligations of the Borrower or any Subsidiary of leases (other than Capital Lease Obligations), customer contracts or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business.

Section 6.07 Limitation on Prepayments; Modifications of Debt Instruments, Certain Material Agreements and Organizational Documents.

(a) Make or offer to make (or give any notice in respect thereof) any payment, prepayment, repurchase or redemption of, or voluntarily or optionally defease, or otherwise satisfy prior to the scheduled maturity thereof in any manner, any Junior Indebtedness, or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, except:

(i) any Permitted Refinancing Debt in respect thereof; and

(ii) the Borrower or any Subsidiary may convert any Junior Indebtedness to Qualified Equity Interests of Holdings;

(b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, (i) any of the terms of the Revolving Loan Documents other than in accordance with the Intercreditor Agreement or (ii) any of the terms of any Junior Indebtedness or any Scheduled Material Agreement, other than any such amendment, modification, waiver, change or consent which is not, and could not reasonably be expected to be, adverse in any material respect to the interests of the Lenders; or

(c) amend, restate, supplement or otherwise modify any of its Organizational Documents or any agreement to which it is a party with respect to its Equity Interests (including any stockholders’ agreement), or enter into any new agreement with respect to its Equity Interests, other than any such amendments, modifications or changes or such new agreements which are not, and could not reasonably be expected to be, adverse in any material respect to the interests of the Lenders.

Section 6.08 Limitation on Transactions with Affiliates.

Enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Holdings, the Borrower or any Subsidiary (other than between or among Loan Parties), unless such transaction is (i) otherwise not prohibited under this Agreement and (ii) upon fair and reasonable terms no less favorable to Holdings, the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate, except that the following shall be permitted:

(a) the Transactions as contemplated by, and in accordance with, the Loan Documents;

(b) Restricted Payments permitted under Section 6.05 (other than Section 6.05(h));

(c) Investments permitted under Section 6.06;

(d) employment and severance arrangements between Holdings, the Borrower and their Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans, stock incentive plans and employee benefit plans and arrangements in the ordinary course of business;

(e) payment of reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the board of directors (or equivalent governing body) of Holdings, the Borrower or any Subsidiary, as applicable;

(f) payments to or from, and transactions with, joint ventures (to the extent any such joint venture is an Affiliate solely as a result of Investments by Holdings, the Borrower or any Subsidiary in such joint venture) in the ordinary course of business to the extent otherwise permitted under Section 6.06;

(g) [reserved];

(h) payments to the Mexico Facility Landlord made pursuant to the Mexico Facility Lease, including any security deposits required thereby;

(i) payments, including royalty payments, made to the Gil Family in connection with the Mexico JV Transaction; and

(j) transactions pursuant to agreements, instruments or arrangements in existence on the Closing Date and set forth in Schedule 6.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect.

For the avoidance of doubt, this Section 6.08 shall not apply to employment, bonus, retention and severance arrangements with, and payments of compensation or benefits to or for the benefit of, current or former employees, consultants, officers or directors of the Group Members in the ordinary course of business. For purposes of this Section 6.08, any transaction with any Affiliate shall be deemed to have satisfied the standard set forth in clause (ii) of the first sentence of this Section 6.08 if such transaction is approved by a majority of the Disinterested Directors of the board of directors (or equivalent governing body) of Holdings, the Borrower or such Subsidiary, as applicable. “Disinterested Director” shall mean, with respect to any Person and transaction, a member of the board of directors (or equivalent governing body) of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction.

Section 6.09 Limitation on Sale and Leasebacks.

Enter into any arrangement, directly or indirectly, with any Person whereby it shall Dispose of any Property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property which it intends to use for substantially the same purpose or purposes as the Property being sold or transferred (any such transaction, a “Sale and Leaseback”), unless (i) the Disposition of such Property is entered into in the ordinary course of business and is made for cash consideration in an amount not less than the fair market value of such Property, (ii) the Disposition of such Property is permitted by Section 6.04 and is consummated within 10 Business Days after the date on which such Property is sold or transferred, (iii) any Liens arising in connection therewith are permitted under Section 6.02, and (iv) such Sale and Leaseback would be permitted under Section 6.01, assuming the Attributable Indebtedness with respect to such Sale and Leaseback constituted Indebtedness under Section 6.01.

Section 6.10 Limitation on Changes in Fiscal Periods.

Permit the fiscal year of Holdings to end on a day other than December 31 or change Holdings’ method of determining fiscal quarters.

Section 6.11 Limitation on Burdensome Agreements. Enter into or suffer to exist or become effective any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its properties or revenues, whether now owned or hereafter acquired, to secure the Obligations or (b) the ability of any Subsidiary to (i) make Restricted Payments in respect of any Equity Interests of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary, (ii) make loans or advances to, or other Investments in, Holdings, the Borrower or any other Subsidiary or (iii) transfer any of its properties to Holdings, the Borrower or any other Subsidiary, except for any such restrictions that:

(a) exist under this Agreement and the other Loan Documents;

(b) (x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 6.11) are listed on Schedule 6.11 hereto and (y) to the extent restrictions permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any Permitted Refinancing Debt in respect thereof, so long as such restrictions are not (taken as a whole) materially less favorable to the Lenders than those in the original Indebtedness;

(c) are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary, so long as such restrictions were not entered into solely in contemplation of such Person becoming a Subsidiary;

(d) are customary restrictions and conditions contained in any agreement relating to any Disposition permitted by Section 6.04 pending the consummation of such Disposition; provided that such restrictions and conditions apply only to the property that is the subject of such Disposition and not to the proceeds to be received by the Group Members in connection with such Disposition;

(e) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.06 and applicable solely to such joint venture;

(f) are restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.01(c) (solely to the extent such restriction relates to assets the acquisition, construction, repair, replacement, lease or improvement of which was financed by such Indebtedness);

(g) are customary restrictions in leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate solely to the assets subject thereto;

(h) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary;

(i) are customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business;

(j) exist under the Revolving Loan Documents or the Mexican ABL Credit Facility; and

(k) are amendments, modifications, restatements, refinancings or renewals of the agreements, contracts or instruments referred to in Section 6.11(a) through Section 6.11(i) above; provided that such amendments, modifications, restatements, refinancings or renewals, taken as a whole, are not materially more restrictive with respect to such encumbrances and restrictions than those contained in such predecessor agreements, contracts or instruments.

Section 6.12 Limitation on Lines of Business. Enter into any material line of business, except for those lines of business in which Holdings, the Borrower and their Subsidiaries are engaged on the Closing Date or that are reasonably related thereto or are reasonable extensions thereof.

Section 6.13 Limitation on Activities of Holdings. In the case of Holdings, notwithstanding anything to the contrary in this Agreement or any other Loan Document:

(a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations or own any assets other than (i) its ownership of the Equity Interests of its Subsidiaries and activities incidental thereto and Investments by or in Holdings permitted hereunder and activities incidental thereto, (ii) activities incidental to the maintenance of its existence and compliance with applicable laws and legal, tax and accounting matters related thereto and activities relating to its employees, (iii) activities relating to the performance of obligations under the Loan Documents and the documentation governing other permitted Indebtedness to which it is a party, (iv) the making of Restricted Payments permitted to be made by Holdings pursuant to Section 6.05, (v) the receipt of Restricted Payments permitted to be made to Holdings under Section 6.05, (vi) activities related to the Transactions and in connection with the Loan Documents, (vii) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Borrower, (viii) holding any other property received by it as a distribution from any of its Subsidiaries and making further distributions with such property, (ix) providing indemnification to officers, managers and directors, (x) holding director and shareholder meetings, preparing organizational records and other organizational activities required to maintain its separate organizational structure or to comply with Requirements of Law, (xi) filing tax reports and paying taxes and other customary obligations related thereto in the ordinary course (and contesting any taxes), (xii) entering into and performance of obligations with respect to contracts and other arrangements in connection with the activities contemplated by this Section 6.13, (xiii) the preparation of reports to any Governmental Authority and to its shareholders, (xiv) the performance of obligations under and compliance with its Organizational Documents, any demands or requests from or requirements of a Governmental Authority or any Requirement of Law, order, judgment, decree or permit, including as a result of or in connection with the activities of its Subsidiaries; (xv) any activities incidental to the foregoing or customary for passive holding companies, and (xvi) transactions pursuant to agreements, instruments or arrangements in existence on the Closing Date and set forth on Schedule 6.13; or

(b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (i) the Obligations, (ii) Guarantee Obligations in respect of Indebtedness incurred under Section 6.01(d), (iii) Indebtedness specifically permitted to be incurred by Holdings under Section 6.01, (iv) obligations with respect to its Equity Interests, (v) non-consensual obligations imposed by operation of law, and (vi) obligations pursuant to agreements, instruments or arrangements in existence on the Closing Date and set forth on Schedule 6.13.

Section 6.14 Minimum Liquidity Covenant. Commencing on December 31, 2020, maintain as of the last day of each month, Liquidity of not less than $20,000,000.

Section 6.15 Limitation on Capital Expenditures. Make any Capital Expenditures of the Borrower or any Subsidiary in the ordinary course of business for any fiscal year of Holdings (or, for the fiscal year in which the Closing Date occurs, the period from the Closing Date to the end of such fiscal year) ending with the last day of any fiscal year set forth below to exceed the amount set forth below opposite such fiscal year of Holdings:

Fiscal Year	Capital Expenditures
From the Closing Date to December 31, 2020	$6,000,000
2021	$4,000,000
2022	$10,000,000
2023	$6,500,000
2024	$2,000,000
2025	$2,000,000

provided, however, that (a) up to 25% of any such amount specified above for any such fiscal year may be used in the immediately preceding fiscal year, in which case the amount specified above for such fiscal year shall be reduced by the amount used in the prior year, (b) any such amount specified above for any such fiscal year, if not expended in the fiscal year for which it is permitted, may be carried over for expenditure in the immediately following fiscal year and not in any subsequent fiscal year (the “Capital Expenditure Carryover Amount”), (c) any Capital Expenditures made in a particular fiscal year shall first be deemed to have been made with the portion of Capital Expenditures permitted for such fiscal year before the Capital Expenditure Carryover Amount is applied to such fiscal year, and (d) with respect to any unused amounts for the 2020 fiscal year, the Capital Expenditure Carryover Amount shall not exceed 50% of the unused amount for the 2020 fiscal year, and no portion of the Capital Expenditures amount with respect to the 2021 fiscal year may be added to the amount with respect to the 2020 fiscal year.

ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES

Section 7.01 Events of Default. On and after the Closing Date, each of the following events shall constitute an Event of Default:

(a) the Borrower or any other Loan Party shall fail to pay (i) any principal of any Loan, any Prepayment Premium with respect thereto or any Reimbursement Obligations when due in accordance with the terms of this Agreement and the other Loan Documents, whether at the due date thereof or at a fixed date for payment thereof or by acceleration thereof or otherwise or (ii) any interest on any Loan or any fee or other amount (other than an amount referred to in clause (i)) payable hereunder or under any other Loan Document within three Business Days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

(b) any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document or in any document or certificate delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(c) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01(a), Section 5.01(b), Section 5.03(a), Section 5.05(a), Section 5.11, Section 5.15, Section 5.16, Section 5.17 or Article VI; or

(d) any Loan Party shall fail to observe or perform any other covenant, condition or agreement contained in this Agreement or any other Loan Document (other than as provided in Section 7.01(a), Section 7.01(b) or Section 7.01(c)), and such failure continues unremedied or unwaived for a period of 30 days after the earlier of (i) the date an officer of such Loan Party becomes aware of such default and (ii) receipt by the Borrower of notice from the Disbursing Agent or the Required Lenders of such default; or

(e) (i) any Loan Party shall (A) fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable beyond any applicable grace period in respect thereof; or (B) fail to observe or perform any other term, covenant, agreement or condition relating to any Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holders or beneficiaries of such Material Indebtedness (or a trustee or agent on behalf of such holders or beneficiaries) to cause, with or without the giving of notice, the lapse of time or both, such Material Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer to purchase by the obligor; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined, or as such comparable term may be used and defined, in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Loan Party is the “Defaulting Party” (as defined, or as such comparable term may be used and defined, in such Swap Contract) or (B) any “Termination Event” (as defined, or as such comparable term may be used and defined, in such Swap Contract) under such Swap Contract as to which any Loan Party is an Affected Party (as defined, or as such comparable term may be used and defined, in such Swap Contract) and, in either event, the Swap Termination Value owed by any Loan Party as a result thereof is greater than $5,000,000; or

(f) (i) a court of competent jurisdiction shall enter a decree or order for relief in respect of any Loan Party in an involuntary case under any Debtor Relief Law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any Loan Party under any Debtor Relief Laws now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Loan Party, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Loan Party for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Loan Party, and any such event described in this clause (ii) shall continue for 60 days without having been dismissed, bonded or discharged; or

(g) (i) any Loan Party shall have an order for relief entered with respect to it or shall commence a voluntary case under any Debtor Relief Law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Loan Party shall make any assignment for the benefit of creditors; or (ii) any Loan Party shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of any Loan Party (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 7.01(f); or

(h) there occurs one or more ERISA Events which has resulted or could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or

(i) one or more judgments shall be rendered against any Loan Party and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Loan Party to enforce any such judgment and such judgment either (i) is for the payment of money in an aggregate amount in excess of $5,000,000 (to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) or (ii) is for injunctive relief and could reasonably be expected to result in a Material Adverse Effect; or

(j) at any time after the execution and delivery thereof, (i) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement for any reason other than Payment in Full shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Security Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or Payment in Full) or shall be declared null and void, or the Collateral Agent shall not have or shall cease to have a valid and perfected Lien on any material portion of the Collateral purported to be covered by the Security Documents with the priority required by the relevant Security Document, in each case, for any reason other than (x) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (y) as a result of the Collateral Agent’s failure to maintain possession of any stock certificates or other instruments delivered to it under the Security Documents, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party or shall contest the validity or perfection of any Lien on any Collateral (other than, solely with respect to perfection, any Excluded Perfection Assets) purported to be covered by the Security Documents; or

(k) any Change of Control shall occur; or

(l) there shall have occurred the termination of, or the receipt by any Loan Party of notice of the termination of, or the occurrence of any event or condition which would, with the passage of time or the giving of notice or both, constitute an event of default under or permit the termination of, any one or more Material Agreements of any Loan Party;

(m) any Junior Indebtedness or any guarantees thereof shall cease for any reason to be validly subordinated to the Obligations as provided in the documentation governing such Junior Indebtedness or any Loan Party shall contest the subordination of any Junior Indebtedness or any guarantees thereof; or

(n) at any time after the execution and delivery thereof, any Intercreditor Agreement shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared null and void; or

(o) there shall have occurred any changes in tariffs or trade conditions applicable to the Loan Parties’ products or businesses that could reasonably be expected to result in a Material Adverse Effect.

Section 7.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Disbursing Agent shall, at the request of, or may, with the consent of, the Required Lenders take any or all of the following actions:

(a) terminate the Commitments;

(b) ~~(a)~~ declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable (including any Prepayment Premium which shall be due and payable as a result of the acceleration of such principal amounts within the time periods specified in Section 2.06(b)), without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c) ~~(b)~~ exercise on behalf of itself ~~and~~, the Lenders and LC Provider all rights and remedies available to it and the Lenders under the Loan Documents or at law or in equity;

provided, however, that upon the occurrence of any Event of Default described in Section 7.01(f) or Section 7.01(g), the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid (including any Prepayment Premium which shall be due and payable as a result of the acceleration of such principal amounts within the time periods specified in Section 2.06(b)) shall automatically become due and payable without further act of the Disbursing Agent or any Lender.

Section 7.03 Application of Funds. Subject to the Intercreditor Agreement, after the exercise of remedies provided for in Section 7.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 7.02), any amounts received on account of the Obligations shall be applied by the Disbursing Agent or the Collateral Agent, as the case may be, in the following order:

first, pro rata to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Disbursing Agent and Collateral Agent) payable to the Disbursing Agent and the Collateral Agent in their capacities as such and that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Calculation Agent (as defined in the Reimbursement Agreement)) payable to the Calculation Agent in its capacity as such;

second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, Prepayment Premium, Reimbursement Obligations (as defined in clause (a) of the definition thereof) and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations arising under the Loan Documents, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and the Reimbursement Obligations not paid pursuant to any of the foregoing clauses, ratably among the Lenders and LC Provider in proportion to the respective amounts described in this clause Fourth payable to them; and

last, the balance, if any, after Payment in Full, to the Borrower or as otherwise required by Requirements of Law.

With respect to level fourth of the foregoing proceeds waterfall, LC Provider agrees that, upon the Disbursing Agent’s request, it shall promptly confirm to the Disbursing Agent the Reimbursement Obligations owing to it, and the Disbursing Agent shall be entitled to conclusively rely on such information in making any distributions to LC Provider and shall incur no liability for making distributions in reliance thereon. In furtherance of the foregoing, in no event shall the Disbursing Agent be required to distribute any amounts under level fourth above unless and until LC Provider has provided such information to the Disbursing Agent.

ARTICLE VIII

THE DISBURSING AGENT AND THE COLLATERAL AGENT

Section 8.01 Appointment and Authority.

(a) Each Lender (which term includes the LC Provider for purposes of this Article VIII) hereby designates and appoints U.S. Bank National Association to act as Disbursing Agent and Collateral Agent for such Lender under this Agreement and the other Loan Documents, and U.S. Bank National Association hereby accepts such appointment on the Closing Date subject to the terms hereof. Each Lender hereby irrevocably authorizes the Disbursing Agent and the Collateral Agent in such capacities, through their agents or employees, to take such actions on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to the Disbursing Agent and the Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Concurrently herewith, each Lender directs the Disbursing Agent and the Collateral Agent, and the Disbursing Agent and the Collateral Agent are authorized, to enter into this Agreement and the other Loan Documents and any other related agreements in the forms presented to such Agent. For the avoidance of doubt, each Lender agrees that it will be subject to and bound by the terms of this Agreement and the other Loan Documents. The provisions of this Section 8.01(a) are solely for the benefit of the Agents and the Lenders, and no Loan Party shall have rights as a third party beneficiary of any such provisions (other than with respect to the Borrower’s consent rights under Section 8.06).

(b) Each Lender agrees that in any instance in which this Agreement provides that an Agent’s consent may not be unreasonably withheld, provide for the exercise of an Agent’s reasonable discretion, or provides to a similar effect, it shall not in its instructions (or, by refusing to provide instruction) to such Agent withhold its consent or exercise its discretion in an unreasonable manner. It is expressly agreed and acknowledged that each Agent is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Security Documents. No Agent shall have liability for any failure, inability or unwillingness on the part of any party to provide accurate and complete information on a timely basis to such Agent, or otherwise on the part of any such party to comply with the terms of this Agreement or any other Loan Document, and shall have no liability for any inaccuracy or error in the performance or observance on any Agent’s part of any of its duties hereunder or under any other Loan Document that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(c) For purposes of clarity, and without limiting any rights, protections, immunities or indemnities afforded to either Agent hereunder (including without limitation this Section 8.01(c)), phrases such as “satisfactory to the [Disbursing] [Collateral] Agent,” “approved by the [Disbursing] [Collateral] Agent,” “acceptable to the [Disbursing] [Collateral] Agent,” “as determined by the [Disbursing] [Collateral] Agent,” “in the [Disbursing] [Collateral] Agent’s discretion,” “selected by the [Disbursing] [Collateral] Agent,” “elected by the [Disbursing] [Collateral] Agent,” “requested by the [Disbursing] [Collateral] Agent,” and phrases of similar import that authorize and permit an Agent to approve, disapprove, determine, act or decline to act in its discretion shall be subject to such Agent receiving written direction from the Lenders (other than the LC Provider, in its capacity as such) or Required Lenders, as applicable, to take such action or to exercise such rights. Nothing contained in this Agreement shall require any Agent to exercise any discretionary acts.

Section 8.02 Rights as a Lender. Any Person serving as the Disbursing Agent or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Disbursing Agent or the Collateral Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include any Person serving as the Disbursing Agent or the Collateral Agent hereunder in its capacity as a Lender. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any of its Subsidiaries or other Affiliate thereof as if such Person were not the Disbursing Agent or the Collateral Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.03 Exculpatory Provisions.

(a) Neither the Disbursing Agent nor the Collateral Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents to which it is a party, and no implied covenants, duties, obligations or liabilities shall be read into this Agreement or any other Loan Documents on the part of either Agent. The duties of the Disbursing Agent and the Collateral Agent hereunder and in each other Loan Document shall be administrative in nature. Without limiting the generality of the foregoing, the Disbursing Agent and the Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii) except as to any matters not expressly provided for in this Agreement (including collection of any promissory notes) or any matter that would require the Disbursing Agent or the Collateral Agent to exercise any discretion hereunder or under any other Loan Document, shall not have any duty to take any discretionary action or exercise any discretionary powers, and shall not be required to exercise any discretion or take any action, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders (excluding the LC Provider, in its capacity as such) as shall be expressly provided for herein or in the other Loan Documents), and such instructions shall be binding; provided that neither the Disbursing Agent nor the Collateral Agent shall be required to take any action (i) unless it is furnished with an indemnification satisfactory to such Agent with respect thereto or (ii) that, in its opinion or the opinion of its counsel, may expose the Disbursing Agent or the Collateral Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law; and

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as the Disbursing Agent or the Collateral Agent or any of its Affiliates in any capacity.

(b) Neither the Disbursing Agent nor the Collateral Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders (excluding the LC Provider, in its capacity as such) as shall be necessary, or as the Disbursing Agent or the Collateral Agent shall believe in good faith shall be necessary, under the circumstances as provided herein or under the other Loan Documents), or (ii) in the absence of its own gross negligence or willful misconduct (as determined by a final judgment issued by a court of competent jurisdiction no longer subject to appeal). The Disbursing Agent and the Collateral Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to an officer of the Disbursing Agent and the Collateral Agent with direct responsibility for administration of this Agreement in writing by the Borrower or a Lender (excluding the LC Provider, in its capacity as such).

(c) The Disbursing Agent and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or in any other Loan Document.

(d) Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Disbursing Agent and the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Requirements of Law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

(e) Each party to this Agreement acknowledges and agrees that the Collateral Agent may from time to time use one or more outside service providers for the tracking of all UCC financing statements (and/or other collateral related filings and registrations from time to time) required to be filed or recorded pursuant to this Agreement or the other Loan Documents and the notification to the Collateral Agent, of, among other things, the upcoming lapse or expiration thereof, and that each of such service providers will be deemed to be acting at the request and on behalf of the Borrower. The Collateral Agent shall not be liable for any action taken or not taken by any such service provider.

(f) Neither the Disbursing Agent nor the Collateral Agent shall be liable for any action taken in good faith and reasonably believed by it to be within the powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action (including without limitation for refusing to exercise discretion or for withholding its consent in the absence of its receipt of, or resulting from a failure, delay or refusal on the part of any Lender to provide, written instruction to exercise such discretion or grant such consent from any such Lender, as applicable). Neither the Disbursing Agent nor the Collateral Agent shall be liable for any error of judgment made by it in good faith (or by any officer or other employee of such Agent) unless it shall be determined pursuant to a non-appealable judgment of a court of competent jurisdiction that such Agent was grossly negligent in ascertaining the relevant facts. Nothing herein or in any other Loan Document or related documents shall obligate any Agent to advance, expend or risk its own funds, or to take any action which in its reasonable judgment may cause it to incur any expense or financial or other liability for which it is not indemnified to its satisfaction.

(g) Neither the Disbursing Agent nor the Collateral Agent shall be liable for any indirect, special, punitive or consequential damages (including but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action. Any permissive grant of power to any Agent hereunder shall not be construed to be a duty to act. Before acting hereunder, the Disbursing Agent and the Collateral Agent shall be entitled to request, receive and rely upon such certificates and opinions as either of them may reasonably determine appropriate with respect to the satisfaction of any specified circumstances or conditions precedent to such action. In no event shall the Disbursing Agent or the Collateral Agent be responsible or liable for: (i) delays or failures in performance resulting from acts beyond its control, including but not limited to, acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters, the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, (ii) any delay, error omission or default of any mail, telegraph, cable or wireless agency or operator, or (iii) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. Neither the Disbursing Agent nor the Collateral Agent shall be liable for interest on any money received by it. For the avoidance of doubt, the Disbursing Agent’s and the Collateral Agent’s rights, protections, indemnities and immunities provided herein shall apply to such Agent for any actions taken or omitted to be taken under this Agreement or any other Loan Documents and any other related agreements in any of their respective capacities. The Disbursing Agent and the Collateral Agent shall not be required to take any action under this Agreement, the other Loan Documents or any related document if taking such action (A) would subject the Disbursing Agent and the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax, or (B) would require the Disbursing Agent and the Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified.

(h) Neither the Disbursing Agent nor the Collateral Agent shall have any liability for any failure, inability or unwillingness on the part of any Lender or Loan Party to provide accurate and complete information on a timely basis to such Agent, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall not have any liability for any inaccuracy or error in the performance or observance on such Agent’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(i) The Disbursing Agent and the Collateral Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents such Agent is permitted or required to take or to grant. Without limiting Section 8.03(a)(ii), if the Disbursing Agent or the Collateral Agent shall request any such instructions, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders (or such other number or percentage of the Lenders (excluding the LC Provider, in its capacity as such) as shall be expressly provided for herein or in the other Loan Documents), and such Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, the Lenders shall not have any right of action whatesoever against the Disbursing Agent or the Collateral Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders (or such other number or percentage of the Lenders (excluding the LC Provider, in its capacity as such) as shall be expressly provided for herein or in the other Loan Documents).

(j) The Disbursing Agent shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of LIBOR, Term SOFR (or other applicable Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. The Disbursing Agent shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of LIBOR, Term SOFR (or other applicable Benchmark) and absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Required Lenders and the Borrower, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties. The Disbursing Agent shall not have any liability for any interest rate published by any publication that is the source for determining the interest rates of the Loans, including but not limited to the Reuters Screen (or any successor source), or for any rates compiled by the ICE Benchmark Administration or any successor thereto, or for any rates published on any publicly available source, including without limitation the Federal Reserve Bank of New York’s Website, or in any of the foregoing cases for any delay, error or inaccuracy in the publication of any such rates, or for any subsequent correction or adjustment thereto.

Section 8.04 Reliance by Disbursing Agent. Each of the Disbursing Agent and the Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Disbursing Agent may presume that such condition is satisfactory to such Lender unless the Disbursing Agent shall have received written notice to the contrary from such Lender prior to the making of such Loan. Each of the Disbursing Agent and the Collateral Agent may consult, at the expense of the Borrower, with legal counsel of its own choosing (who may, but need not, be counsel for the Borrower or any Lender), independent accountants and other experts and advisors selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants, advisors or experts. Neither Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any of the other Loan Documents, except for its or their own gross negligence or willful misconduct (as determined by a final judgment issued by a court of competent jurisdiction no longer subject to appeal). Without limiting the generality of the foregoing, each Agent: (i) makes no warranty or representation to any Lender or any other Person and shall not be responsible to any Lender or any other Person for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or the other Loan Documents; (ii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the other Loan Documents or any related documents on the part of the Loan Parties or any other Person or to inspect the property (including the books and records) of the Loan Parties; (iii) shall not be responsible to any Lender or any other Person for the due execution, legality, validity, enforceability, genuineness, sufficiency, ownership, transferability, perfection, priority or value of any Collateral, this Agreement, the other Loan Documents, any related document or any other instrument or document furnished pursuant hereto or thereto; and (iv) shall incur no liability under or in respect of this Agreement or any other Loan Document by relying on, acting upon (or by refraining from action in reliance on) any notice, consent, certificate, instruction or waiver, report, statement, opinion, direction or other instrument or writing (which may be delivered by telecopier, email, cable or telex, if acceptable to it) believed by it to be genuine and believed by it to be signed or sent by the proper party or parties. Neither Agent shall have any liability to any of the Loan Parties or any Lender or any other Person for any of the Loan Parties’ or any Lender’s, as the case may be, performance of, or failure to perform, any of their respective obligations and duties under this Agreement or any other Loan Document. Each of the Disbursing Agent and the Collateral Agent shall be afforded all of the rights, powers, immunities and indemnities set forth in this Agreement in all of the other Loan Documents to which it is a signatory as if such rights, powers, immunities and indemnities were specifically set out in each such other Loan Document.

Section 8.05 Delegation of Duties. Each of the Disbursing Agent and the Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through, or delegate any and all such rights and powers to, any one or more sub-agents appointed by the Disbursing Agent or the Collateral Agent, as applicable. The Disbursing Agent and the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Disbursing Agent and the Collateral Agent and any such sub-agent, and shall apply, without limiting the foregoing, to their respective activities as the Disbursing Agent and the Collateral Agent. The Disbursing Agent and the Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that the Disbursing Agent or the Collateral Agent acted with gross negligence or willful misconduct in the selection of such sub-agents or attorneys-in-fact as determined by a court of competent jurisdiction in a final and non-appealable judgment.

Section 8.06 Resignation of the Disbursing Agent or the Collateral Agent.

(a) The Disbursing Agent or the Collateral Agent may at any time give written notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, which (i) shall be a financial institution with an office in New York, or an Affiliate of any such financial institution with an office in New York, and (ii) so long as no Event of Default shall have occurred and be continuing, shall be acceptable to the Borrower (such consent not to be unreasonably withheld or delayed). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Disbursing Agent or Collateral Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Disbursing Agent or Collateral Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Disbursing Agent or Collateral Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) With effect from the Resignation Effective Date (i) the retiring Disbursing Agent or Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (ii) except for any accrued but unpaid fees, unreimbursed expenses or any indemnity payments owed to the retiring Disbursing Agent or Collateral Agent, all payments, communications and determinations provided to be made by, to or through the Disbursing Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Disbursing Agent or Collateral Agent as provided for above. Upon the acceptance of a successor’s appointment as Disbursing Agent or Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Disbursing Agent or Collateral Agent (other than any rights to accrued but unpaid fees, unreimbursed expenses or any indemnity payments owed to the retiring Disbursing Agent or Collateral Agent), and the retiring Disbursing Agent or Collateral Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Disbursing Agent or Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Disbursing Agent’s or Collateral Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article VIII and Section 9.05 shall continue in effect for the benefit of such retiring Disbursing Agent or Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Disbursing Agent or Collateral Agent was acting as Disbursing Agent or Collateral Agent, as applicable.

(c) Any resignation by U.S. Bank National Association, as Disbursing Agent, shall also constitute its resignation as Collateral Agent.

Section 8.07 Non-Reliance on Disbursing Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Disbursing Agent, the Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Disbursing Agent, the Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Neither Agent shall be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or statement delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectability, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto, or of the financial condition of any Loan Party, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the other Loan Documents or the financial condition of any Loan Party, or the existence of any Event of Default or any Default.

Section 8.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, neither Agent shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Disbursing Agent, the Collateral Agent or a Lender hereunder or thereunder.

Section 8.09 Disbursing Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Disbursing Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Disbursing Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under Section 2.05 and Section 9.05) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Disbursing Agent and, in the event that the Disbursing Agent shall consent to the making of such payments directly to the Lenders, to pay to the Disbursing Agent and the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Disbursing Agent and the Collateral Agent and their respective agents and counsel, and any other amounts due to the Disbursing Agent and the Collateral Agent under this Agreement and the other Loan Documents, including Section 2.05 and Section 9.05.

Section 8.10 Collateral and Guaranty Matters.

(a) Each of the Lenders irrevocably authorizes the Disbursing Agent and the Collateral Agent to:

(i) release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (x) upon Payment in Full, (y) that is sold or otherwise disposed of as part of or in connection with any sale or other Disposition permitted under the Loan Documents or (z) subject to Section 9.01, if approved, authorized or ratified in writing by the Required Lenders or such other number or percentage of Lenders (excluding the LC Provider, in its capacity as such) required hereby;

(ii) subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(h); and

(iii) release any Guarantor from its obligations under the Guarantee and Collateral Agreement (x) upon Payment in Full or (y) if such Guarantor ceases to be a Subsidiary as a result of a transaction permitted under and in accordance with the Loan Documents.

Any such release of guarantee obligations or security interests shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

Any such release of Liens shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. In no event shall the Disbursing Agent or the Collateral Agent be obligated to execute or deliver any document evidencing any release, subordination or re-conveyance without receipt of a certificate executed by a Responsible Officer of the Loan Party or Loan Parties disposing of such property certifying that such release, subordination or re-conveyance, as applicable, complies with this Agreement and the other Loan Documents, and that all conditions precedent to such release, subordination or re-conveyance have been complied with. Upon request by the Disbursing Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Disbursing Agent’s or the Collateral Agent’s authority to release, subordinate or re-convey its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 8.10.

(b) The Disbursing Agent and the Collateral Agent hereby disclaim any representation or warranty to the Lenders concerning, and shall not be responsible for or have a duty to ascertain or inquire into the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Disbursing Agent or the Collateral Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral. Neither Agent makes any representation as to the value, sufficiency or condition of the Collateral or any part thereof, as to the title of the Loan Parties to the Collateral, or as to the security afforded by the Guarantee and Collateral Agreement or any other Loan Document. Neither Agent shall be responsible for insuring the Collateral or for the payment of Taxes, charges, assessments or liens upon the Collateral. Neither Agent shall be responsible for the maintenance of the Collateral, except as expressly provided in the immediately following sentence when the Collateral Agent has possession of the Collateral. Neither Agent shall have any duty to the Lenders as to any Collateral in its possession or in the possession of someone under its control or in the possession or control of any agent or nominee of such Agent or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord such of the Collateral as may be in its possession substantially the same care as it accords similar assets held for the benefit of third parties and the duty to account for monies received by it. Neither Agent shall be under an obligation independently to request or examine insurance coverage with respect to any Collateral. Neither Agent shall be liable for the acts or omissions of any bank, depositary bank, custodian, independent counsel of any Loan Party or any other party selected by such Agent with reasonable care or selected by any other party hereto that may hold or possess Collateral or documents related to Collateral, and neither Agent shall be required to monitor the performance of any such Persons holding Collateral. For the avoidance of doubt, neither Agent shall be responsible to the Lenders for the perfection of any Lien or for the filing, form, content or renewal of any UCC financing statements, fixture filings, mortgages, deeds of trust and such other documents or instruments. The Lenders shall be solely responsible for, and shall arrange for, the filing and continuation of financing statements or other filing or recording documents or instruments for the perfection of security interests in the Collateral. The Collateral Agent shall not be responsible for the preparation, form, content, sufficiency or adequacy of any such financing statements.

(c) In connection with the exercise of any rights or remedies in respect of, or foreclosure or realization upon, any Real Property-related Collateral pursuant to this Agreement or any other Loan Document, the Collateral Agent shall not be obligated to take title to or possession of Real Property in its own name, or otherwise in a form or manner that may, in its reasonable judgment, expose it to liability. In the event that the Collateral Agent deems that it may be considered an “owner or operator” under any Environmental Laws or otherwise cause the Collateral Agent to incur, or be exposed to, any Environmental Liability or any liability under any other federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, either to resign as the Collateral Agent subject to the terms and conditions of Section 8.06 or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Agent will not be liable to any Person for any Environmental Liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or Release or threatened Release of any Materials of Environmental Concern into the environment.

(d) In connection with any tax affidavit or similar instrument required to be filed or delivered by the Collateral Agent in connection with any Mortgage, the Collateral Agent shall complete such tax affidavit or similar instrument pursuant to the information provided to it in a certificate executed by a Responsible Officer of the Borrower. The Collateral Agent shall be entitled to conclusively rely on the information provided to it in such certificate and shall not be liable to the Loan Parties, the Lenders or any other Person for its acting in reliance thereon. The Borrower shall indemnify the Collateral Agent for any losses the Collateral Agent may incur as a result of its reliance on such certificate of the Borrower, including without limitation, any losses relating to any incorrect or misleading information provided in any tax affidavit based upon information contained in the certificate of the Borrower.

(e) Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Disbursing Agent, the Collateral Agent and each Lender hereby agree that (i) the LC Provider, solely in its capacity as such, shall not have any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Guarantee and Collateral Agreement or to direct the Collateral Agent with respect thereto, (ii) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee and Collateral Agreement or any other Security Document, it being understood and agreed that all powers, rights and remedies under any of the Security Documents may be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms thereof, (iii) in the event of a foreclosure or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other Disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code) may be the purchaser or licensor of any or all of such Collateral at any such sale or other Disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled (either directly or through one or more acquisition vehicles), upon instructions from the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or Disposition, to use and apply any or all of the Obligations (other than Obligations owing to the Disbursing Agent or the Collateral Agent) as a credit on account of the purchase price for any collateral payable by the Collateral Agent (or such acquisition vehicle) at such sale or other Disposition.

Section 8.11 Withholding Tax. To the extent required by any Requirement of Law, the Disbursing Agent and the Collateral Agent may deduct or withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the IRS or any other Governmental Authority asserts a claim that the Disbursing Agent or the Collateral Agent, as the case may be, did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Disbursing Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless the Disbursing Agent and the Collateral Agent fully for all amounts paid, directly or indirectly, by such Agent as Tax or otherwise, including any penalties, additions to Tax or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Disbursing Agent or the Collateral Agent, as the case may be, shall be conclusive absent manifest error. Each Lender hereby authorizes the Disbursing Agent and the Collateral Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to such Agent under this Section 8.11. The agreements in this Section 8.11 shall survive the resignation and/or replacement of the Disbursing Agent and the Collateral Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other Obligations.

Section 8.12 No Reliance on Agents’ Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on either Agent to carry out such Lender’s or its Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other anti-terrorism law, including any programs involving any of the following items relating to or in connection with the Borrower, its Affiliates or agents, the Loan Documents or the transactions hereunder: (a) any identity verification procedures, (b) any record keeping, (c) any comparisons with government lists, (d) any customer notices or (e) any other procedures required under the CIP Regulations or such other laws.

Section 8.13 Erroneous Payments. If a payment is made by the Disbursing Agent (or its Affiliates) in error (whether known to the recipient or not) or if a Lender or another recipient of funds is not otherwise entitled to receive such funds at such time of such payment or from such Person in accordance with the Loan Documents, then such Lender or recipient shall forthwith on demand repay to the Disbursing Agent the portion of such payment that was made in error (or otherwise not intended (as determined by the Disbursing Agent) to be received) in the amount made available by the Disbursing Agent (or its Affiliate) to such Lender or recipient, with interest thereon, for each day from and including the date such amount was made available by the Disbursing Agent (or its Affiliate) to it to but excluding the date of payment to the Disbursing Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Disbursing Agent in accordance with banking industry rules on interbank compensation. Each Lender and other party hereto waives the discharge for value defense in respect of any such payment.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Amendments and Waivers. (a) None of the terms or provisions of this Agreement or any other Loan Document may be waived, supplemented or otherwise modified except in accordance with the provisions of this Section 9.01. The Required Lenders and each Loan Party party to the relevant Loan Document may, from time to time, (x) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (y) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that, in addition to such Required Lender consent (except as otherwise set forth below), no such waiver, amendment, supplement or modification shall:

(i) forgive the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligations, postpone, extend or delay any scheduled date of any amortization payment, or reduce or waive any amortization payment in respect of any Loan, postpone, extend or delay any date fixed for, or reduce or waive the stated rate of, any interest, premium, fee or other amounts (other than principal) due to the Lenders and payable hereunder or under any other Loan Document (except that, for the avoidance of doubt, (x) mandatory prepayments pursuant to Section 2.08 may be postponed, extended, delayed, reduced, waived or modified with the consent of the Required Lenders and (y) any waiver of any increase in the interest rate pursuant to Section 2.11(c) may be made with the consent of the Required Lenders), or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the written consent of each Lender directly affected thereby;

(ii) amend, modify or waive any provision of this Section 9.01 or reduce any percentage specified in the definition of “Required Lenders”, consent to the assignment or transfer by the Borrower of any of its rights or obligations under this Agreement or the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Guarantee Obligations of Holdings or the value of the Guarantee Obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement and the other Loan Documents other than in accordance with the provisions of the Loan Documents, in each case without the consent of all Lenders;

(iii) amend, modify or waive any provision of Article VIII or any other provision affecting the rights, duties or obligations of the Disbursing Agent (including, without limitation, in connection with the adoption of any Benchmark Replacement Conforming Changes) without the consent of the Disbursing Agent;

(iv) amend, modify or waive any provision of Article VIII or any other provision affecting the rights, duties or obligations of the Collateral Agent (including, without limitation, in connection with the adoption of any Benchmark Replacement Conforming Changes) without the consent of the Collateral Agent;

(v) amend, modify or waive the pro rata sharing provisions of Section 2.14, Section 2.18 or Section 9.07(a) without the consent of each Lender directly and adversely affected thereby;

(vi) impose modifications or restrictions on assignments and participations that are more restrictive than, or additional to, those set forth in Section 9.06 without the consent of each Lender; or

(vii) amend, modify or waive any provision of the Reimbursement Agreement without the consent of the LC Provider, Holdings and the Disbursing Agent (but the consent of the Required Lenders shall not be required).

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Disbursing Agent, the Collateral Agent, and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders, the Disbursing Agent and the Collateral Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section 9.01. In connection with any amendment, waiver or modification hereunder or execution of any additional agreements or amendments as contemplated by this Agreement, each Agent shall be entitled to request an officer’s certificate from the Borrower certifying that such amendment, waiver or modification is authorized and permitted by the terms of this Agreement and the other Loan Documents, and each Agent shall be fully protected in relying upon the same and shall incur no liability for any actions or omissions taken or omitted to be taken in reliance thereon.

Section 9.02 Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 9.02(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

(i) if to Holdings or the Borrower, to FreightCar America, Inc. at 125 S. Wacker Drive, Suite 1500, Chicago, Illinois 60606, Attention of Chris Eppel (Telephone No. (312) 928-0052; Email: ceppel@freightcar.net);

(ii) if to the Disbursing Agent or the Collateral Agent, to U.S. Bank National Association at 214 N. Tryon Street, 27th Floor, Charlotte, North Carolina 28202, Attention of CDO Trust Services/James Hanley (Facsimile No.: (704) 335-4670; Telephone No.: (302) 576-3714; Email: james.hanley1@usbank.com); and

(iii) if to a Lender, to it at its address (or facsimile number) set forth on the signature pages hereof, in a separate notice provided to the Disbursing Agent and the Borrower or in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications, to the extent provided in Section 9.02(b), shall be effective as provided in Section 9.02(b).

(b) Electronic Communications.

(i) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including email and internet or intranet websites) pursuant to procedures approved by the Agents and the Required Lenders; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Agents that it is incapable of receiving notices under such Section by electronic communication. The Agents, any Lender or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(ii) Unless the Disbursing Agent, the Collateral Agent or the Lenders otherwise prescribe, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement) and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, in the case of each of the foregoing clauses (i) and (ii), if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the Borrower and the Disbursing Agent.

(d) Platform.

(i) The Borrower agrees that the Disbursing Agent may, but shall not be obligated to, make any Approved Electronic Communications available to the Lenders by posting such Approved Electronic Communications on the Platform.

(ii) The Platform and any Approved Electronic Communications are provided “as is” and “as available.” None of the Agents nor any of their respective Related Parties warrants the accuracy, adequacy or completeness of the Platform or any Approved Electronic Communications and each expressly disclaims liability for errors or omissions in the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent or any of their respective Related Parties in connection with the Platform or the Approved Electronic Communications. Each party hereto agrees that no Agent has any responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Approved Electronic Communication or otherwise required for the Platform. In no event shall any Agent or any of its Related Parties have any liability to any Loan Party, any Lender or any other Person or entity for damages of any kind, whether or not based on strict liability and including, without limitation, (A) direct damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or any Agent’s transmission of communications through the Platform, except to the extent the same resulted primarily from the gross negligence or willful misconduct of such Agent or its Related Parties, in each case as determined by a court of competent jurisdiction in a final and non-appealable judgment or (B) indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or any Agent’s transmission of communications through the Platform. In no event shall any Agent or any of its Related Parties have any liability for any damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems, except to the extent the same resulted primarily from the gross negligence or willful misconduct of such Agent or its Related Parties, in each case as determined by a court of competent jurisdiction in a final and non-appealable judgment.

(iii) Each Loan Party, each Lender and each Agent agrees that the Disbursing Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Disbursing Agent’s customary document retention procedures and policies.

(iv) All uses of the Platform shall be governed by and subject to, in addition to this Section 9.02, separate terms and conditions posted or referenced in such Platform and related agreements executed by the Lenders and their Affiliates in connection with the use of such Platform.

(v) Each Loan Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the Disbursing Agent, in each case as determined by a court of competent jurisdiction in a final and non-appealable judgment.

(vi) The Borrower and each Lender acknowledge that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to Section 5.02 or otherwise are being distributed through the Platform, any document or notice that the Borrower has indicated contains Non-Public Information shall not be posted on that portion of the Platform designated for Public Lenders. The Borrower agrees to clearly designate all information provided to the Disbursing Agent by or on behalf of the Loan Parties which is suitable to make available to Public Lenders. If the Borrower has not indicated whether a document or notice delivered pursuant to Section 5.02 or otherwise contains Non-Public Information, the Disbursing Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material non-public information with respect to Holdings, the Borrower, its Subsidiaries and their respective securities.

(e) Public Side Information Contacts. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Requirements of Law, including the U.S. Federal and state securities Laws, to make reference to Approved Electronic Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of the U.S. Federal or state securities Laws. In the event that any Public Lender has elected for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) the Agents and other Lenders may have access to such information and (ii) neither the Borrower nor any Agent or other Lender with access to such information shall have (x) any responsibility for such Public Lender’s decision to limit the scope of information it has obtained in connection with this Agreement and the other Loan Documents or (y) any duty to disclose such information to such electing Lender or to use such information on behalf of such electing Lender, and shall not be liable for the failure to so disclose or use such information.

Section 9.03 No Waiver by Course of Conduct; Cumulative Remedies. None of the Agents or the Lenders shall by any act (except by a written instrument pursuant to Section 9.01), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Agent or Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Agent or Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Agent or Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section 9.04 Survival of Representations, Warranties, Covenants and Agreements. All representations, warranties, covenants and agreements made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery hereof and thereof and the making of the Loans and other extensions of credit hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Disbursing Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension hereunder, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied and so long as the Commitments have not expired or been terminated. The provisions of Section 2.15, Section 2.16, Section 2.17, Section 9.05, Section 9.19, Section 9.21, Section 9.22 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the Payment in Full, the expiration or termination of the Commitments, the resignation or removal of either Agent or the termination of this Agreement or any provision hereof.

Section 9.05 Payment of Expenses; Indemnity.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket costs and expenses incurred by the Disbursing Agent, the Collateral Agent, the Lenders and their respective Affiliates in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, the Warrants and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including the reasonable and documented out-of-pocket fees, charges and disbursements of counsel, (ii) all reasonable and documented out-of-pocket costs and expenses incurred by the Lenders in connection with any consultants retained by them to review and advise with respect to the Loan Parties’ operations and (iii) all out-of-pocket costs and expenses incurred by the Disbursing Agent, the Collateral Agent and each Lender (including the fees, charges and disbursements of any counsel for the Agents or any Lender) in connection with the enforcement or protection of any rights and remedies under this Agreement and the other Loan Documents, including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including in connection with any workout, restructuring or negotiations in respect of the Loans and the Loan Documents, including the reasonable fees, charges and disbursements of counsel.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Disbursing Agent (and any sub-agent thereof), the Collateral Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs and the costs of enforcing this indemnity), disbursements and out-of-pocket fees and expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), joint or several, of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted or awarded against any Indemnitee in any way relating to or arising out of or in connection with or by reason of (i) any actual or prospective claim, litigation, investigation or proceeding in any way relating to, arising out of, in connection with or by reason of any of the following, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, litigation or proceeding): (A) the execution, delivery, enforcement, performance or administration of any Loan Document or any other document delivered in connection with the transactions contemplated thereby or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) or the consummation of the transactions contemplated thereby or (B) any Commitment, any Credit Extension or the use or proposed use of the proceeds thereof; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, fees and expenses (1) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (2) arise out of any dispute solely among Indemnitees (other than any claims against an Indemnitee in its capacity or in fulfilling its role as an agent or arranger or any similar role hereunder or under any other Loan Document and other than any claims arising out of any act or omission of the Borrower or any of its Affiliates); or (ii) any actual or alleged presence or release of Materials of Environmental Concern on or from any property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries (clauses (i) and (ii), collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of such Indemnitee and regardless of whether such Indemnitee is a party thereto, and whether or not any such claim, litigation, investigation or proceeding is brought by the Borrower, its equity holders, its affiliates, its creditors or any other Person except for purposes of this clause (ii), to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, fees and expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 9.05(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by the Lenders. To the extent that the Borrower for any reason fails to indefeasibly indemnify the Disbursing Agent or the Collateral Agent or pay any amount required under Section 9.05(a) or Section 9.05(b) to be paid by it to the Disbursing Agent or Collateral Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to indemnify the Disbursing Agent and the Collateral Agent from and against any all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature, including, without limitation, the fees and expenses of its agents and attorneys, whatsoever which may be imposed on, incurred by or asserted against the Disbursing Agent or the Collateral Agent in performing their respective duties hereunder, or in any way relating to or arising out of this Agreement or any other Loan Document and pay to the Disbursing Agent or Collateral Agent or any such sub-agent or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Disbursing Agent or Collateral Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Disbursing Agent or Collateral Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this Section 9.05(c) are several and not joint.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Requirements of Law, none of Holdings, the Borrower or any Indemnitee shall assert (and Holdings shall cause its Subsidiaries not to assert), and each of Holdings, the Borrower or any Indemnitee hereby waives (and Holdings agrees to cause its Subsidiaries to waive), any claim against any Indemnitee or Holdings, the Borrower or any Subsidiary, as applicable, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any other document contemplated hereby, the transactions contemplated hereby or thereby, any Commitment or any Credit Extension, or the use of the proceeds thereof or such Person’s activities in connection therewith (whether before or after the Closing Date); provided that such waiver of special, indirect, consequential or punitive damages shall not limit the indemnification obligations of the Borrower under Section 9.05(b). No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials distributed by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby, other than as a result of the gross negligence or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction in a final and non-appealable judgment.

(e) Payments. All amounts due under this Section 9.05 shall be payable promptly after demand therefor.

Section 9.06 Successors and Assigns; Participations and Assignments.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any such assignment without such consent shall be null and void), and no Lender nor LC Provider may assign or otherwise transfer any of its rights or obligations hereunder or under the Reimbursement Agreement except (i) to an assignee in accordance with the provisions of Section 9.06(b), (ii) by way of participation in accordance with the provisions of Section 9.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.06(e). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 9.06(d) and, to the extent expressly contemplated hereby, Indemnitees and the Related Parties of each of the Disbursing Agent, the Collateral Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement; provided, however, that the parties hereto acknowledge that the Calculation Agent (as defined in the Reimbursement Agreement) is an intended and express third-party beneficiary of Section 7.03 of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce such provision of this Agreement.

(b) Assignments by Lenders and LC Provider. (1) Any Lender and LC Provider, upon notice to the Disbursing Agent, may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and/or the Reimbursement Agreement (including all or a portion of its ~~Commitment~~Commitments and the Loans and Reimbursement Obligations at the time owing to it and, in the case of LC Provider, its role as LC Provider under the Reimbursement Agreement); provided that any such assignment shall be subject to the following conditions:

(i)	Minimum Amounts.

(A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans and Reimbursement Obligations at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in Section 9.06(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned.

(B) In any case not described in Section 9.06(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) and Reimbursement Obligations, if any, or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans and the Reimbursement Obligations, if any, of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Disbursing Agent or, if “trade date” is specified in the Assignment and Assumption, as of such date) shall not be less than $1,000,000 unless, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan, Reimbursement Obligations or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except (x) to the extent required by Section 9.06(b)(i)(B) and (y) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund.

(iv) Processing Fee; Administrative Questionnaire. The parties to each assignment shall execute and deliver to the Disbursing Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Disbursing Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Disbursing Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries and (B) to the extent that the list thereof has been made available to the Lenders, any Disqualified Lender.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(vii) ~~Assignment of Reimbursement Agreement. If any Lender is also an~~ LC Provider~~, such Lender may not assign its Commitment or Loans unless such Lender also assigns a corresponding percentage of its rights as~~. LC Provider ~~under the~~may only assign its role as such and any Reimbursement ~~Agreement~~Obligations owing to it in whole and not in part, and there shall only be one LC Provider at any time.

(2) Subject to acknowledgment and recording thereof by the Disbursing Agent pursuant to Section 9.06(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, if the assignment is with respect to the role of LC Provider, the Reimbursement Agreement, and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and/or LC Provider under the Reimbursement Agreement, and the assigning Lender or LC Provider thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement and/or the Reimbursement Agreement, as applicable (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s or LC Provider’s rights and obligations under this Agreement or the Reimbursement Agreement, as the case may be, such Lender or LC Provider shall cease to be a party hereto or thereto) but shall continue to be entitled to the benefits of Section 2.15, Section 2.16 and Section 9.05 of this Agreement and Section 2(a)(v) and Section 4 of the Reimbursement Agreement, as the case may be, with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender (but not, for the avoidance of doubt, any LC Provider) of rights or obligations under this Agreement that does not comply with this Section 9.06(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.06(d).

(c) Register. The Disbursing Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and LC Provider, and the Commitments of, and principal amounts (and stated interest) of the Loans or Reimbursement Obligations owing to, each Lender and LC Provider pursuant to the terms hereof and of the other Loan Documents from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Disbursing Agent, the LC Provider and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder and/or the LC Provider under the Reimbursement Agreement for all purposes of this Agreement and the other Loan Documents. The Register shall be available for inspection by the Borrower ~~and~~, any Lender and the LC Provider during business hours of the Disbursing Agent at any reasonable time and from time to time upon reasonable prior notice. Notwithstanding the foregoing, the Disbursing Agent shall have no obligation to maintain, nor shall it have any liability in respect of maintaining, the Register with respect to assignments of the LC Provider role or Reimbursement Obligations prior to the Fourth Amendment Effective Date.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Disbursing Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, the Borrower or any of the Borrower’s Affiliates or Subsidiaries or a Disqualified Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it, but excluding the Reimbursement Obligations); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.05(c) with respect to any payments made by such Lender to its Participants.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i), (ii) and (v), of the proviso to Section 9.01(a) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 2.15, Section 2.16 and Section 2.17 (subject to the requirements and limitations therein, including the requirements in Section 2.16(g) (it being understood that the documentation required under Section 2.16(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.06(b); provided that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under Section 9.06(b); and (B) shall not be entitled to receive any greater payment under Section 2.15 or Section 2.16 with respect to any participation than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(a) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.07(b) as though it were a Lender; provided that such Participant agrees to be subject to Section 9.07(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Disbursing Agent (in its capacity as Disbursing Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.07 Sharing of Payments by Lenders; Set-off.

(a) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Disbursing Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section 9.07(a) shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement, or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any of its Affiliates, as to which the provision of this Section 9.07(a) shall apply.

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(b) Each of Holdings and the Borrower hereby irrevocably authorizes each Lender at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to Holdings or the Borrower, any such notice being expressly waived by each of Holdings and the Borrower, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such party to or for the credit or the account of Holdings or the Borrower, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of Holdings and the Borrower to such Lender hereunder and claims of every nature and description of such Lender against Holdings and the Borrower, in any currency, whether arising hereunder, under any other Loan Document or otherwise, as such Lender may elect, whether or not any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured; provided that such Lender complies with Section 9.07(a). Each Lender exercising any right of set-off shall notify Holdings and the Borrower promptly of any such set-off and the application made by such Lender of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 9.07 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

Section 9.08 Counterparts; Electronic Signatures.

(a) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. In proving this Agreement or any Loan Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party hereto by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

(b) The Agents are authorized and permitted to accept directions, certificates, requisitions, statements, notices, approvals, consents, requests, instructions, and any other communications (collectively, “Communications”) including but not limited to investment, account transfer, and payment instructions, via e-mail from an authorized corporate e-mail address as listed on an incumbency certificate provided by the applicable party to the Agents. The Borrower, any other Loan Party or any Lender may deliver any Communications, including but not limited to investment, account transfer, and payment instructions, to the Agents via e-mail, provided that such comes from one of the persons authorized on the incumbency certificate delivered pursuant to this section and from the respective authorized e-mail address. Any Communication via e-mail from the persons authorized on such incumbency certificate shall be considered signed by the person or persons designated by the applicable party. The Agents are authorized and permitted to accept Communications, including but not limited to investment, account transfer, and payment instructions, provided via electronic signature. The Borrower, any other Loan Party or any Lender may authorize or sign any Communications, including but not limited to investment, account transfer, and payment instructions, for the Collateral Agent using electronic signatures. Any electronic signature document delivered via email from a person authorized on the incumbency certificate delivered pursuant to this section shall be considered signed or executed by such person on behalf of the applicable party.

(c) Each of the parties hereto agrees on behalf of itself, and any Person acting or claiming by, under or through such party, that any written instrument delivered in connection with this Agreement or any other Loan Document or any related document, including without limitation any amendments or supplements to such documents, may be executed by electronic methods (whether by .pdf scan or utilization of an electronic signature platform or application). Any electronic signature document delivered via email from a person authorized on an incumbency certificate provided by any party to the Agents shall be considered signed or executed by such person on behalf of such party. Each of the Borrower and Holdings, on behalf of itself and the other Loan Parties, and each of the Lenders agrees to assume all risks arising out of the use of electronic methods for all purposes including the authorization, execution, delivery, or submission of documents, instruments, notices, directions, instructions, reports, opinions and certificates to the Agents, including without limitation the risk of either Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 9.09 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.10 Section Headings. The Section headings and Table of Contents used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Section 9.11 Integration. This Agreement and the other Loan Documents represent the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. There are no promises, undertakings, representations or warranties by any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

Section 9.12 Governing Law. THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW.

Section 9.13 Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents (whether arising in contract, tort or otherwise) to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive (subject to Section 9.13(c)) general jurisdiction of the courts of the State of New York sitting in the County of New York, the courts of the United States for the Southern District of New York sitting in the County of New York, and appellate courts from any thereof;

(b) agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York state court or, to the fullest extent permitted by applicable Requirements of Law, in such federal court;

(c) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Agreement or any other Loan Document shall affect any right that the Agents or the Lenders may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against it or any of its assets in the courts of any jurisdiction;

(d) waives, to the fullest extent permitted by applicable Requirements of Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 9.13(a) (and irrevocably waives to the fullest extent permitted by applicable Requirements of Law the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court);

(e) consents to service of process in the manner provided in Section 9.02 (and agrees that nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Requirements of Law);

(f) agrees that service of process as provided in Section 9.02 is sufficient to confer personal jurisdiction over the applicable party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and

(g) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages.

Section 9.14 Acknowledgments. Each of Holdings and the Borrower hereby acknowledges and agrees that:

(a) it was represented by counsel in connection with the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof; and

(b) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Agents and the Lenders or among the Group Members, the Agents and the Lenders.

Section 9.15 Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties and actual and potential financing sources (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with customary practices); (b) to the extent required or requested by any regulatory or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners or any other similar organization) purporting to have jurisdiction over such Person or its Related Parties (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any Governmental Authority or regulatory or self-regulatory authority exercising examination or regulatory authority, notify the Borrower as soon as practicable in the event of any such disclosure by such Person unless such notification is prohibited by law, rule or regulation); (c) to the extent required by applicable Requirements of Law or regulations or by any subpoena or similar legal process (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any Governmental Authority or regulatory or self-regulatory authority exercising examination or regulatory authority, notify the Borrower as soon as practicable in the event of any such disclosure by such Person unless such notification is prohibited by law, rule or regulation); (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same (or at least as restrictive) as those of this Section 9.15 (or as may otherwise be reasonably acceptable to the Borrower), to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans; (h) with the consent of the Borrower; or (i) to the extent that such Information (x) becomes publicly available other than as a result of a breach of this Section 9.15, (y) becomes available to any Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower other than as a result of a breach of this Section 9.15 or (z) was independently developed by any Agent, any Lender or any of their respective Affiliates. In addition, each of the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Credit Extensions. Notwithstanding anything herein to the contrary, the information subject to this Section 9.15 shall not include, and each of the Agents and the Lenders may disclose without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the Loans, the Transactions and the other transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Agents or the Lenders relating to such tax treatment and tax structure; provided that, with respect to any document or similar item that in either case contains information concerning such “tax treatment” or “tax structure” as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to such “tax treatment” or “tax structure.”

For purposes of this Section 9.15, “Information” shall mean all information received from Holdings, the Borrower or any of their Subsidiaries relating to Holdings, the Borrower or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to any Agent or any Lender on a non-confidential basis prior to disclosure by Holdings, the Borrower or any of their Subsidiaries; provided that, in the case of information received from Holdings, the Borrower or any of their Subsidiaries after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.15 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.16 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.16. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Section 9.17 PATRIOT Act Notice. Each Lender, the Disbursing Agent (for itself and not on behalf of any Lender) and the Collateral Agent hereby notifies each Loan Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name, address and taxpayer information number of each Loan Party and other information that will allow such

Lender, the Disbursing Agent or the Collateral Agent, as applicable, to identify such Loan Party in accordance with the PATRIOT Act. The Borrower shall, promptly following a request by any Lender, the Disbursing Agent or the Collateral Agent, provide all documentation and other information that such Lender, the Disbursing Agent or the Collateral Agent, as applicable, requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act.

Section 9.18 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable Requirements of Law, shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to Disbursing Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower.

Section 9.19 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Disbursing Agent, the Collateral Agent or any Lender, or the Disbursing Agent, the Collateral Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Disbursing Agent, the Collateral Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Disbursing Agent or the Collateral Agent, as applicable, upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Disbursing Agent or the Collateral Agent (as applicable), plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

Section 9.20 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of Holdings and the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between the Group Members and any Agent or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether any Agent or any Lender has advised or is advising the Borrower or any Subsidiary on other matters, (ii) the arranging and other services regarding this Agreement provided by the Agents and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Agents and the Lenders, on the other hand, (iii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) each of the Agents and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates or any other Person; (ii) none of the Agents and the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Agents and the Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by applicable Requirements of Law, each of Holdings and the Borrower hereby waives and releases any claims that it may have against the Agents and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.21 Judgment Currency. In respect of any judgment or order given or made for any amount due under this Agreement or any other Loan Document that is expressed and paid in a currency (the “judgment currency”) other than Dollars, the Loan Parties will indemnify the Disbursing Agent and any Lender against any loss incurred by them as a result of any variation as between (i) the rate of exchange at which the Dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange, as quoted by the Disbursing Agent or by a known dealer in the judgment currency that is designated by the Required Lenders, at which the Disbursing Agent or such Lender is able to purchase Dollars with the amount of the judgment currency actually received by the Disbursing Agent or such Lender. The foregoing indemnity shall constitute a separate and independent obligation of the Loan Parties and shall survive any termination of this Agreement and the other Loan Documents and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into Dollars.

Section 9.22 No Publicity. Except as otherwise permitted herein, each of Holdings and the Borrower agrees not to disclose to third parties (other than Persons who have a “need to know” in connection with the Transactions), the existence or terms and conditions of this Agreement or the other Loan Documents or the identities of the Lenders, unless required by law or with the written permission of the Lenders. The Borrower shall direct its Related Parties to comply with the terms of this section, and the Borrower will be responsible for any breach of the terms of this paragraph by its Related Parties. This provision shall survive any termination of this Agreement. Each of Holdings and the Borrower agrees that legal remedies available at law or in equity to the Lenders, including injunctive relief, may be appropriate in the event of a breach of this provision by Holdings or the Borrower.

Section 9.23 Intercreditor Agreement. Notwithstanding anything to the contrary contained in this Agreement, (i) the Liens granted to the Collateral Agent pursuant to this Agreement are expressly subject and subordinate to the Liens securing the Revolving Obligations (as defined in the Intercreditor Agreement) as and only to the extent set forth in the Intercreditor Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, with respect to any Collateral or assignment of claims forms, until the occurrence of the Payment In Full (as defined in the Intercreditor Agreement) of the Revolving Obligations, to the extent set forth in the Intercreditor Agreement, any obligation of any Loan Party under any Security Document or this Agreement with respect to the delivery or control of any Collateral, the notation of any lien on any certificate of title, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights, the obtaining of any consent of any Person or the provision of any assignment of claims form shall be subject and subordinate to the rights of the Revolving Loan Lender pursuant to the Revolving Loan Documents (as defined in the Intercreditor Agreement). To the extent that compliance by any Loan Party with any actions specified in the immediately preceding sentence would (x) conflict with the exercise of or direction by the Revolving Loan Lender of comparable rights, (y) require delivery of Collateral or provision of assignment of claims forms which can only be delivered to one Person or (z) be, under Requirements of Law, prohibited or unable to be completed, then the applicable Loan Party shall not have to take any such actions so long as the applicable Loan Party is, with respect to clause (x), complying with the exercise of, or direction by, the Revolving Loan Lender, with respect to clause (y), has delivered such Collateral or assignment of claims forms to the Revolving Loan Lender or any of its agents, and, with respect to clause (z), only so long as Requirements of Law would prevent such compliance. Any reference herein to the Lien of the Collateral Agent being “first priority” or words of similar effect shall mean that such Lien is a first priority Lien, subject only to the prior Lien securing the Revolving Obligations to the extent set forth in the Intercreditor Agreement and any other Permitted Prior Liens. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. Each Lender, by its execution and delivery of this Agreement, hereby authorizes and directs the Collateral Agent to enter into, execute and deliver the Intercreditor Agreement and to comply with each of the terms and provisions thereof.

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